UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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The Goldman Sachs Group, Inc.

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Goldman Sachs

The Goldman Sachs Group, Inc.
Annual Meeting of Shareholders Proxy Statement
2020

THE GOLDMAN SACHS GROUP, INC.—NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

The Goldman Sachs Group, Inc.

200 West Street, New York, New York 10282

Notice of 2020 Annual Meeting of Shareholders

ITEMS OF BUSINESS

∎	Item 1. Election to our Board of Directors of the 11 director nominees named in the attached Proxy Statement for a one-year term

∎	Item 2. An advisory vote to approve executive compensation (Say on Pay)

∎	Item 3. Ratification of the appointment of PwC as our independent registered public accounting firm for 2020

∎	Items 4–5. Consideration of certain shareholder proposals, if properly presented by each relevant shareholder proponent

∎	Transaction of such other business as may properly come before our 2020 Annual Meeting of Shareholders

TIME	8:30 a.m., New York time

DATE	Thursday, April 30, 2020

ACCESS*	Our Annual Meeting can be accessed virtually at: www.virtualshareholdermeeting.com/GS2020

RECORD DATE	March 2, 2020

The close of business on the record date is when it is determined which of our shareholders are entitled to vote at our 2020 Annual Meeting of Shareholders, or any adjournments or postponements thereof

*

In light of the coronavirus, or COVID-19, outbreak, for the safety of all of our people, including our shareholders, and taking into account recent federal, state and local guidance that has been issued, we have determined that the 2020 Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. If you plan to participate in the virtual meeting, please see Frequently Asked Questions. Shareholders will be able to attend, vote and submit questions (both before, and for a portion of, the meeting) from any location via the Internet.

Your vote is important to us. Please exercise your shareholder right to vote.

By Order of the Board of Directors,

Beverly L. O’Toole

Assistant Secretary

March 20, 2020

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting to be held on April 30, 2020. Our Proxy Statement, 2019 Annual Report to Shareholders and Notice of Settlement of Stockholder Derivative Action are available on our website at www.gs.com/proxymaterials. By March 20, 2020, we will have sent to certain of our shareholders a Notice of Internet Availability of Proxy Materials (Notice). The Notice includes instructions on how to access our Proxy Statement and 2019 Annual Report to Shareholders and vote online. Shareholders who do not receive the Notice will continue to receive either a paper or an electronic copy of our proxy materials, which will be sent on or about March 24, 2020. For more information, see Frequently Asked Questions.

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs

Letter from our Chairman and CEO	ii

Letter from our Lead Director	iii

Annex A: Calculation of Non-GAAP Measures	A-1

Annex B: Additional Details on Director Independence	B-1

This Proxy Statement includes forward-looking statements. These statements are not historical facts, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. Forward-looking statements include statements about our business and expense savings initiatives and interest expense savings and may relate to, among other things, our future plans and results, including our target ROE, ROTE, efficiency ratio and CET1 capital ratio, and how they can be achieved, and various legal proceedings or governmental investigations. It is possible that the firm’s actual results, including the incremental revenues and savings, if any, from such initiatives, and financial condition may differ, possibly materially, from the anticipated results, financial condition and incremental revenues and savings indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the firm’s future results and financial condition, see “Risk Factors” in Goldman Sachs’ Annual Report on Form 10-K for the year ended December 31, 2019. Statements about Goldman Sachs’ business and expense initiatives are subject to the risk that the firm’s businesses may be unable to generate additional incremental revenues or reduce expenses consistent with current expectations.

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs i

LETTER FROM OUR CHAIRMAN AND CEO

Letter from our Chairman and CEO	Goldman Sachs March 20, 2020

Fellow Shareholders:

I am pleased to invite you to attend the 2020 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc., to be held virtually via the Internet. Enclosed you will find a notice setting forth the items we expect to address during the meeting, a letter from our Lead Director, our Proxy Statement, a form of proxy and a copy of our 2019 Annual Report to Shareholders. Your vote is important to us: even if you do not plan to attend the meeting, we hope your vote will be represented.

As we issue this Proxy Statement, the world is facing a global health crisis and volatile market environment with significant unknowns related to COVID-19. It is a fluid and historic situation, and we are taking actions to support our people, their families and our clients. We have enacted business continuity plans so that we can continue to serve our clients while protecting the well-being of our people. Helping clients navigate dynamic environments is core to what we do, and we will stand by and assist them always.

In our 2019 letter to shareholders, which is included in the Annual Report, we discuss our purpose and core values as an organization, as well as our competitive strengths. We also outline our new operating approach and our strategic direction. To this end, we lay out our three-year targets and our path to mid-teen or higher ROEs over the longer term. We are building on and enhancing a set of market-leading businesses which, coupled with new growth initiatives, we are confident will carry us into a future of higher, more sustainable returns for shareholders.

I would like to personally thank you for your continued support of Goldman Sachs. The health and safety of all of our people, including you, our shareholders, remains paramount as we invest together in the future of this firm.

David M. Solomon

Chairman and Chief Executive Officer

OUR PURPOSE

We advance sustainable economic growth and financial opportunity

OUR CORE VALUES

Partnership	Integrity

Client Service	Excellence

Our core values have endured for over 150 years, driven by a spirit of partnership

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs ii

LETTER FROM OUR LEAD DIRECTOR

Letter from our Lead Director	Goldman Sachs March 20, 2020

To my fellow shareholders,

With the 2020 Annual Meeting fast approaching, I consider it my distinct privilege as your Lead Director to reflect upon the last year and share with you some of the highlights of the work of our Board. 2019 was, once again, an active year for our Board, with 58 regular Board and committee meetings, and for me, as Lead Director, with over 80 additional meetings, calls and engagements with the firm and its people, our shareholders, regulators and other stakeholders, including meetings with shareholders representing over 20% of our shares outstanding.

2019 was a year in which we reflected on the firm’s history. The firm’s 150th anniversary provided us with a unique opportunity to consider and reinforce the firm’s core values and purpose, which will serve as the cornerstone of our strategic priorities as we invest in the firm’s next 150 years. To this end, our new executive leadership team, David Solomon, John Waldron and Stephen Scherr, together with the entire firm, have worked tirelessly to chart the firm’s future course and bring both long-term value to our shareholders and enduring value to our communities.

Our Board has provided guidance and oversight throughout this process as part of our fundamental role as stewards of the firm. In this regard, we have engaged regularly with David, John and Stephen, providing insight and advice as they refined their strategic vision and developed and began to execute on a growth strategy that reflects the firm’s core values, leverages its foundational advantages and is grounded in sound risk management.

As a Board, during 2019 we engaged with senior management and leaders across the firm on businesses and strategies covering the full breadth of the firm’s franchises and on the development of new businesses, from the Investment Banking client coverage expansion, Transaction Banking, Marquee and Third Party Alternatives to the launch of the firm’s first credit card offering and the review of other organic and inorganic growth opportunities. In each case, we have seen David, John and Stephen redouble their commitment to harnessing the best the firm has to offer as we expand into new products and markets and invest in our core franchises to more effectively and efficiently deliver One Goldman Sachs to our clients and customers. The firm has also made significant efforts to bolster this clear strategic direction with a new operating approach that prioritizes a client-centric organizational structure while maintaining appropriate controls, a longer-term operating focus, a growth investment mindset and enhanced accountability and transparency.

Accountability and transparency were core themes of the firm’s inaugural Investor Day earlier this year. From the firm’s reorientation of its reporting segments to the announcement of medium-term (three-year) financial targets and detailed presentations during Investor Day, these steps are emblematic of our commitment to provide all of our stakeholders with additional insight into the firm’s strategic direction and drive greater accountability—both internally and externally—as the firm executes on these goals. As a Board, we strongly support senior management’s renewed commitment to these priorities, as we believe it will ultimately drive enhanced long-term value for our shareholders.

Our Board has been pleased with the steadfast commitment that our executive leadership team has shown over the past year and their willingness to make the necessary investments in our firm’s businesses, technology and people, which we believe will set the firm on a path to achieve its forward goals. In particular, we appreciate their commitment to the development of the firm’s “next generation” of leaders and doing so with a focus on our diverse professionals; the continued strength, depth and diversity of the firm’s leadership bench will be paramount to the firm’s long-term success. We will continue to engage with David, John and Stephen on this critical topic, and, as always, will seek out opportunities to engage with our next generation of leadership both in and outside of the boardroom.

Senior management is dedicated to operating the firm in a sustainable and inclusive way. Sustainability is core to the firm’s purpose, and at Investor Day David spoke about the importance of corporations focusing on the bottom line, but doing so sustainably and responsibly. Sustainability is also increasingly important to our clients, and in December 2019 the firm announced a new $750 billion sustainable finance target over the next ten years across

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs iii

LETTER FROM OUR LEAD DIRECTOR

the areas of climate transition and inclusive growth. Our Board wholeheartedly endorses this mindset, and sustainability-related considerations are a regular part of our Board and Committee discussions, whether it be climate risk considerations, updates from the firm’s new Sustainable Finance Group, discussion of our aspirational diversity goals and broader talent strategy or the impact we make on our communities through Corporate Engagement programs.

In closing, I want to confirm that our Board strongly believes that, to most effectively carry out our duties, our composition must reflect an appropriate diversity—broadly defined—of demographics, viewpoints, experiences and expertise. We believe our Board has significantly benefitted from the enhanced diversity we have achieved through our most recently added independent directors—Ellen Kullman, Drew Faust and Jan Tighe. Ongoing review of our Board’s composition is an item that will always be top of mind and on our agenda, and we remain committed to ensuring that our Board has an appropriate mix and balance of skills and experiences. To this end, we are actively engaged in an ongoing search for new directors, focused on candidates who will add to the diversity of our Board.

On behalf of our Board, I want to thank you for your ongoing support of both our Board and the firm. We are cognizant of the challenges and uncertainty posed by the spread of coronavirus, or COVID-19, for the firm, our people, our shareholders, our clients and other stakeholders, and our Board remains diligent and focused on its work. We value your investment and our ongoing engagement, which is invaluable to me and informs the work of our entire Board. Stay safe and healthy, and I look forward to continuing our dialogue in the year to come.

Adebayo O. Ogunlesi

Lead Director

iv Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

EXECUTIVE SUMMARY—2020 ANNUAL MEETING INFORMATION

Executive Summary

This summary highlights information from our Proxy Statement for the 2020 Annual Meeting. You should read the entire Proxy Statement carefully before voting. Please refer to our glossary in Frequently Asked Questions on page  79 for definitions of some of the terms and acronyms we use.

2020 Annual Meeting Information

DATE AND TIME	8:30 a.m., New York time Thursday, April 30, 2020

ACCESS*

Our Annual Meeting can be accessed virtually via the Internet at:

www.virtualshareholdermeeting.com/GS2020.

To participate (e.g., submit questions and/or vote), you will need the control number provided on your proxy card, voting instruction form or Notice. If you are not a shareholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.

RECORD DATE	March 2, 2020

*

In light of the coronavirus, or COVID-19, outbreak, for the safety of all of our people, including our shareholders, and taking into account recent federal, state and local guidance that has been issued, we have determined that the 2020 Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. At our virtual Annual Meeting, shareholders will be able to attend, vote and submit questions by visiting www.virtualshareholdermeeting.com/GS2020. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials. Additional information can also be found at www.gs.com/proxymaterials.

Matters to be Voted on at our 2020 Annual Meeting

	BOARD RECOMMENDATION	PAGE

Item 1. Election of Directors	FOR each director	9

Other Management Proposals

Item 2. An Advisory Vote to Approve Executive Compensation (Say on Pay)	FOR	57

Item 3. Ratification of PwC as our Independent Registered Public Accounting Firm for 2020	FOR	62

Shareholder Proposals

Item 4. Shareholder Proposal Regarding Right to Act by Written Consent Requests that the Board undertake steps to permit shareholder action without a meeting by written consent	AGAINST	65

Item 5. Shareholder Proposal Regarding Board Oversight of the “Statement on the Purpose of a Corporation” Requests that the Board provide oversight and guidance as to the firm’s implementation of the “Statement on the Purpose of a Corporation” signed by our Chairman and CEO	AGAINST	67

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 1

EXECUTIVE SUMMARY—STRATEGY AND PERFORMANCE HIGHLIGHTS

Strategy and Performance Highlights

We encourage you to read the following Strategy and Performance Highlights as background to this Proxy Statement.

2019 Highlights

2019 was the first full year for our Executive Leadership Team (our CEO, COO and CFO) in their new roles. Under their leadership, the firm developed a long-term growth strategy that is founded on a new operating approach for the firm.

 DEVELOPMENT & EXECUTION OF LONG-TERM GROWTH STRATEGY Grow and Strengthen Existing Businesses Higher Wallet Share Diversify our Products and Services More Durable Earnings Operate More Efficiently Higher Margins and Returns IMPLEMENTATION OF NEW OPERATING APPROACH Client-Centric Organizational Structure Delivering One Goldman Sachs Longer Term Operating Focus Multi-year financial planning process Investing for Growth Improving existing businesses and building new businesses Enhanced Accountability Transparency and performance targets

These initiatives also enabled the firm to announce the following financial targets at our first-ever Investor Day in January 2020:

MEDIUM-TERM (3-YEAR) FINANCIAL TARGETS(a)

ROE / ROTE	Efficiency Ratio	CET1 Ratio

>13% / >14%	~60%	13-13.5%

New business growth positions Goldman Sachs to generate mid-teens or higher returns over longer-term (next 5+ years)
(a) These targets should be viewed in the context of a normalized operating environment.

2 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

EXECUTIVE SUMMARY—STRATEGY AND PERFORMANCE HIGHLIGHTS

2019 Key Financial Performance Highlights—Consistent, Solid Net Revenue Performance

We achieved 2019 net revenues of approximately $36.5 billion, essentially unchanged from 2018, demonstrating revenue durability and the continued strength of our franchise following strong year-over-year growth in 2018.

Net Revenues ($bn)

2013 2014 2015 2016 2017 2018 2019 $34.4 $34.6 $34.1 $30.8 $32.7 $36.6 $36.5 2013-2017 Avg. $33.3

Our results reflect our 2019 litigation expense and our investments for growth(a), which together reduced our 2019 ROE in excess of 200 basis points:

10.0% ROE	10.6% ROTE(b)	68% Efficiency Ratio	5.4% BVPS Growth Year-Over-Year

$10.6bn Pre-Tax Earnings	$21.03 EPS	40.5% 1-Year TSR	13.3% Standardized CET1 Capital Ratio

(a)	Includes our investments in our digital platform, Marcus by Goldman Sachs, our credit card activities and our transaction banking activities.

(b)	For a reconciliation of this non-GAAP measure to the corresponding GAAP measure (ROE), please see Annex A: Calculation of Non-GAAP Measures.

The continued strength of our franchise, as well as the development and initial execution of our long-term growth strategy, is reflected in our strong 1-year TSR.

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 3

EXECUTIVE SUMMARY—STRATEGY AND PERFORMANCE HIGHLIGHTS

Key Business Highlights

INVESTMENT BANKING	GLOBAL MARKETS
Net Revenues: $7.6bn	Net Revenues: $14.8bn
#1 in M&A and Equity Underwriting(a)	#2 Institutional Client Franchise(b)

∎  The firm ranked #1 in worldwide announced and completed mergers and acquisitions and equity and equity-related offerings and common stock offerings for the year

∎  Net revenues were lower year-over-year, reflecting lower net revenues in Underwriting and Financial advisory, partially offset by higher net revenues in Corporate lending

∎  Net revenues in Fixed Income, Currency and Commodities (FICC) were higher year-over-year, driven by significantly higher net revenues in commodities and mortgages and higher net revenues in interest rate products within FICC intermediation

∎ Net revenues in Equities were essentially unchanged year-over-year, reflecting lower net revenues in derivatives within Equities intermediation and higher net revenues in Equities financing

ASSET MANAGEMENT	CONSUMER & WEALTH MANAGEMENT
Net Revenues: $9.0bn	Net Revenues: $5.2bn
World-Class Active Asset Manager	Premier Financial Advisor
∎ Net revenues were essentially unchanged year-over-year, reflecting higher net revenues in Equity investments, offset by significantly lower Incentive fees and lower Lending net revenues	∎ Record net revenues, including record Management and other fees in Wealth management ∎ Significant growth in Consumer banking net revenues, driven by higher net interest income
Record Firmwide Assets Under Supervision
∎ Firmwide assets under supervision increased $317 billion during the year (up 21%) to a record $1.86 trillion
(a) Source: Dealogic (b) Source: Coalition institutional client analytics for FY2018. Institutional clients only. Analysis excludes captive, and non-core products.

4 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

EXECUTIVE SUMMARY—COMPENSATION HIGHLIGHTS

Compensation Highlights (see Compensation Matters, beginning on page 31)

Highlights of our compensation program and 2019 Compensation Committee decisions for our NEOs are described below. It is important that you review our CD&A and compensation-related tables in this Proxy Statement for a complete understanding of our compensation program and 2019 compensation decisions.

2019 COMPENSATION

OUR NEOS	TOTAL COMPENSATION ($ IN MILLIONS)	YEAR-END EQUITY-BASED AWARDS ($ IN MILLIONS)

David M. Solomon, Chairman and CEO	$27.5	$17.85 (100% PSUs)	Equity amount at grant; PSUs subject to ongoing performance metrics (absolute & relative ROE)
John E. Waldron, President and COO	$24.5	$13.59 (100% PSUs)
Stephen M. Scherr, CFO	$22.5	$12.39 (100% PSUs)
John F.W. Rogers, EVP	$11.5	$6.0 (25% PSUs, 75% RSUs)
Karen P. Seymour, EVP & General Counsel	$9.0	$4.5 (25% PSUs, 75% RSUs)

2019 COMPENSATION REFLECTS Development & execution of long-term growth strategy Implementation of new operating approach Consistent, solid net revenue performance Strong individual performance Building foundation for more durable revenues over time Driving enhanced discipline, accountability and transparency Demonstrating continued strength of our franchise Exemplary leadership and tone at the top; first full year in role for Executive Leadership Team Compensation incentivizes continued long-term, sustainable growth and achievement of financial targets without undue emphasis on shorter-term results

2019 ANNUAL MEETING FEEDBACK

STAKEHOLDER ENGAGEMENT:	STAKEHOLDER FEEDBACK:	SAY ON PAY:
Extensive governance- related engagement with shareholders representing more than 35% of Common Stock outstanding and other key stakeholders	New PSU design for 2018 (continued for 2019) High percentage of performance-based pay Engagement and responsiveness Transparent proxy disclosure	~91% shareholder support for Say on Pay Vote reflects positive feedback for compensation program

DEMONSTRATED CONTINUED SUPPORT FOR OUR:

ENHANCEMENTS FOR 2019 COMPENSATION

Building upon what we heard from stakeholders, for 2019 compensation we introduced:

∎  New Performance Assessment Framework — enhances transparency regarding certain key factors considered by the Compensation Committee in connection with compensation decisions for our NEOs and other senior leaders (our Management Committee); also more closely aligns performance metrics and goals across our Management Committee with our firmwide forward strategy

∎  Granted PSUs beyond our Executive Leadership Team to our Management Committee — ties a portion of our Management Committee’s compensation to ongoing performance metrics and works to broadly incentivize the achievement of our strategic targets

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 5

EXECUTIVE SUMMARY—CORPORATE GOVERNANCE HIGHLIGHTS

Key Facts About our Board

Corporate Governance Highlights (see Corporate Governance, beginning on page 8)

KEY FACTS ABOUT OUR BOARD

We strive to maintain a well-rounded and diverse Board that balances financial industry expertise with independence, and the institutional knowledge of longer-tenured directors with the fresh perspectives brought by newer directors. Our directors bring to our Board a variety of skills and experiences developed across a broad range of industries, both in established and growth markets and in each of the public, private and not-for-profit sectors.

NOMINEE SKILLS & EXPERIENCES
5	11	11	6	5	8	3	10

FINANCIAL SERVICES INDUSTRY	COMPLEX OR REGULATED INDUSTRIES	RISK MANAGEMENT	TALENT DEVELOPMENT	TECHNOLOGY	PUBLIC COMPANY GOVERNANCE	AUDIT/TAX/ ACCOUNTING	GLOBAL

	KEY BOARD STATISTICS

	DIRECTOR NOMINEES	INDEPENDENCE OF NOMINEES

Board	11	9 of 11

Audit	4	All

Compensation	4	All

Governance	9	All

Public Responsibilities	3	All

Risk	6	5 of 6

12	46	22	> 215
BOARD MEETINGS IN 2019	STANDING COMMITTEE MEETINGS IN 2019	DIRECTOR SESSIONS IN 2019 WITHOUT MANAGEMENT PRESENT	MEETINGS OF LEAD DIRECTOR / COMMITTEE CHAIRS WITH OTHERS OUTSIDE OF BOARD MEETINGS

DIVERSITY OF NOMINEES ENHANCES BOARD PERFORMANCE

36%	~5 YEARS	64	54%	27%

NOMINEES WHO JOINED IN THE LAST 5 YEARS	MEDIAN TENURE	MEDIAN AGE	NOMINEES WHO ARE DIVERSE BY RACE, GENDER OR SEXUAL ORIENTATION	NOMINEES WHO ARE NON-U.S. OR DUAL CITIZENS

6 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

EXECUTIVE SUMMARY—CORPORATE GOVERNANCE HIGHLIGHTS

Director Nominees

DIRECTOR NOMINEES

			COMMITTEE MEMBERSHIP					OTHER CURRENT U.S.- LISTED PUBLIC BOARDS(a)
NAME/AGE/INDEPENDENCE	DIRECTOR SINCE	OCCUPATION/CAREER HIGHLIGHTS	AUD	COMP	GOV	PRC	RISK

David Solomon, 58 Chairman and CEO	October 2018	Chairman & CEO, The Goldman Sachs Group, Inc.						0

Adebayo Ogunlesi, 66 Independent Lead Director	October 2012	Chairman & Managing Partner, Global Infrastructure Partners	Ex-Officio		C	Ex-Officio		2

Michele Burns, 62 Independent	October 2011	Retired (Chairman & CEO, Mercer LLC; CFO of each of: Marsh & McLennan Companies, Inc., Mirant Corp. and Delta Air Lines, Inc.)		C	∎		∎	3

Drew Faust, 72 Independent	July 2018	Professor, Harvard University (Retired, President, Harvard University)		∎	∎	∎		0

Mark Flaherty, 60 Independent	December 2014	Retired (Vice Chairman, Wellington Management Company)	∎		∎		∎	0

Ellen Kullman, 64 Independent	December 2016	President & CEO, Carbon, Inc. (Retired, Chairman & CEO, E.I. du Pont de Nemours and Company)		∎	∎	C		3

Lakshmi Mittal, 69 Independent	June 2008	Chairman & CEO, ArcelorMittal S.A.		∎	∎	∎		1

Peter Oppenheimer, 57 Independent	March 2014	Retired (Senior Vice President and CFO, Apple, Inc.)	C		∎		∎	0

Jan Tighe, 57 Independent	December 2018	Retired (Vice Admiral, United States Navy)	∎		∎		∎	2

David Viniar, 64 Non-Employee	January 2013	Retired (CFO, The Goldman Sachs Group, Inc.)					∎	1

Mark Winkelman, 73 Independent	December 2014	Private investor	∎		∎		C	0

(a)	As per SEC rules.

C	Designates Committee Chairs.

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 7

CORPORATE GOVERNANCE—CORPORATE GOVERNANCE SNAPSHOT

Corporate Governance

Corporate Governance Snapshot

∎	Independent Lead Director with expansive duties

∎	Regular executive sessions of independent and non-employee directors

∎	CEO evaluation process conducted by our Lead Director with our Governance Committee

∎	Independent director focus on executive succession planning

∎	Comprehensive process for Board refreshment, including a focus on diversity and on succession for Board leadership positions

∎	Annual Board and Committee evaluations, which incorporate feedback on individual director performance (enhanced in 2019)

∎	Candid, one-on-one discussions between our Lead Director and each non-employee director supplementing formal evaluations

∎	Active, year-round shareholder engagement process, whereby we, including our Lead Director, meet and speak with our shareholders and other key stakeholders

∎	Board and Committee oversight of sustainability and other environmental, social and governance matters

∎	Directors may contact any employee of our firm directly, and our Board and its Committees may engage independent advisors at their sole discretion
∎	Annual elections of directors (i.e., no staggered board)

∎	Proxy access right for shareholders, which right was adopted proactively after engagement with shareholders. In addition, shareholders are welcome to continue to recommend director candidates for consideration by our Governance Committee

∎	Majority voting with resignation policy for directors in uncontested elections

∎	Shareholders holding at least 25% of our outstanding shares of Common Stock can call a special meeting of shareholders

∎	No supermajority vote requirements in our charter or By-laws

∎	Executive retention and share ownership requirements (as applicable), which require significant long-term share holdings by our NEOs

∎	Director share ownership requirement of 5,000 shares or RSUs, with a transition period for new directors

»	All RSUs granted as director compensation must be held for a director’s entire tenure on our Board. Directors are not permitted to hedge or pledge these RSUs

WORKING DYNAMICS Candid discussions Open access to management & information Focus on reputation BOARD COMPOSITION Broad range of skills & experiences Independence Diversity BOARD EFFECTIVENESS BOARD STRUCTURE Strong Lead Director role 5 standing Committees All independent directors on Governance Committee GOVERNANCE PRACTICES Candid self-evaluation Oversight of CEO/ management performance Board/management succession planning YEAR-ROUND ENGAGEMENT Broad range of stakeholders Proactive outreach Responsiveness to areas of focus 2019 FIRM & BOARD ENGAGEMENT IR meetings with >35% Common Stock Lead Director meetings with >20% Common Stock ACTIVE ENGAGEMENT RANGE OF TOPICS Corporate governance Firm performance Executive compensation Sustainability Reputational risk FEEDBACK PROVIDED Stakeholder feedback informs Board/Committee discussions

8 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

CORPORATE GOVERNANCE—ITEM 1. ELECTION OF DIRECTORS

Our Directors

Proposal Snapshot — Item 1. Election of Directors

What is being voted on: Election to our Board of 11 director nominees.

Board recommendation: After a review of the individual qualifications and experience of each of our director nominees and his or her contributions to our Board, our Board determined unanimously to recommend that shareholders vote FOR all of our director nominees.

Item 1. Election of Directors

OUR DIRECTORS

Board of Directors’ Qualifications and Experience

Our director nominees have a great diversity of experience and bring to our Board a wide variety of skills, qualifications and viewpoints that strengthen their ability to carry out their oversight role on behalf of shareholders.

DIVERSITY OF SKILLS AND EXPERIENCES

Financial services industry	Complex / Regulated industries	Global experience / Established & growth markets	Human Capital Management / Talent development

Academia	Technology / Cybersecurity	Audit, tax, accounting & preparation of financial statements	Compliance

Operations	Public policy & regulatory affairs / Military	Risk & financial products	Sustainability / ESG

Risk management		Public company / Corporate governance

CORE QUALIFICATIONS AND EXPERIENCES

Financial literacy		Demonstrated management/leadership ability

Strategic thinking		Leadership & expertise in their respective fields

Involvement in educational, charitable & community organizations		Extensive experience across public, private and not-for-profit sectors

Integrity & business judgment		Reputational focus

Diversity is an important factor in our consideration of potential and incumbent directors
OUR NOMINEES(a)

Our Governance Committee considers a number of demographics and other factors, including race, gender identity, ethnicity, sexual orientation, culture, nationality and work experiences (including military service), seeking to develop a board that, as a whole, reflects diverse viewpoints, backgrounds, skills, experiences and expertise.

Among the factors our Governance Committee considers in identifying and evaluating a potential director candidate is the extent to which the candidate would add to the diversity of our Board. The Committee considers the same factors in determining whether to re-nominate an incumbent director.

Diversity is also considered as part of the annual Board evaluation.

(a) Based on self-identified characteristics

4 WOMEN 1 BLACK 1 INDIAN DESCENT 1 CAREER MILITARY SERVICE 3 NON-U.S. OR DUAL CITIZENS

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 9

CORPORATE GOVERNANCE—ITEM 1. ELECTION OF DIRECTORS

Our Directors

Director Tenure: A Balance of Experience

Our nominees have a median tenure of approximately 5.3 years. This experience balances the institutional knowledge of our longer-tenured directors with the fresh perspectives brought by our newer directors.

No. of Directors 6 5 4 3 2 1 0 <5 YEARS 4 DIRECTORS 5-10 YEARS 6 DIRECTORS 5.3 years median tenure 10+ YEARS 1 DIRECTOR Years of Experience

Comprehensive Re-Nomination Process

Our Governance Committee appreciates the importance of critically evaluating individual directors and their contributions to our Board in connection with re-nomination decisions.

In considering whether to recommend re-nomination of a director for election at our Annual Meeting, our Governance Committee conducts a detailed review, considering factors such as:

∎ The extent to which the director’s judgment, skills, qualifications and experience (including that gained due to tenure on our Board) continue to contribute to the success of our Board and our firm;

∎ Feedback from the annual Board evaluation and related individual discussions between each non-employee director and our Lead Director;

∎ Attendance and participation at, and preparation for, Board and Committee meetings;

∎ Independence;

∎ Shareholder feedback, including the support received at our 2019 Annual Meeting of Shareholders;

∎ Outside board and other affiliations, including time commitment and any actual or perceived conflicts of interest; and

∎ The extent to which the director continues to contribute to the diversity of our Board.

Each of our director nominees has been recommended for election by our Governance Committee and approved and re-nominated for election by our Board.

If elected by our shareholders, our director nominees, all of whom are currently members of our Board, will serve for a one-year term expiring at our 2021 Annual Meeting of Shareholders. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

All of our directors must be elected by majority vote of our shareholders.

∎	A director who fails to receive a majority of FOR votes will be required to tender his or her resignation to our Board.

∎	Our Governance Committee will then assess whether there is a significant reason for the director to remain on our Board, and will make a recommendation to our Board regarding the resignation.

For detailed information on the vote required for the election of directors and the choices available for casting your vote, please see Frequently Asked Questions.

Biographical information about our director nominees follows. This information is current as of March 1, 2020 and has been confirmed by each of our director nominees for inclusion in our Proxy Statement. There are no family relationships among any of our directors and executive officers.

10 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

CORPORATE GOVERNANCE—ITEM 1. ELECTION OF DIRECTORS

Our Directors

David M. Solomon, 58 Chairman and CEO Director Since: October 2018 Other U.S.-Listed Company Directorships ∎ Current: None ∎ Former (Past 5 Years): None	KEY EXPERIENCE AND QUALIFICATIONS

∎     Engaged and motivating leader who embodies our firm’s culture: With 20 years of leadership roles at our firm, leverages firm-specific and industry knowledge to lead the firm and its people, develop the firm’s strategy, embody the “tone at the top” and help protect and enhance our firm’s culture, including through his commitment to talent development and diversity of our workforce

∎    Strategic thinker with deep business and industry expertise: Utilizes deep familiarity with all aspects of the firm’s businesses, including from his experience as President and Chief Operating Officer, to develop and articulate the firm’s strategic vision, assess attendant risks and guide the firm’s growth, in each case providing his insights to our Board and keeping directors apprised of significant developments in our business and industry

∎    Actively engaged with stakeholders as a primary face of our firm: Committed to engaging with our external stakeholders, draws upon his extensive interaction with our clients, investors and other stakeholders to communicate feedback and offer insight and perspective to our Board

CAREER HIGHLIGHTS

∎    Goldman Sachs

»   Chairman (January 2019 – Present) and Chief Executive Officer (October 2018 – Present)

»   President and Chief or Co-Chief Operating Officer (January 2017 – September 2018)

»    Co-Head of the Investment Banking Division (July 2006 – December 2016)

»   Various positions of increasing seniority, including Global Head of the Financing Group (September 1999 – July 2006)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎     Trustee, Hamilton College

∎    Member, Board of Directors, Robin Hood Foundation

EDUCATION

∎     Graduate of Hamilton College

Adebayo O. Ogunlesi, 66

Independent Lead Director

Director Since: October 2012

GS Committees

∎    Governance (Chair)

∎     Ex-officio member:

»   Audit

»   Compensation

»   Public Responsibilities

»   Risk

Other U.S.-Listed Company Directorships

∎    Current: Callaway Golf Company; Kosmos Energy Ltd.

∎    Former (Past 5 Years): None

KEY EXPERIENCE AND QUALIFICATIONS

∎     Strong leader, including leadership experience in the financial services industry: Founder, Chairman and Managing Partner of Global Infrastructure Partners and a former executive of Credit Suisse with over 25 years of leadership experience in the financial services industry, including investment banking and private equity

∎   International business and global capital markets experience, including emerging markets: Advised and executed transactions and provided capital markets strategy advice globally

∎    Broad board and governance expertise: Serves on the boards of directors and board committees of other public companies and not-for-profit entities, and, in particular, as chair or former chair of the nominating and corporate governance committees at each of Callaway Golf and Kosmos Energy, provides additional governance perspective

CAREER HIGHLIGHTS

∎    Chairman and Managing Partner, Global Infrastructure Partners, a private equity firm that invests worldwide in infrastructure assets in the energy, transport, water and waste industry sectors (July 2006 – Present)

∎    Credit Suisse, a financial services company

»   Executive Vice Chairman and Chief Client Officer (2004 – 2006)

»   Member of Executive Board and Management Committee (2002 – 2006)

»   Head of Global Investment Banking Department (2002 – 2004)

∎    Law Clerk to the Honorable Thurgood Marshall, Associate Justice of the U.S. Supreme Court (1980 – 1981)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎     Member, National Board of Directors, The NAACP Legal Defense and Educational Fund, Inc.

∎    Member, Global Advisory Council, Harvard University

∎     Member, Board of Dean’s Advisors, Harvard Business School

∎    Member, Dean’s Advisory Board and Leadership Council of New York, Harvard Law School

EDUCATION

∎     Graduate of Oxford University, Harvard Business School and Harvard Law School

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 11

CORPORATE GOVERNANCE—ITEM 1. ELECTION OF DIRECTORS

Our Directors

M. Michele Burns, 62

Independent

Director Since: October 2011

GS Committees

∎    Compensation (Chair)

∎     Governance

∎    Risk

Other U.S.-Listed Company Directorships

∎    Current: Anheuser-Busch InBev; Cisco Systems, Inc.;
Etsy, Inc.

∎     Former (Past 5 Years):
Alexion Pharmaceuticals, Inc.

KEY EXPERIENCE AND QUALIFICATIONS

∎     Leadership, compensation, governance and risk expertise: Leverages current and former service on the boards of directors and board committees (including compensation committees) of other public companies and not-for-profit entities

∎    Human capital management and strategic consulting: Background gained as former CEO of Mercer LLC

∎     Accounting and the review and preparation of financial statements: Garnered expertise as former CFO of several global public companies

CAREER HIGHLIGHTS

∎     Chief Executive Officer, Retirement Policy Center, sponsored by Marsh & McLennan Companies, Inc. (MMC); Center focuses on retirement public policy issues (October 2011 – February 2014)

∎     Chairman and Chief Executive Officer, Mercer LLC, a subsidiary of MMC and a global leader in human resource consulting, outsourcing and investment services (September 2006 – early October 2011)

∎     Chief Financial Officer, MMC, a global professional services and consulting firm (March 2006 – September 2006)

∎    Chief Financial Officer, Chief Restructuring Officer and Executive Vice President, Mirant Corporation, an energy company (May 2004 – January 2006)

∎    Executive Vice President and Chief Financial Officer, Delta Air Lines, Inc., an air carrier (including various other positions, 1999 – April 2004)

∎     Senior Partner and Leader, Southern Regional Federal Tax Practice, Arthur Andersen LLP, an accounting firm (including various other positions, 1981 – 1999)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎     Advisory Council Member, former Center Fellow and Strategic Advisor, Stanford University Center on Longevity

∎    Former Board Member and Treasurer, Elton John AIDS Foundation

EDUCATION

∎     Graduate of University of Georgia (including for Masters)

Drew G. Faust, 72

Independent

Director Since: July 2018

GS Committees

∎    Compensation

∎     Governance

∎    Public Responsibilities

Other U.S.-Listed Company Directorships

∎    Current: None

∎     Former (Past 5 Years): Staples, Inc.

KEY EXPERIENCE AND QUALIFICATIONS

∎     Human capital and diversity: As former President of Harvard University, well-positioned to provide insight on the firm’s strategies relating to diversity, recruiting and retention

∎     Leadership and governance: Current and prior service on the boards of directors of public and/or not-for-profit entities provides additional perspective on governance

∎     Operations and sustainability: During her tenure at Harvard University she, among other things, broadened the university’s international reach, promoted collaboration across disciplines and administrative units and developed and implemented various sustainability initiatives, including Harvard’s Climate Action Plan

CAREER HIGHLIGHTS

∎     Harvard University

»   President Emeritus and Arthur Kingsley Porter University Professor (January 2019 – Present)

»   President (July 2007 – June 2018)

»   Lincoln Professor of History (January 2003 – December 2018)

»   Founding Dean, Radcliffe Institute for Advanced Study (January 2001 – July 2007)

∎    University of Pennsylvania (1975 – 2000); various faculty positions including as the Annenberg Professor of History and the Director of the Women’s Studies Program

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎     Member, Educational Advisory Board, John Simon Guggenheim Memorial Foundation

∎    Member, American Academy of Arts & Sciences

∎     Former Member, Board of Directors, The Broad Institute Inc.

∎     Former Member, Board of Directors, Harvard Management Company Inc.

EDUCATION

∎     Graduate of Bryn Mawr College and the University of Pennsylvania (Masters and Ph.D.)

12 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

CORPORATE GOVERNANCE—ITEM 1. ELECTION OF DIRECTORS

Our Directors

Mark A. Flaherty, 60 Independent Director Since: December 2014 GS Committees ∎ Audit ∎ Governance ∎ Risk Other U.S.-Listed Company Directorships ∎ Current: None ∎ Former (Past 5 Years): None	KEY EXPERIENCE AND QUALIFICATIONS

∎     Investment management: Leverages over 20 years of experience in the investment management industry, including at Wellington Management Company

∎     Perspective on institutional investors’ approach to company performance and corporate governance: Experience developed through his tenure at Wellington and Standish, Ayer and Wood

∎     Risk expertise: Draws upon years of experience in the financial industry to provide informed perspective to our Board and committees

CAREER HIGHLIGHTS

∎     Wellington Management Company, an investment management company

»   Vice Chairman (2011 – 2012)

»   Director of Global Investment Services (2002 – 2012)

»   Partner, Senior Vice President (2001 – 2012)

∎    Standish, Ayer and Wood, an investment management company

»   Executive Committee Member (1997 – 1999)

»   Partner (1994 – 1999)

»   Director, Global Equity Trading (1991 – 1999)

∎     Director, Global Equity Trading, Aetna, a diversified healthcare benefit company (1987 – 1991)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎     Member, Board of Trustees, The Newman School

∎    Member, Board of Directors, Boston Scholar Athletes

∎    Former Member, Board of Trustees, Providence College

EDUCATION

∎     Graduate of Providence College

Ellen J. Kullman, 64

Independent

Director Since: December 2016

GS Committees

∎    Public Responsibilities (Chair)

∎     Compensation

∎    Governance

Other U.S.-Listed Company Directorships

∎    Current: Amgen Inc.; Dell Technologies Inc.; United Technologies Corporation

∎    Former (Past 5 Years): E.I. du Pont de Nemours and Company

KEY EXPERIENCE AND QUALIFICATIONS

∎     Leadership and strategy: During her tenure as Chair and CEO of DuPont, a highly-regulated science and technology-based company with global operations, led the company through a period of strategic transformation and growth

∎     Corporate governance and compensation: Leverages service on the boards of directors and board committees (including in leadership roles) of other public companies and not-for-profit entities

∎    Focus on reputational risk and sustainability/ESG matters: Draws upon experiences gained from DuPont and other board roles, including in connection with her role as Chair of our Public Responsibilities Committee

CAREER HIGHLIGHTS

∎     Carbon, Inc., a digital manufacturing platform

»   President and CEO (November 2019 – Present)

∎    E.I. du Pont de Nemours and Company, a provider of basic materials and innovative products and services for diverse industries

»   Chairman and Chief Executive Officer (2009 – 2015)

»   President (October 2008 – December 2008)

»   Executive Vice President, DuPont Coatings and Color Technologies, DuPont Electronic and Communication Technologies; DuPont Performance Materials, DuPont Safety and Protection, Marketing and Sales, Pharmaceuticals, Risk Management and Safety and Sustainability (2006 – 2008)

»   Various positions, including Group Vice President, DuPont Safety and Protection (1988 – 2006)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎     Member, Board of Overseers, Tufts University School of Engineering

∎    Trustee, Northwestern University

∎     Member, National Academy of Engineering

∎    Member, The Business Council

∎    Co-Chair, Paradigm for Parity

EDUCATION

∎     Graduate of Tufts University and Kellogg School of Management, Northwestern University

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 13

CORPORATE GOVERNANCE—ITEM 1. ELECTION OF DIRECTORS

Our Directors

Lakshmi N. Mittal, 69

Independent

Director Since: June 2008

GS Committees

∎     Compensation

∎    Governance

∎     Public Responsibilities

Other U.S.-Listed Company Directorships

∎    Current: ArcelorMittal S.A.

∎     Former (Past 5 Years): None

KEY EXPERIENCE AND QUALIFICATIONS

∎     Leadership, business development and operations: Founder of Mittal Steel Company and Chairman and Chief Executive Officer of ArcelorMittal, the world’s leading integrated steel and mining company

∎     International business and growth markets: Leading company with operations in 18 countries on four continents provides global business expertise and perspective on public responsibilities

∎     Corporate governance and international governance: Current and prior service on the boards of directors of other international public companies and not-for-profit entities assists with committee responsibilities

CAREER HIGHLIGHTS

∎     ArcelorMittal S.A., a steel and mining company

»   Chairman and Chief Executive Officer (May 2008 – Present)

»   President and Chief Executive Officer (November 2006 – May 2008)

∎     Chief Executive Officer, Mittal Steel Company N.V. (1976 – November 2006)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎     Member, International Business Council of the World Economic Forum

∎    Trustee, Cleveland Clinic

∎     Member, Governing Board, Indian School of Business

∎     Member, European Round Table of Industrialists

∎     Chairman, Governing Council, LNM Institute of Information Technology

∎    Member, Global Advisory Council, Harvard University

EDUCATION

∎     Graduate of St. Xavier’s College in India

Peter Oppenheimer, 57 Independent Director Since: March 2014 GS Committees ∎ Audit (Chair) ∎ Governance ∎ Risk Other U.S.-Listed Company Directorships ∎ Current: None ∎ Former (Past 5 Years): None	KEY EXPERIENCE AND QUALIFICATIONS

∎     Capital and risk management: Garnered experience as CFO and Controller at Apple and Divisional CFO at ADP

∎    Review and preparation of financial statements: Over 20 years as a CFO or controller provides valuable experience and perspective as Audit Committee Chair

∎    Oversight of technology and technology risks: Leverages prior experience in overseeing information systems at Apple

CAREER HIGHLIGHTS

∎     Apple, Inc., a designer and manufacturer of electronic devices and related software and services

»   Senior Vice President (retired September 2014)

»   Senior Vice President and Chief Financial Officer (2004 – June 2014)

»   Senior Vice President and Corporate Controller (2002 – 2004)

»   Vice President and Corporate Controller (1998 – 2002)

»   Vice President and Controller, Worldwide Sales (1997 – 1998)

»   Senior Director, Finance and Controller, Americas (1996 – 1997)

∎    Divisional Chief Financial Officer, Finance, MIS, Administration and Equipment Leasing Portfolio at Automatic Data Processing, Inc. (ADP), a leading provider of human capital management and integrated computing solutions (1992 – 1996)

∎    Consultant, Information Technology Practice at Coopers & Lybrand, LLP (1988 – 1992)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎     Vice Chair, Community Board, French Hospital Medical Center

∎     Board Member, Pacific Coast Health Center

EDUCATION

∎     Graduate of California Polytechnic State University and the Leavey School of Business, University of Santa Clara

14 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

CORPORATE GOVERNANCE—ITEM 1. ELECTION OF DIRECTORS

Our Directors

Jan E. Tighe, 57

Independent

Director Since: December 2018

GS Committees

∎     Audit

∎    Governance

∎     Risk

Other U.S.-Listed Company Directorships

∎    Current: Huntsman Corporation; Progressive Corporation

∎     Former (Past 5 Years): None

KEY EXPERIENCE AND QUALIFICATIONS

∎      Technology and technology risk: Over 20 years of senior executive experience in cybersecurity and information technology, which experience provides perspective to aid in oversight of the firm’s deployment of technology and the management of technology risk

∎     Strategic planning and operations: Experience in strategic planning, risk assessment and execution of naval strategies across a variety of positions, including as a Fleet Commander and as a university president

∎     Leadership and governance: Retired Vice Admiral who served in numerous leadership roles in the U.S. Navy and with the National Security Agency, who served on the U.S. Navy’s Corporate Board and now serves on the boards of directors and board committees of other public companies and not-for-profit entities

CAREER HIGHLIGHTS

∎     United States Navy, Vice Admiral and various positions of increasing authority and responsibility (1980 – 2018), including:

»   Deputy Chief of Naval Operations for Information Warfare and Director, Naval Intelligence (2016 – 2018)

»   Fleet Commander or Deputy Commander, U.S. Fleet Cyber Command/U.S. Tenth Fleet (2013 – 2016)

»   University President, Naval Postgraduate School (2012 – 2013)

»   Director, Decision Superiority Division of the Chief of Naval Operations’ Staff (2011 – 2012)

»   Deputy Director of Operations, U.S. Cyber Command (2010 – 2011)

»   Executive Assistant to General Keith Alexander, U.S. Cyber Command and National Security Agency/Central Security Service (2009 – 2010)

»   Commander, National Security Agency/Central Security Service Hawaii (2006 – 2009)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎     Trustee, The MITRE Corporation

∎      Member, Strategic Advisory Committee, Idaho National Labs – National and Homeland Security Directorate

∎     Board Member, United States Naval Academy Foundation

∎      Member and Global Security Expert, Strategic Advisory Group, Paladin Capital Group

∎     Governance Fellow, National Association of Corporate Directors

EDUCATION

∎     Graduate of U.S. Naval Academy and Naval Postgraduate School (including for Ph.D.)

David A. Viniar, 64 Non-Employee Director Since: January 2013 GS Committees ∎ Risk Other U.S.-Listed Company Directorships ∎ Current: Square, Inc. ∎ Former (Past 5 Years): None	KEY EXPERIENCE AND QUALIFICATIONS

∎     Financial industry, in particular risk management and regulatory affairs: Over 30 years of experience in various roles at Goldman Sachs, as well as service as chair of the audit and risk committee of Square, Inc., provides valuable perspective to our Board

∎    Insight into our firm’s financial reporting, controls and risk management: As our former CFO, able to provide insights about our risks to our Board and committees

∎     Capital management processes and assessments: Experience gained through serving as our CFO for over 10 years

CAREER HIGHLIGHTS

∎    Goldman Sachs

»   Executive Vice President and Chief Financial Officer (May 1999 – January 2013)

»   Head of Operations, Technology, Finance and Services Division (December 2002 – January 2013)

»   Head of the Finance Division and Co-Head of Credit Risk Management and Advisory and Firmwide Risk (December 2001 – December 2002)

»   Co-Head of Operations, Finance and Resources (March 1999 – December 2001)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎   Trustee, Garden of Dreams Foundation

∎    Former Trustee, Union College

EDUCATION

∎    Graduate of Union College and Harvard Business School

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 15

CORPORATE GOVERNANCE—ITEM 1. ELECTION OF DIRECTORS

Independence of Directors

Mark O. Winkelman, 73

Independent

Director Since: December 2014

GS Committees

∎     Risk (Chair)

∎    Audit

∎     Governance

Other U.S.-Listed Company Directorships

∎    Current: None

∎     Former (Past 5 Years):

     Anheuser-Busch InBev

KEY EXPERIENCE AND QUALIFICATIONS

∎      Knowledge about our firm, including our fixed income business, and an understanding of the risks we face: Utilizes his previous tenure at Goldman Sachs as well as his current service on the board of our subsidiary, Goldman Sachs International (GSI), including as the former chair of the GSI risk committee

∎     Audit and financial expertise, corporate governance and leadership: Leverages prior service on the board of directors and the audit and finance committees of Anheuser-Busch InBev and service on the boards of directors and audit, finance and other committees of not-for-profit entities

∎      Financial services industry: Experience gained through his role as operating partner at J.C. Flowers and through other industry experience

CAREER HIGHLIGHTS

∎     Private investor (Present)

∎    Operating Partner, J.C. Flowers & Co., a private investment firm focusing on the financial services industry (2006 – 2008)

∎     Goldman Sachs

»   Retired Limited Partner (1994 – 1999)

»   Management Committee Member and Co-Head of Fixed Income Division (1987 – 1994)

»   Various positions at the firm, including Head of J. Aron Division (1978 – 1987)

∎     Senior Investment Officer, The World Bank (1974 – 1978)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎    Director, Goldman Sachs International

∎     Trustee, Penn Medicine

∎    Trustee Emeritus, University of Pennsylvania

EDUCATION

∎     Graduate of Erasmus University in the Netherlands and The Wharton School, University of Pennsylvania

INDEPENDENCE OF DIRECTORS

9 of 11 director nominees are independent

Our Board determined, upon the recommendation of our Governance Committee, that Ms. Burns, Dr. Faust, Mr. Flaherty, Ms. Kullman, Mr. Mittal, Mr. Ogunlesi, Mr. Oppenheimer, Vice Admiral Tighe and Mr. Winkelman are “independent” within the meaning of NYSE rules and our Director Independence Policy. Prior to their retirement from our Board in 2019, each of William W. George and James A. Johnson were also determined to be independent. Furthermore, our Board has determined that all of our independent directors satisfy the heightened audit committee independence standards under SEC and NYSE rules, and that Compensation Committee members also satisfy the relevant heightened standards under NYSE rules.

Process for Independence Assessment

A director is considered independent under NYSE rules if our Board determines that the director does not have any direct or indirect material relationship with Goldman Sachs. Our Board has established a Policy Regarding Director Independence (Director Independence Policy) that provides standards to assist our Board in determining which relationships and transactions might constitute a material relationship that would cause a director not to be independent.

To assess independence, our Governance Committee and our Board review detailed information regarding our independent directors, including employment and public company and not-for-profit directorships, as well as information regarding immediate family members and affiliated entities.

Through the course of this review, our Governance Committee and our Board consider relationships between the independent directors (and their immediate family members and affiliated entities) on the one hand, and Goldman Sachs and its affiliates on the other, in accordance with our Director Independence Policy. This includes a review of revenues to the firm from, and payments or donations made by us to, relevant entities affiliated with our directors (or their immediate family members) as a result of ordinary course transactions or contributions to not-for-profit organizations.

For more information on the categories of transactions that our Governance Committee and our Board reviewed, considered and determined to be immaterial under our Director Independence Policy, see Annex B: Additional Details on Director Independence.

16 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

CORPORATE GOVERNANCE—STRUCTURE OF OUR BOARD AND GOVERNANCE PRACTICES

Our Board Committees

Structure of our Board and Governance Practices

BOARD OF DIRECTORS CHAIRMAN AND CEO: DAVID SOLOMON; LEAD DIRECTOR: ADEBAYO OGUNLESI

AUDIT COMMITTEE	COMPENSATION COMMITTEE	GOVERNANCE COMMITTEE	PUBLIC RESPONSIBILITIES COMMITTEE	RISK COMMITTEE

4 Members:	4 Members:	9 Members:	3 Members:	6 Members:
All Independent	All Independent	All Independent	All Independent	5 Independent

OUR BOARD COMMITTEES

Our Board has five standing Committees: Audit, Compensation, Governance, Public Responsibilities and Risk. The specific membership of each Committee allows us to take advantage of our directors’ diverse skill sets, which enables deep focus on Committee matters.

Each of our Committees:

∎	Operates pursuant to a written charter (available on our website at www.gs.com/charters)

∎	Evaluates its performance annually

∎	Reviews its charter annually

The firm’s reputation is of critical importance. In fulfilling their duties and responsibilities, each of our standing Committees and our Board considers the potential effect of any matter on our reputation.

AUDIT
ALL INDEPENDENT	KEY SKILLS & EXPERIENCES REPRESENTED	KEY RESPONSIBILITIES

Peter Oppenheimer(a) Mark Flaherty Jan Tighe Mark Winkelman Adebayo Ogunlesi (ex-officio)	∎ Audit/Tax/Accounting ∎ Preparation or oversight of financial statements ∎ Compliance ∎ Technology

∎ Assist our Board in its oversight of our financial statements, legal and regulatory compliance, independent auditors’ qualification, independence and performance, internal audit function performance and internal controls over financial reporting

∎ Decide whether to appoint, retain or terminate our independent auditors

∎ Pre-approve all audit, audit-related, tax and other services, if any, to be provided by the independent auditors

∎  Appoint and oversee the work of our Director of Internal Audit and annually assess her performance

∎ Prepare the Audit Committee Report

(a)	Multiple members of our Audit Committee, including the Chair, have been determined to be “audit committee financial experts.”

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 17

CORPORATE GOVERNANCE—STRUCTURE OF OUR BOARD AND GOVERNANCE PRACTICES

Our Board Committees

COMPENSATION
ALL INDEPENDENT	KEY SKILLS & EXPERIENCES REPRESENTED	KEY RESPONSIBILITIES
Michele Burns Drew Faust Ellen Kullman Lakshmi Mittal Adebayo Ogunlesi (ex-officio)	∎ Setting of executive compensation ∎ Evaluation of executive and firmwide compensation programs ∎ Human capital management, including diversity

∎ Determine and approve the compensation of our CEO and other executive officers

∎ Approve, or make recommendations to our Board for it to approve, our incentive, equity-based and other compensation plans

∎ Assist our Board in its oversight of the development, implementation and effectiveness of our policies and strategies relating to our human capital management function, including:

»   recruiting, retention and career development and progression;

»   management succession (other than that within the purview of our Governance Committee); and

»   diversity and employment practices

∎ Prepare the Compensation Committee Report

GOVERNANCE
ALL INDEPENDENT	KEY SKILLS & EXPERIENCES REPRESENTED	KEY RESPONSIBILITIES
Adebayo Ogunlesi Michele Burns Drew Faust Mark Flaherty Ellen Kullman Lakshmi Mittal Peter Oppenheimer Jan Tighe Mark Winkelman	∎ Corporate governance ∎ Talent development and succession planning ∎ Current and prior public company board service

∎ Recommend individuals to our Board for nomination, election or appointment as members of our Board and its Committees

∎ Oversee the evaluation of the performance of our Board and our CEO

∎ Review and concur with the succession plans for our CEO and other members of senior management

∎ Take a leadership role in shaping our corporate governance, including developing, recommending to our Board and reviewing on an ongoing basis the corporate governance principles and practices that apply to us

∎ Review periodically the form and amount of non-employee director compensation and make recommendations to our Board with respect thereto

PUBLIC RESPONSIBILITIES
ALL INDEPENDENT	KEY SKILLS & EXPERIENCES REPRESENTED	KEY RESPONSIBILITIES
Ellen Kullman Drew Faust Lakshmi Mittal Adebayo Ogunlesi (ex-officio)	∎ Reputational risk ∎ Sustainability / ESG ∎ Government and regulatory affairs ∎ Philanthropy

∎  Assist our Board in its oversight of our firm’s relationships with major external constituencies and our reputation

∎ Oversee the development, implementation and effectiveness of our policies and strategies relating to citizenship, corporate engagement and relevant significant public policy issues

∎ Review sustainability issues affecting our firm, including through the periodic review of the Sustainability Report

RISK
MAJORITY INDEPENDENT	KEY SKILLS & EXPERIENCES REPRESENTED	KEY RESPONSIBILITIES
Mark Winkelman Michele Burns Mark Flaherty Peter Oppenheimer Jan Tighe Adebayo Ogunlesi (ex-officio) Non-independent David Viniar

∎ Understanding of how risk is undertaken, mitigated and controlled in complex industries

∎ Technology and cybersecurity

∎ Understanding of financial products

∎ Expertise in capital adequacy and deployment

∎  Assist our Board in its oversight of our firm’s overall risk-taking tolerance and management of financial and operational risks, such as market, credit and liquidity risk, including reviewing and discussing with management:

»   our firm’s capital plan, regulatory capital ratios, capital management policy and internal capital adequacy assessment process, and the effectiveness of our financial and operational risk management policies and controls;

»   our liquidity risk metrics, management, funding strategies and controls, and the contingency funding plan; and

»   our market, credit, operational and model risk management strategies, policies and controls

18 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

CORPORATE GOVERNANCE—STRUCTURE OF OUR BOARD AND GOVERNANCE PRACTICES

Board and Committee Evaluations

BOARD AND COMMITTEE EVALUATIONS

Board and Committee evaluations play a critical role in ensuring the effective functioning of our Board. It is important to take stock of Board, Committee and director performance and to solicit and act upon feedback received from each member of our Board. To this end, under the leadership of our Lead Director, our Governance Committee is responsible for evaluating the performance of our Board annually, and each of our Board’s Committees also annually conducts a self-evaluation.

2019 Evaluations: A Multi-Step Process REVIEW OF EVALUATION PROCESS Our Lead Director and Governance Committee periodically review the evaluation process to ensure that actionable feedback is solicited on the operation of our Board and its Committees, as well as on director performance QUESTIONNAIRE Provides director feedback on an unattributed basis; feedback from questionnaire informs one-on-one and closed session discussions ONE-ON-ONE DISCUSSIONS One-on-one discussions between our Lead Director and each non-employee director provides further opportunity for candid discussion to solicit additional feedback as well as to provide individual feedback CLOSED SESSION DISCUSSION Joint closed session discussion of Board and Committee evaluations led by our Lead Director and independent Committee Chairs provides for a synergistic review of Board and Committee performance EVALUATION SUMMARY Summary of Board and Committee evaluations results provided to full Board FEEDBACK INCORPORATED Policies and practices updated as appropriate as a result of the annual and ongoing feedback Examples include changes to Committee structure, additional presentations on various topics, evolution of director skill sets, refinements to meeting materials and presentation format, additional Audit and Risk Committee meetings and additional opportunities for exposure to "next generation" leaders of the firm ONGOING FEEDBACK Directors provide ongoing, real-time feedback outside of the evaluation process TOPICS CONSIDERED DURING THE BOARD AND COMMITTEE EVALUATIONS INCLUDE: DIRECTOR PERFORMANCE Individual director performance Lead Director (in that role) Chairman of the Board (in that role) (new in 2019) Each Committee Chair (in that role) BOARD AND COMMITTEE OPERATIONS Board and Committee membership, including director skills, background, expertise and diversity Committee structure, including whether the Committee structure enhances Board and Committee performance Access to firm personnel Executive succession planning process Conduct of meetings, including time allocated for, and encouragement of, candid dialogue Materials and information, including quality, quantity and timeliness of information received from management, and suggestions for educational sessions Shareholder feedback BOARD PERFORMANCE Key areas of focus for the Board Oversight of reputation Strategy oversight, including risks related thereto Consideration of shareholder value Capital planning COMMITTEE PERFORMANCE Performance of Committee duties under Committee charter Oversight of reputation and consideration of shareholder value Effectiveness of outside advisors Identification of topics that should receive more attention and discussion

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 19

CORPORATE GOVERNANCE—STRUCTURE OF OUR BOARD AND GOVERNANCE PRACTICES

Board Leadership Structure

BOARD LEADERSHIP STRUCTURE

Strong Independent Lead Director — Combined Chairman-CEO: Why our Structure is Effective

We review our Board leadership structure annually. Conducting regular assessments allows our Board to discuss and debate whether the most efficient and appropriate leadership structure is in place to meet the needs of our Board and our firm, which may evolve over time. We are committed to independent leadership on our Board. If at any time the Chairman is not an independent director, our independent directors will appoint an independent Lead Director.

KEY COMPONENTS OF REVIEW
CHAIRMAN-CEO & LEAD DIRECTOR RESPONSIBILITIES	POLICIES & PRACTICES TO ENSURE STRONG INDEPENDENT BOARD OVERSIGHT	SHAREHOLDER FEEDBACK & VOTING RESULTS REGARDING BOARD LEADERSHIP	FIRM PERFORMANCE	TRENDS & DEVELOPMENTS REGARDING LEADERSHIP STRUCTURE

In December 2019, our Governance Committee conducted its annual review of our Board’s leadership structure. The review considered a variety of factors, including our governance practices and shareholder feedback on our Board and its leadership structure. In addition, our Governance Committee considered feedback on the Chairman of the Board received in connection with the Board evaluation.

As a result of this review, our Governance Committee determined that continuing to have Mr. Solomon serve as both Chairman and CEO — working together with a strong independent Lead Director — is the most effective leadership structure for our Board and our firm at this time.

Ultimately, we believe that our current leadership structure, together with strong governance practices, creates a productive relationship between our Board and management, including strong independent oversight that benefits our shareholders.

We will continue to conduct Board leadership assessments annually. If at any time our Governance Committee determines it would be appropriate to appoint an independent Chairman, it will not hesitate to do so.

BENEFITS OF A COMBINED ROLE

∎  A combined Chairman-CEO structure provides our firm with a senior leader who serves as a primary liaison between our Board and management, and as a primary public face of our firm. This structure demonstrates clear accountability to shareholders, clients and others

∎  Our CEO has extensive knowledge of all aspects of our current business, operations and risks, which he brings to Board discussions as Chairman

»  A combined Chairman-CEO can serve as a knowledgeable resource for independent directors both at and between Board meetings

»  Combining the roles at our firm has been effective in promulgating strong and effective leadership of the firm, particularly in times of economic challenge and regulatory change affecting our industry; this remains important during this time of strategic development and investment for long-term growth

EMPOWERED LEAD DIRECTOR WITH EXPANSIVE LIST OF ENUMERATED DUTIES

Key Pillars of Lead Director Role

SETS AND APPROVES AGENDA FOR BOARD MEETINGS AND LEADS EXECUTIVE SESSIONS	FOCUSES ON BOARD EFFECTIVENESS, COMPOSITION AND CONDUCTING EVALUATIONS	ACTS AS PRIMARY BOARD CONTACT FOR SHAREHOLDER ENGAGEMENT AND ENGAGES WITH REGULATORS	SERVES AS LIAISON BETWEEN INDEPENDENT DIRECTORS AND CHAIRMAN/ MANAGEMENT

20 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

CORPORATE GOVERNANCE—STRUCTURE OF OUR BOARD AND GOVERNANCE PRACTICES

Board Leadership Structure

Powers and Duties of our Independent Lead Director

∎  Provides independent leadership

∎  Sets agenda for Board meetings, working with our Chairman (including adding items to and approving the agenda) and approving the form and type of related materials, as well as reviewing and concurring in the agendas for each Committee meeting

∎  Approves the schedule for Board and committee meetings

∎  Presides at executive sessions of the Independent Directors

∎  Calls meetings of the Board, including meetings of the Independent Directors

∎  Presides at each Board meeting at which the Chairman is not present

∎  Engages with the Independent Directors and non-employee directors at and between Board and Committee meetings, including:

» to identify matters for discussion, including for discussion at executive sessions of the Independent Directors

» to facilitate communication with the Chairman (as set forth below)

» one-on-one engagement regarding the performance and functioning of the collective

   Board, individual director performance and other matters as appropriate

∎  Serves as an adviser to the Chairman, including by:

» engaging with the Chairman between Board meetings

» facilitating communication between the Independent Directors and the Chairman, including by presenting the Chairman’s views, concerns and issues to the Independent Directors as well as assisting with informing or engaging non-employee directors, as appropriate

» raising to the Chairman views, concerns and issues of the Independent Directors, including decisions reached, and suggestions made, at executive sessions, in each case as appropriate

∎  Oversees the Board’s governance processes, including Board evaluations, succession planning and other governance-related matters

∎  Leads the annual CEO evaluation

∎  Meets directly with management and non-management employees of the firm

∎  Consults and directly communicates with shareholders and other key constituents, as appropriate

STRONG GOVERNANCE PRACTICES SUPPORT INDEPENDENT BOARD OVERSIGHT	STAKEHOLDER FEEDBACK & ENGAGEMENT

∎  Nine independent directors and one non-employee director, the majority of which have executive-level experience

∎  Independent and engaged Chairs of all standing Committees

∎  Regular executive sessions of independent directors chaired by Lead Director supplemented by additional sessions of non-employee directors without management present

∎  All directors may suggest inclusion of additional subjects on agendas and any director may call an executive session

∎  Annual Board and Committee evaluations that include feedback on individual director performance

∎  Independent director participation and oversight of key governance processes, such as CEO performance, compensation and succession planning

∎  All directors free to contact any employee of the firm directly

∎  Our Chairman and CEO and our Lead Director meet and speak with each other regularly about our Board and our firm

∎  We have generally received positive stakeholder feedback on the nature of our Lead Director role and our annual leadership structure review

» In considering the strength of our Board leadership structure, many investors cite our Lead Director’s extensive engagement with shareholders and the insight into the Board’s perspectives and focus areas provided by the letter in our proxy statement that comes from our Lead Director

∎  Our Lead Director, Adebayo Ogunlesi, has engaged with the firm’s shareholders and other key stakeholders, including our regulators, to discuss a variety of topics, including our Board leadership structure and his responsibilities as Lead Director, Board effectiveness, the Board’s independent oversight of strategy, Board culture and Board and management succession planning

» In 2019, Mr. Ogunlesi met with investors representing over 20% of our shares outstanding. He has regularly conducted engagement since becoming Lead Director, generally meeting with individuals representing key investors and proxy advisory firms

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 21

CORPORATE GOVERNANCE—STRUCTURE OF OUR BOARD AND GOVERNANCE PRACTICES

Year-Round Review of Board Composition

YEAR-ROUND REVIEW OF BOARD COMPOSITION

Our Governance Committee seeks to build and maintain an effective, well-rounded, financially literate and diverse Board that operates in an atmosphere of candor and collaboration.

In identifying and recommending director candidates, our Governance Committee places primary emphasis on the criteria set forth in our Corporate Governance Guidelines, including:
∎ Judgment, character, expertise, skills and knowledge useful to the oversight of our business;
∎ Diversity of viewpoints, backgrounds, work and other experiences and other demographics;
∎ Business or other relevant experience; and

∎ The extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other members of our Board will build a strong and effective Board that is collegial and responsive to the needs of our firm.

Board Process for Identification and Review of Director Candidates to Join Our Board

INDEPENDENT DIRECTORS SHAREHOLDERS INDEPENDENT SEARCH FIRMS OUR PEOPLE CANDIDATE POOL IN-DEPTH REVIEW Screen Qualifications Consider Diversity Review Independence and Potential Conflicts Meet with Directors Consider Skills/Matrix RECOMMEND SELECTED CANDIDATES FOR APPOINTMENT TO OUR BOARD

Identifying and recommending individuals for nomination, election or re-election to our Board is a principal responsibility of our Governance Committee. The Committee carries out this function through an ongoing, year-round process, which includes the Committee’s annual evaluation of our Board and individual director evaluations. Each director and director candidate is evaluated by our Governance Committee based on his or her individual merits, taking into account our firm’s needs and the composition of our Board.

To assist in this evaluation, the Committee utilizes as a discussion tool a matrix of certain skills and experiences that would be beneficial to have represented on our Board and on our Committees at any particular point in time. For example, the Committee is focused on what skills are beneficial for service in key Board positions, such as Lead Director and Committee Chairs, and conducts a succession planning process for those positions.

Our Governance Committee welcomes candidates recommended by shareholders and will consider these candidates in the same manner as other candidates. Shareholders wishing to submit potential director candidates for consideration by our Governance Committee should follow the instructions in Frequently Asked Questions.

22 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

CORPORATE GOVERNANCE—STRUCTURE OF OUR BOARD AND GOVERNANCE PRACTICES

Director Education

DIRECTOR EDUCATION

Director education about our firm and our industry is an ongoing process, which begins when a director joins our Board.

Upon joining our Board, new directors are provided with a comprehensive orientation about our firm, including our business, strategy and governance. For example, new directors typically meet with senior leaders covering each of our revenue-producing divisions and regions, as well as with senior leaders from key control-side functions.

New directors will also undergo in-depth training on the work of each of our Board’s Committees, such as Audit and Risk Committee orientation sessions with our CFO, Controller, Treasurer and CRO, as well as a session with the Director of Internal Audit. Additional training is also provided when a director assumes a leadership role, such as becoming a Committee Chair.

Board and Committee presentations, roundtables, regular communications and firm and other industry events help to keep directors appropriately apprised of key developments in our businesses and in our industry, including material changes in regulation, so that they can carry out their oversight responsibilities.

COMMITMENT OF OUR BOARD

Commitment of our Directors — 2019 Meetings

Our Board and its Committees met frequently in 2019.

	2019 MEETINGS
Board	12	58 TOTAL BOARD AND COMMITTEE MEETINGS IN 2019
Audit	17
Compensation	6
Governance	6
Public Responsibilities	5
Risk	12
Executive Sessions of Independent Directors without Management(a)	17
Additional Executive Sessions of Non-Employee Directors without Management(b)	5

(a)	Chaired by our Lead Director.

(b)	Led by our independent Committee Chairs.

Each of our current directors attended over 75% (the threshold for disclosure under SEC rules) of the meetings of our Board and the Committees on which he or she served as a regular member during 2019. Overall attendance at Board and Committee meetings during 2019 was over 99% for our directors as a group.

We encourage our directors to attend our annual meetings. All of our directors attended the 2019 Annual Meeting.

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 23

CORPORATE GOVERNANCE—STRUCTURE OF OUR BOARD AND GOVERNANCE PRACTICES

Commitment of our Board

Commitment of our Directors — Beyond the Boardroom

Engagement beyond the boardroom provides our directors with additional insights into our businesses, risk management and industry, as well as valuable perspectives on the performance of our firm, our CEO and other members of senior management.

The commitment of our directors extends well beyond preparation for, and attendance at, regular and special meetings.

ONGOING COLLABORATION Frequent interactions with each other, senior management and key employees around the globe on topics including strategy, performance, risk management, culture and talent development

STAKEHOLDER ENGAGEMENT

Regular engagement with key
stakeholders, including regulators,
and engagement with our
shareholders. Participation in firm
and industry conferences and
other events on behalf of the
Board

REGULARLY INFORMED

Receive postings on significant
developments and weekly
informational packages that
include updates on recent
developments, press coverage
and current events that relate to
our business, our people and our industry

Our Lead Director and Committee Chairs provide additional independent leadership outside the boardroom.

∎   For example, each Chair sets the agenda for his or her respective Committee meetings, and reviews and provides feedback on the form and type of related materials, in each case taking into account whether their Committee is appropriately carrying out its core responsibilities and focusing on the key issues facing the firm, as may be applicable from time to time. To do so, each Chair engages with key members of management and subject matter experts in advance of each Committee meeting.

∎   In addition, our Lead Director also sets the Board agenda (working with our Chairman) and approves the form and type of related materials. Our Lead Director also approves the schedule of Board and Committee meetings, taking into account whether there is sufficient time for discussion of all agenda items at each Board and Committee meeting.

In carrying out their leadership roles during 2019:

Lead Director Adebayo Ogunlesi	Risk Chair Mark Winkelman	Public Responsibilities Chair Ellen Kullman(a)	Compensation Chair Michele Burns	Audit Chair Peter Oppenheimer
Over 80 meetings	Over 30 meetings	Over 10 meetings	Over 45 meetings	Over 60 meetings

Includes meetings with, as applicable: CEO, COO, CFO, Secretary to the Board, General Counsel, Chief Risk Officer, Director of Internal Audit and other key Internal Audit employees, Controller, Global Head of HCM, Director of Investor Relations, Head of Employee Experience, Global Head of Executive Compensation, Global Head of Corporate Engagement, key Sustainable Finance Group employees, Shareholders, Regulators, Independent Compensation Consultants, Director Search Firm, Independent Auditors

(a) Chair since May 2019.

24 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

CORPORATE GOVERNANCE—BOARD OVERSIGHT OF OUR FIRM

Key Areas of Board Oversight

Board Oversight of our Firm

KEY AREAS OF BOARD OVERSIGHT

Our Board discusses and receives regular updates on a wide variety of matters affecting our firm. Our Board is responsible for, and committed to, the oversight of the business and affairs of our firm. In carrying out this responsibility, our Board advises our senior management to help drive success for our clients and our communities in order to create long-term, sustainable value for our shareholders. Central to this is our Board’s oversight of management’s efforts to ensure that the firm’s cultural expectations are appropriately communicated and embraced throughout the firm.

STRATEGY RISK MANAGEMENT CEO PERFORMANCE EXECUTIVE SUCCESSION PLANNING FINANCIAL PERFORMANCE & REPORTING CULTURE CONDUCT CONSIDERATION OF OUR REPUTATION UNDERSCORES OUR BOARD AND COMMITTEE OVERSIGHT

strategy

∎   Our Board oversees and provides advice and guidance to senior management on the formulation and implementation of the firm’s strategic plans, including the development of growth strategies by our senior management team.

» This occurs year-round through presentations and discussions covering firmwide, divisional and regional strategy, business planning and growth initiatives, both during and outside Board meetings.

∎   Our Board’s focus on overseeing risk management enhances our directors’ ability to provide insight and feedback to senior management, and if necessary to challenge management, on its development and implementation of the firm’s strategic direction.

∎   Our Lead Director helps facilitate our Board’s oversight of strategy by ensuring that directors receive adequate information about strategy and by discussing strategy with independent directors at executive sessions.

SPOTLIGHT ON STRATEGIC PLANNING

∎ Throughout 2019, our Board engaged on an ongoing basis with our CEO, COO and CFO, as well as other key members of senior management and the control side, on management’s development of our growth-focused long-term strategy and our financial targets as announced at our inaugural Investor Day in January 2020.

»  This took various forms, ranging from high-level discussions regarding strategic direction, reviews of existing and new business initiatives as well as organic and inorganic growth opportunities and a focus on the quality and diversity of our people, each of which was aligned with our goal of long-term value creation for our shareholders and grounded by considerations such as risk management, culture and reputation.

∎ Our Board will continue to receive regular updates from, and provide advice to, management as they execute on the firm’s strategy.

Risk Management

∎   In the normal course, our firm commits capital and otherwise incurs risk as an inherent part of serving our clients’ needs. Our intention is to manage risks or, where possible, to mitigate them. In doing so, we endeavor not to undertake risks that could materially impair our firm, including our capital and liquidity position, ability to generate revenues and reputation.

∎   Management is responsible for the day-to-day identification, assessment, monitoring and decision-making regarding the risks we face. Our Board is responsible for overseeing the management of the firm’s most significant risks on an enterprise-wide basis, which includes setting the types and levels of risk the firm is willing to take. This oversight is executed by our full Board as well as each of its Committees, in particular our Risk Committee, and is carried out in conjunction with the Board’s oversight of firm strategy.

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 25

CORPORATE GOVERNANCE—BOARD OVERSIGHT OF OUR FIRM

Key Areas of Board Oversight

REPUTATIONAL RISK MANAGEMENT

BOARD RISK MANAGEMENT OVERSIGHT INCLUDES: ∎ Strategic and financial considerations ∎ Legal, regulatory, reputational and compliance risks ∎ Other risks considered by Committees

RISK COMMITTEE RISK MANAGEMENT OVERSIGHT INCLUDES:

∎  Overall risk-taking tolerance and risk governance, including our Enterprise Risk Management Framework

∎  Our Risk Appetite Statement (in coordination with our full Board)

∎  Liquidity, market, credit, operational and model risks

∎  Our Capital Plan, capital ratios and capital adequacy

∎  Information and cybersecurity risk, third-party risk and business resilience risk, including oversight of management’s processes, monitoring and controls related thereto

PUBLIC RESPONSIBILITIES COMMITTEE RISK MANAGEMENT OVERSIGHT INCLUDES:

∎  Brand and reputational risk, including client and business standards considerations, as well as the receipt of reports from the Firmwide Reputational Risk Committee regarding certain transactions that may present heightened reputational risk

∎  Sustainability / ESG risk

COMPENSATION COMMITTEE RISK MANAGEMENT OVERSIGHT INCLUDES:

∎  Firmwide compensation program and policies that are consistent with the safety and soundness of our firm and do not raise risks reasonably likely to have a material adverse effect on our firm

∎  Jointly with our Risk Committee, annual CRO compensation-related risk assessment

AUDIT COMMITTEE RISK MANAGEMENT OVERSIGHT INCLUDES:

∎  Financial, legal and compliance risk, in coordination with our full Board

∎  Coordination with our Risk Committee, including with respect to technology-related risks, risk assessment and risk management practices

GOVERNANCE COMMITTEE RISK MANAGEMENT OVERSIGHT INCLUDES: ∎ Board composition and Board and executive succession

Continued Focus on Reputational Risk Management
Over the past several years, our firm has taken a number of steps that have enhanced our Board’s and our firm’s oversight of reputational risk, including:

∎  Development and implementation of a Reputational Risk Framework and formation of a management-level Firmwide Reputational Risk Committee and control-side “regional vetting groups” to review transactions with potential heightened reputational risks, as well as numerous transaction- and client-level controls embedded in our firm’s multi-faceted committee and working group structure

∎  Training programs, including our Chairman’s Forum and Control Side Learning Initiative, which together aim to empower all employees to defend against transactional, operational and reputational risks

∎  Implementation of a comprehensive Enterprise Risk Framework, including formation of a management-level Enterprise Risk Committee, a common firmwide risk taxonomy and risk dashboard, a revised Risk Appetite Statement that addresses both financial and non-financial risks and the enhancement of our “three lines of defense” structure

26 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

CORPORATE GOVERNANCE—BOARD OVERSIGHT OF OUR FIRM

Key Areas of Board Oversight

CEO PERFORMANCE

∎  Under the direction of our Lead Director, our Governance Committee annually evaluates CEO performance.

»   The evaluation process includes an executive session of independent directors, a closed session with our CEO and additional discussions between our Lead Director and our CEO throughout the year.

∎  The Committee reviews the results of our CEO’s evaluation under our “360 degree” review process (360° Review Process, as described further in Compensation Matters—Compensation Discussion and Analysis—How Our Compensation Committee Makes Decisions) and also assesses our CEO’s performance both as CEO and as Chairman of the Board against the key criteria and responsibilities for these roles that were developed by our Governance Committee.

EXECUTIVE SUCCESSION PLANNING

∎   Our Governance Committee has long utilized a framework relating to executive succession planning under which the Committee has defined specific criteria for, and responsibilities of, each of the CEO, COO and CFO roles. The Committee then focuses on the particular skill set needed to succeed in these roles at our firm both on a long-term and an emergency basis.

∎   Our Lead Director also meets on this topic separately with our CEO and facilitates additional discussions with our independent directors about executive succession planning throughout the year, including at executive sessions.

∎   Even after our recent executive transitions, succession planning remains a priority for our Governance Committee. The Committee has worked with Mr. Solomon to ensure an appropriate emergency succession protocol and will continue to work with Mr. Solomon on the development and ongoing refinement of our longer-term succession plan.

Interaction with senior management in a variety of settings, including Board meetings and preparatory meetings, during visits to our offices around the world and at client-related events Plan reviewed by our Governance Committee with our CEO at least annually Monitoring of senior management careers to ensure appropriate exposure to our Board and our business Review of senior management summaries (including 360° evaluations) and assessment of potential for executive positions ALWAYS DEVELOPING NEXT GENERATION OF LEADERS

FINANCIAL PERFORMANCE & REPORTING

∎   Our Board, including through its Committees, is continually kept apprised by management of the firm’s financial performance and key drivers thereof. For example, our Board generally receives an update on financial performance from our CFO at each meeting, which update provides critical information to the Board and its Committees that assists them in carrying out their responsibilities.

∎   Our Board, through its Audit Committee, is responsible for overseeing management’s preparation and presentation of our annual and quarterly financial statements and the effectiveness of our internal control over financial reporting.

»   Each quarter, our Audit Committee meets with members of our management, the Director of Internal Audit and our independent registered public accounting firm to review and discuss our financial statements, as well as our quarterly earnings release.

»   For example, during 2019, our Board and Audit Committee oversaw management’s development of the firm’s new external segment presentation as well as the financial targets announced at Investor Day, in each case consistent with the firm’s long-term strategy.

∎   In addition, our Audit Committee is directly responsible for overseeing the independence, performance and compensation of our independent registered public accounting firm. In this regard, our Audit Committee and Audit Committee Chair are directly involved with the periodic selection of the lead audit partner (see Audit Matters—Item 3. Ratification of PwC as our Independent Registered Public Accounting Firm for 2020).

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 27

CORPORATE GOVERNANCE—BOARD OVERSIGHT OF OUR FIRM

Key Areas of Board Oversight

culture

∎  Management’s role in shaping the firm’s culture is critical, and our Board’s oversight of firm culture is an important element of its responsibilities, in each case particularly because our people are our greatest asset. Our culture is core to our Board’s and Committees’ focus on the firm’s reputation and to management’s operation of the firm responsibly for the long-term.

»   We expect our people to maintain high ethical standards in everything they do. It is only with the determination and dedication of our people that we can serve our clients, generate long-term value for our shareholders and contribute to economic progress.

∎  Our Board holds senior management accountable for embodying an appropriate “tone at the top” and for maintaining and communicating a culture that emphasizes the importance of compliance with both the letter and spirit of the laws, rules and regulations that govern us.

»   Oversight of culture takes many forms, and includes oversight of strategy and risk tolerance, review of governance policies and practices, the receipt of governance metrics, regular discussions with the firm’s Compliance, Legal, Risk and Internal Audit functions, and oversight of CEO and senior management performance and compensation.

»   These are also topics on which our firm regularly engages with our shareholders, regulators and other stakeholders.

∎  Our culture has been a cornerstone of our business and performance throughout our history. Our 14 Business Principles (available on our website at www.gs.com), which were originally codified in 1979, outline our commitment to our clients and our cultural expectations, including how teamwork, excellence, personal initiative and accountability are integral to our long-term success. These principles continue to guide us and were recently distilled into our Core Values, which inform everything that we do.

∎  Our Core Values are embedded in, and regularly reinforced at, every step of our peoples’ careers, from onboarding to training, performance development, compensation and promotion processes.

∎  These efforts are underscored by our focus on cultivating and sustaining a diverse work environment and workforce, which is critical to our ability to meet the unique needs of our diverse client base and the communities in which we operate, as well as our commitment to diversity more broadly as stewards of the global capital markets.

»   For example, during 2019 the firm announced new initiatives aimed at increasing the representation of diverse communities at all levels across the firm, including aspirational goals to increase the representation of analyst and entry-level associate new joiners to the firm, as well as other talent development programs and diversity retention initiatives. In addition to these internal initiatives, the firm also recently announced a commitment to only underwrite IPOs in certain jurisdictions for companies with at least one diverse board member.

conduct

∎  We strive to maintain the highest standards of ethical conduct at all times, consistent with our Business Principles and our Core Values. For example:

»   Our Board regularly receives governance metrics, including metrics focused on conduct, controls and business integrity matters as well as attrition and complaints, and engages in regular discussions with the Compliance, Legal, Risk and Internal Audit functions.

»   Our Board also expects management to examine and to report to it on “lessons learned” from events at our firm or in our industry, as appropriate.

»   The new Performance Assessment Framework not only assesses the firm’s financial performance, but also takes into account a wide array of non-financial factors.

∎  As part of our ongoing commitment to dialogue, education and formal training, the firm offers a range of programs focused on our business standards and conduct.

Our Code of Business Conduct and Ethics (available on our website at www.gs.com) outlines our shared responsibility to our clients, our colleagues and our communities.

28 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

STAKEHOLDER ENGAGEMENT—OUR APPROACH

Stakeholder Engagement

Commitment to Active Engagement with our Shareholders and Other Stakeholders

Stakeholder views regarding matters affecting our firm are important to our Board. We employ a year-round approach to engagement that includes proactive outreach as well as responsiveness to targeted areas of focus.

Our Approach

We engage on a year-round basis with a wide range of stakeholders, including shareholders, ESG rating firms, fixed income investors, proxy advisory firms, prospective shareholders and thought leaders, among others. We also conduct additional targeted outreach ahead of our annual meeting each year, and otherwise as needed.

Firm engagement is led by our Investor Relations team, including targeted outreach and open lines of communication for inbound inquiries. Board-level engagement is led by our Lead Director, who meets regularly with shareholders and other key stakeholders, and may include other directors as appropriate. Feedback is provided to all directors from these interactions to inform Board and Committee work.

Depth of Engagement

Corporate governance represents only one component of our broader approach to stakeholder engagement. We take a holistic, comprehensive approach when communicating with shareholders. Discussions on corporate governance matters are often part of a broader dialogue covering corporate strategy, business performance, risk oversight and other key themes. We continued to conduct year-round, proactive engagement on corporate governance matters in 2019:

∎	Targeted outreach to top 200 shareholders ahead of 2019 Annual Meeting

∎	IR met with shareholders representing more than 35% of Common Stock outstanding during 2019

∎	Lead Director met with 23 investors in 2019, representing over 20% of Common Stock outstanding

2019 engagement covered:

BUSINESS PERFORMANCE STRATEGIC PRIORITIES CORPORATE GOVERNANCE OPERATIONAL GOALS REGULATORY OUTLOOK RISK MANAGEMENT APPROACH TO SUSTAINABILITY TALENT STRATEGY EXECUTIVE COMPENSATION BOARD GOVERNANCE SUCCESSION PLANNING TONE AT THE TOP

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STAKEHOLDER ENGAGEMENT—SPOTLIGHT ON SUSTAINABILITY

Spotlight on Sustainability

We believe executing a best-in-class sustainability strategy is central to our long-term success.

Sustainability is top of mind for our clients and front and center for the next generation of talent. We address sustainability in various ways, including through:

∎

Sustainable finance — Core to how we serve our clients, we are committed to driving commercial solutions to advance this focus. This is reflected in the launch of our new Sustainable Finance Group and our new $750 billion sustainable finance target.

∎	Integration of sustainability across our firm — Sustainability is central to how we manage our operations and invest in our people and our communities.

We believe that successfully delivering on our sustainability strategy will help drive returns for our shareholders.

More information can be found in our annual Sustainability Report, available at www.gs.com/sustainability-report. Our 2019 report will be available at the end of April 2020.

Our Commitment to Sustainable Finance

In December 2019, we announced a new target of $750 billion in sustainable finance by 2030, focusing on climate transition and inclusive growth. This commitment encompasses financing, investing and advisory activity spanning nine sustainable growth themes:

Climate Transition Clean Energy Sustainable Transport Sustainable Food & Agriculture Waste & Materials Ecosystem Services Inclusive Growth Accessible & Innovative Healthcare Financial Inclusion Accessible & Affordable Education Communities

To better deliver our leading expertise and capabilities in these areas to our clients, we formed a new Sustainable Finance Group to partner with our various business divisions to deepen capabilities and knowledge in sustainable finance, as well as to help drive our efforts toward our commitment.

Ongoing Focus on Environmental & Social Risk Management

In connection with our sustainable finance commitment, we also enhanced our Environmental Policy Framework guidelines for carbon intense sectors to reflect that we will:

∎	No longer engage in direct financing of new thermal coal development (new power plants and coal mines);

∎	Engage with clients to help them diversify away from thermal coal and reduce carbon emissions with the goal of helping their climate transition; and

∎	Not directly finance new upstream oil exploration and production in the Arctic, including in the Arctic National Wildlife Refuge.

Enhancements in our Operations and Reporting

We have also broadened our reporting efforts and operational goals over the past year, including:

∎	Reporting in our Sustainability Report for the first time under the Sustainability Accounting Standards Board (SASB) (the first U.S. bank to do so);

∎	Announcing our support for the Task Force on Climate-related Financial Disclosures (TCFD) and planning to further enhance our disclosure through a TCFD-aligned report; and

∎

Expanding our 2025 sustainable operational goals, including with respect to carbon neutrality for business travel, renewable energy procurement, reductions in usage of plastics and other disposables, and increased spend with diverse vendors.

30 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS

2019 NEO Compensation Determinations

Compensation Matters

Compensation Discussion and Analysis

This CD&A describes our executive compensation philosophy and the process by which our Compensation Committee makes executive compensation decisions, each of which is designed to support our strategic objectives and the long-term interests of our shareholders. Our 2019 NEOs are:

David M. Solomon Chairman and CEO	John E. Waldron President and COO	Stephen M. Scherr CFO	John F.W. Rogers EVP	Karen P. Seymour EVP and General Counsel

2019 NEO COMPENSATION DETERMINATIONS

The following table shows our Compensation Committee’s determinations regarding our NEOs’ 2019 annual compensation as well as 2018 information for those individuals who were NEOs in that year (dollar amounts shown in millions). For our Executive Leadership Team, 2019 was the first year that each served in their respective roles for the full year.

This table is different from the SEC-required 2019 Summary Compensation Table on page 48.

	YEAR	SALARY ($)(a)	ANNUAL VARIABLE COMPENSATION ($)			TOTAL ($)	EQUITY-BASED AWARDS
			CASH	PSUS(b)	RSUS(b)		% OF ANNUAL VARIABLE COMPENSATION	% OF TOTAL

EXECUTIVE LEADERSHIP TEAM

David M. Solomon Chairman and CEO	2019	2.00	7.65	17.85	—	27.50	70	65
	2018	1.89	5.70	15.41	—	23.00	73	67

John E. Waldron President and COO	2019	1.85	9.06	13.59	—	24.50	60	55
	2018	1.59	6.81	11.60	—	20.00	63	58

Stephen M. Scherr CFO	2019	1.85	8.26	12.39	—	22.50	60	55
	2018	1.56	6.08	10.36	—	18.00	63	58

OTHER NEOS

John F.W. Rogers EVP	2019	1.50	4.00	1.50 (new)	4.50	11.50	60	52

Karen P. Seymour EVP and General Counsel	2019	1.50	3.00	1.12 (new)	3.38	9.00	60	50

(a) Each of Messrs. Solomon, Waldron and Scherr served in more than one role during 2018. Mr. Solomon became CEO, and Mr. Waldron became COO, in October 2018 and Mr. Scherr became CFO in November 2018. The 2018 salary for each of these individuals was increased at the time of their respective change in role/title during 2018 and their compensation for each year reflects length of service in prior and new roles.

(b) The number of PSUs or RSUs awarded as part of our NEOs’ 2019 annual compensation was determined by reference to the closing price of our Common Stock on the grant date ($249.72 on January 16, 2020). This resulted in grants as follows: Mr. Solomon—71,481 PSUs; Mr. Waldron—54,421 PSUs; Mr. Scherr—49,616 PSUs; Mr. Rogers—6,006 PSUs and 18,021 RSUs; and Ms. Seymour—4,505 PSUs and 13,516 RSUs.

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 31

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS

How Our Compensation Committee Makes Decisions

HOW OUR COMPENSATION COMMITTEE MAKES DECISIONS

OUR COMPENSATION PRINCIPLES FIRMWIDE PERFORMANCE INDIVIDUAL PERFORMANCE STAKEHOLDER FEEDBACK CRO INPUT AND RISK MANAGEMENT MARKET FOR TALENT REGULATORY CONSIDERATIONS INDEPENDENT COMPENSATION CONSULTANT

OUR COMPENSATION PRINCIPLES

∎

Our Compensation Principles guide our Compensation Committee in its review of compensation at our firm, including the Committee’s determination of NEO compensation. The full text of our Compensation Principles is available on our public website at www.gs.com/corpgov. Key elements of our Compensation Principles include:

PAYING FOR PERFORMANCE	ENCOURAGING FIRMWIDE ORIENTATION & CULTURE	DISCOURAGING IMPRUDENT RISK-TAKING	ATTRACTING & RETAINING TALENT
Firmwide compensation should directly relate to firmwide performance over the cycle.	Employees should think and act like long-term shareholders, and compensation should reflect the performance of the firm as a whole.

Compensation should be carefully designed to be consistent with the safety and soundness of our firm. Risk profiles must be taken into account in annual performance reviews, and factors like liquidity risk and cost of capital should also be considered.

Compensation should reward an employee’s ability to identify and create value and the recognition of individual performance should also be considered in the context of the competitive market for talent.

∎

In addition to our Compensation Principles, our Compensation Committee is guided by our variable compensation frameworks, which more broadly govern the variable compensation process for employees who could expose the firm to material amounts of risk (such as our NEOs).

FIRMWIDE PERFORMANCE

∎	Consistent with our pay-for-performance philosophy, our Compensation Committee places substantial importance on the assessment of firmwide performance when determining NEO compensation.

∎

The assessment of firmwide performance takes into account a number of factors. For 2019 compensation decisions, the Committee determined it was appropriate to focus on the strategic planning and investments made during 2019 to develop, articulate and begin execution of a new long-term growth strategy, which will provide the foundation for more durable revenues over time, and to implement a new operating approach for the firm.

∎

In addition, during 2019 we developed a new Performance Assessment Framework to help provide greater definition to, and transparency regarding, the key factors considered by the Compensation Committee to assess certain aspects of the firm’s annual performance in connection with compensation decisions for our NEOs and Management Committee. The framework, which guided our Compensation Committee’s process for 2019, aligns performance metrics and goals across our most senior leaders, and helps to ensure that our compensation program for our NEOs and Management Committee continues to be appropriately aligned with our long-term strategy, stakeholder expectations and the safety and soundness of our firm.

OVERVIEW OF PERFORMANCE ASSESSMENT FRAMEWORK

	FINANCIAL PERFORMANCE	HOW THE RESULTS ARE ACHIEVED / INVESTMENT IN THE FUTURE

		CLIENTS	RISK MANAGEMENT	LEADERSHIP, CULTURE & VALUES

FIRMWIDE	∎ ROE ∎ ROTE ∎ Efficiency ratio ∎ BVPS growth ∎ Pre-tax earnings ∎ Net revenue ∎ EPS ∎ TSR	∎ Cross-divisional strategy/ collaboration ∎ Client satisfaction ∎ Broaden share of addressable market	∎ Reputation ∎ Conduct ∎ Compliance ∎ Standing with regulators ∎ Governance and controls ∎ Capital and liquidity	∎ Progress towards announced aspirational diversity goals ∎ Teamwork and collaboration ∎ Succession planning and next generation leadership development

32 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS

How Our Compensation Committee Makes Decisions

∎

The framework includes an assessment of financial metrics and non-financial factors on a firmwide basis. It also includes divisional metrics which underpin firmwide performance and serve to inform compensation decisions for the firm’s divisional leaders.

∎

New for 2020. We will continue to evolve our Performance Assessment Framework over time to ensure that it continues to align with our long-term strategy and goals. For 2020, the Committee has adopted financial metrics that align with the goals announced at our recent Investor Day, as well as non-financial factors that will inform 2020 compensation decisions.

INDIVIDUAL PERFORMANCE

∎ An assessment of each NEO’s individual performance and achievements is critical to our Compensation Committee’s decision-making process, including how each of our NEOs helped to contribute to firmwide performance. Each of our NEOs is evaluated under our 360° Review Process, which includes confidential input from employees, including those who are senior to (other than for our CEO), peers of and junior to the employee being reviewed. Our 360° Review Process assesses performance across a variety of factors, including risk management and firm reputation, control-side empowerment, judgment, compliance with firm policies, commercial contributions, culture contributions, diversity and inclusion, communication, leadership and people development, and client focus.

360° REVIEW PROCESS

∎

Our CEO: Under the direction of our Lead Director, our Governance Committee evaluated the performance of Mr. Solomon, including a summary of his evaluation under the 360° Review Process (see Corporate Governance—Board Oversight of our Firm—Key Areas of Board Oversight—CEO Performance). Our Compensation Committee considered this evaluation and also discussed Mr. Solomon’s performance as part of its executive session to determine his compensation.

∎

Other NEOs: Mr. Solomon discussed with the Compensation Committee the performance of our COO and CFO, including a summary of their evaluations under the 360° Review Process. Similarly, Mr. Waldron discussed with the Committee the performance of our other NEOs, including a summary of their evaluations under the 360° Review Process. In this context, Mr. Solomon and Mr. Waldron submitted variable compensation recommendations to the Committee for our NEOs, but did not make recommendations about their own compensation.

STAKEHOLDER FEEDBACK

∎

2019 Say on Pay Results. Our 2019 Say on Pay vote received the support of approximately 91% of our shareholders. The Committee viewed this outcome as an indication of our shareholders’ positive reaction to our compensation program.

∎

Stakeholder Engagement. Engagement has been and continues to be a priority for our Board. To this end, we engage extensively with our stakeholders each year and the feedback received continues to inform our Board and Compensation Committee actions. For example, in 2019 we (including, in certain cases, our Lead Director) met with shareholders representing more than 35% of Common Stock outstanding to discuss compensation-related matters and other areas of focus.

∎	Board Responsiveness. Stakeholder feedback received over the last several years continues to inform our Board and Compensation Committee actions:

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 33

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS

How Our Compensation Committee Makes Decisions

2018	2019

	STAKEHOLDER FEEDBACK	COMPENSATION COMMITTEE ACTION

In response to stakeholder feedback, we enhanced the rigor of our PSU design by increasing:

∎  absolute ROE threshold for maximum payout from 14% to 16%,

∎  target for 100% payout under relative ROE goals from 50th percentile to 60th, and

∎  minimum absolute ROE threshold for payout from 4% to 5%.

	SUPPORT FOR NEW PSU DESIGN	Equity-based annual compensation for our Executive Leadership Team continues to be paid entirely in PSUs, subject to rigorous thresholds

70% of our CEO’s and 60% of our COO’s and CFO’s 2019 annual variable compensation subject to ongoing performance metrics (compared to CEO U.S. Peer average of approx. 55%)

PSUs granted beyond Executive Leadership Team to our other NEOs and members of our Management Committee

	FOCUS ON HIGH LEVELS OF COMPENSATION COMMITTEE DISCRETION SUPPORT FOR HIGH PERCENTAGE OF PERFORMANCE-BASED PAY FOCUS ON HOW COMPENSATION PROGRAM TIES TO STRATEGY	Implementation of new Performance Assessment Framework, to enhance transparency and alignment with forward strategy
Enhanced CD&A disclosure, including regarding our new Performance Assessment Framework
	SUPPORT FOR STAKEHOLDER ENGAGEMENT AND RESPONSIVENESS SUPPORT FOR TRANSPARENT PROXY DISCLOSURE	Continued emphasis on extensive stakeholder engagement Commitment to engagement by Lead Director and Compensation Committee Chair

CRO INPUT & RISK MANAGEMENT

∎	Effective risk management underpins everything that we do, and our compensation programs are carefully designed to be consistent with the safety and soundness of our firm.

∎	Our CRO presented his annual risk assessment jointly to our Compensation Committee and our Risk Committee in order to assist with the evaluation of our program’s design.

»

This assessment is focused on whether our program is consistent with regulatory guidance providing that financial services firms should ensure that variable compensation does not encourage imprudent risk-taking.

»

Our Compensation Committee and our CRO each believes that the various components of our compensation programs and policies work together to balance risk and reward in a manner that does not encourage imprudent risk-taking. For example:

Compensation considered on Risk-Adjusted Metrics, such as net revenues and ROE (which are reflected in our Performance Assessment Framework)	Significant portion of pay in Equity-Based Awards aligns with long-term shareholder interests	Transfer Restrictions, Retention Requirements and Stock Ownership Guidelines work together to align compensation with long-term performance and discourage imprudent risk-taking	Robust Recapture provisions mitigate imprudent risk-taking, including that misconduct or improper risk analysis could result in clawback

34 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS

How Our Compensation Committee Makes Decisions

MARKET FOR TALENT

∎

Our Compensation Committee reviews the competitive market for talent as part of its review of our compensation program’s effectiveness in attracting and retaining talent, and to help determine NEO compensation.

»

Wherever possible, our goal is to be in a position to appoint people from within the firm to our most senior leadership positions and our executive compensation program is intended to incentivize our people to stay at Goldman Sachs and to aspire to these senior roles.

∎

To this end, the Committee regularly evaluates our NEO compensation program against benchmarking to ensure that our senior roles are properly valued, taking into account compensation program design and structure, as well as multi-year financial performance and quantum of NEO pay at our U.S. Peers and European Peers. In considering this benchmarking, the Committee also took into account that 2018 compensation levels for our Executive Leadership Team reflected that each had served in more than one role during that year.

∎

The Committee performs this evaluation with information and assistance from our HCM division and FW Cook (as described below). Information provided by HCM about our peers is obtained from an analysis of public filings by our Finance and HCM Divisions, as well as surveys regarding incentive compensation practices conducted by Willis Towers Watson.

REGULATORY CONSIDERATIONS

∎

Our Compensation Committee also considers regulatory matters and the views of our regulators when determining NEO compensation. To this end, the Committee receives briefings on an ongoing basis on relevant regulatory developments. See also —CRO Input & Risk Management.

INDEPENDENT COMPENSATION CONSULTANT INPUT

∎

Our Compensation Committee recognizes the importance of using an independent compensation consulting firm that is appropriately qualified and that provides services solely to our Board and its Committees and not to our firm.

∎

For 2019, our Compensation Committee received the advice of Semler Brossy and FW Cook. Semler Brossy provided input on the development of our Performance Assessment Framework, as well as on changes to our PSU program eligibility and design. Semler Brossy did not recommend, and was not involved in determining, the amount of any NEO’s compensation. FW Cook, who was retained by the Committee in October 2019, participated in discussions regarding our CRO’s compensation-related risk assessment, provided input and advice on our Performance Assessment Framework and the structure and amount of our 2019 NEO compensation program, advised on other compensation matters and provided additional benchmarking information to the Committee.

∎

Our Compensation Committee determined that each of Semler Brossy and FW Cook had no conflicts of interest in providing services to the Committee and was independent under the factors set forth in the NYSE rules for compensation committee advisors.

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COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Elements and Key Pay Practices

OVERVIEW OF COMPENSATION ELEMENTS AND KEY PAY PRACTICES

Our Compensation Committee believes the design of our executive compensation program is integral to further our Compensation Principles, including paying for performance and effective risk management.

PAY ELEMENT	CHARACTERISTICS	PURPOSE	2019 COMPENSATION

BASE SALARY	Annual fixed cash compensation	Provides our executives with a predictable level of income that is competitive with our peers	We made no changes to NEO annual base salary levels ($2.0 million for our CEO, $1.85 million for our COO and CFO and $1.5 million for our other NEOs), and our Compensation Committee believes that these salary levels are competitive in the market for talent

ANNUAL VARIABLE COMPENSATION(a)	Cash	Motivates and rewards achievement of company performance, strategic and operational objectives	In 2019, each of our NEOs received a portion of their annual variable compensation (no more than 40%) in the form of a cash bonus

	Equity-Based PSUs RSUs	Aligns our executives’ interests with those of our shareholders and motivates executives to achieve longer-term performance, strategic and operational objectives

Each of our NEOs received at least 60% of his or her annual variable compensation in the form of equity-based compensation

∎  Executive Leadership Team: 100% PSUs

∎  Other NEOs: 25% PSUs (new); 75% RSUs

Our equity-based awards and underlying Shares at Risk are subject to transfer restrictions, retention requirements and robust recapture provisions

(a)	Our NEOs participate in the Goldman Sachs Partner Compensation Plan (PCP), the plan under which we determine variable compensation for all of our other PMDs.

What We Do What We Don't Do Engage proactively with shareholders and other stakeholders Review and carefully consider stakeholder feedback in structuring and determining executive compensation Grant equity-based awards as a significant portion of our NEOs' annual variable compensation (for 2019 at least 60%) Align pay with firmwide performance, including through use of PSUs and RSUs Utilize Performance Assessment Framework to assess performance through financial and non-financial metrics Tie 100% of equity-based compensation granted to our Executive Leadership Team to ongoing performance metrics Exercise judgment responsive to the cyclical nature of our business, including consideration of appropriate risk-based and other metrics within the context of our Performance Assessment Framework Apply significant shareholding requirements through: Stock Ownership Guidelines for Executive Leadership Team Retention Requirements Shares at Risk Maintain robust clawback and forfeiture provisions that apply to variable compensation awards Provide for annual assessment by our CRO of our compensation program to ensure it does not encourage imprudent risk-taking Utilize independent compensation consultants No employment agreements providing for severance pay with our executive officers (including our NEOs) No golden parachutes No guaranteed bonus arrangements with our executive officers No tax gross-ups for our executive officers No repricing of underwater stock options No excessive perquisites No ongoing service-based pension benefit accruals for executive officers No hedging transactions or short sales of our common stock permitted for any executive officer

36 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS

2019 Compensation

2019 COMPENSATION

Our Compensation Committee made its annual compensation determinations for our NEOs in the context of our Compensation Principles, which encompass a pay-for-performance philosophy, and after consideration of the factors set forth in —How our Compensation Committee Makes its Decisions.

2019 COMPENSATION REFLECTS Development & execution of long-term growth strategy Building foundation for more durable revenues over time Implementation of new operating approach Driving enhanced discipline, accountability and transparency Consistent, solid net revenue performance Demonstrating continued strength of our franchise Strong individual performance Exemplary leadership and tone at the top; first full year in role for Executive Leadership Team Compensation incentivizes continued long-term, sustainable growth and achievement of financial targets without undue emphasis on shorter-term results

Long-Term Growth Strategy and New Operating Approach

∎

Central to our Compensation Committee decisions for 2019 was the strategic vision and planning undertaken by our NEOs, and in particular our Executive Leadership Team, in the development and initial execution of the firm’s long-term growth strategy as articulated at our January 2020 Investor Day.

∎

In particular, our Executive Leadership Team drove the development of the firm’s forward strategic plan, and committed to making the necessary investments to drive long-term, sustainable growth for our shareholders. Each of our NEOs also focused on the implementation of a new operating approach that delivers One Goldman Sachs to our clients, is underscored by a multi-year financial planning process, invests in new and existing businesses and enhances accountability and transparency.

∎

In addition to its focus on 2019 firmwide performance, as described below, the Committee worked to ensure that the structure and amount of our NEO compensation appropriately incentivizes our NEOs to continue to build long-term, sustainable growth and to achieve our financial targets, without undue emphasis on shorter-term results.

»	For example, each of our NEOs receives at least 60% of his or her variable compensation in the form of equity-based awards that promote alignment with long-term shareholder interests.

»

Further, all of our Executive Leadership Team’s equity-based awards are in the form of PSUs subject to ongoing performance metrics and, for the first time, PSUs were granted to our other NEOs and Management Committee members, resulting in 25% of their equity-based awards being subject to ongoing performance metrics.

2019 Firmwide Performance

∎

Our Compensation Committee also places key importance on the assessment of annual firmwide performance when determining NEO compensation. Performance is assessed in a holistic manner, and was guided by our new Performance Assessment Framework, without ascribing specific weight to any single factor or metric, as we continue to believe that a formulaic compensation program would not be in the best interests of our firm.

∎	The Committee also considered various client, risk management, and leadership, culture and values-related strategies and goals set forth in the framework.

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 37

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS

2019 Compensation

ASSESSMENT OF 2019 FIRMWIDE PERFORMANCE

FINANCIAL PERFORMANCE	ROE 10.0%	ROTE(a) 10.6%	Efficiency Ratio 68%	BVPS Growth 5.4% YoY

	Pre-Tax Earnings $10.6bn	Net Revenue $36.5bn	EPS $21.03	1-Year TSR 40.5%

∎  Consistent, solid net revenue performance, demonstrating revenue durability and continued strength of our franchise following strong year-over-year growth in 2018

∎  ROE of 10.0% was achieved in the context of our 2019 litigation expense and our investments for growth, which together reduced our 2019 ROE in excess of 200 basis points

∎  Strong one-year TSR

CLIENTS ∎ Cross-Divisional Strategy ∎ Client Satisfaction ∎ Broaden Market Share

∎  Successfully executing on initial One Goldman Sachs cross-divisional client coverage initiative, which resulted in positive client feedback and the development of a plan to more broadly implement One Goldman Sachs initiatives across firm

∎  Positive feedback on the biennial Client and Key Stakeholder survey and strong franchise rankings — including #1 in M&A and Equity Underwriting(b) and #2 Institutional Client Franchise(c) — as well as being a world-class active asset manager and a premier financial advisor

∎  Progress on four key opportunities to expand our addressable market and better serve clients (Transaction Banking, Third Party Alternatives, Digital Consumer Bank and Wealth Management)

RISK MANAGEMENT ∎ Reputation ∎ Conduct ∎ Compliance ∎ Standing with Regulators ∎ Governance & Controls ∎ Capital & Liquidity

∎  Ongoing focus on reputational risk assessment, including through the review of transactions with potentially heightened reputational risk by control-side regional vetting groups

∎  Made technological enhancements to manage risks, including through our insider threat program, consistent with our Enterprise Risk Framework and Risk Appetite Statement

∎  Continued to enhance our strong second- and third-line of defenses, including Risk, Legal, Compliance and Internal Audit, and elevate the role and stature of our Enterprise Risk Committee

∎  Continued engagement with our regulators

∎  Standardized CET1 ratio (13.3%) was unchanged, despite the return of $6.88 billion of capital to common shareholders during the year and an increase in our quarterly dividend from $0.85 per share to $1.25 per share beginning in the third quarter of 2019

∎  Maintained highly liquid balance sheet and robust liquidity metrics

LEADERSHIP, CULTURE & VALUES ∎ Diversity ∎ Teamwork ∎ Succession Planning ∎ Culture

∎  Took a broad approach to attracting and retaining diverse talent, including the announcement of, and progress towards, aspirational diversity goals, robust talent development programs and diversity retention initiatives

∎  Focus on development of next generation talent, including through the firm’s leadership pipeline review process

∎  Clear communication by senior management regarding Core Values and culture, including to further institutionalize cross-divisional teamwork and collaboration through One Goldman Sachs

(a)	For a reconciliation of this non-GAAP measure to the corresponding GAAP measure (ROE), please see Annex A: Calculation of Non-GAAP Measures.

(b)	Source: Dealogic

(c)	Source: Coalition institutional client analytics for FY2018. Institutional clients only. Analysis excludes captive, and non-core products.

38 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS

2019 Compensation

2019 Individual Performance

∎

The Committee assesses how each NEO’s individual performance (highlights of which are set forth below) contributed to the firm’s performance, including the development and execution of our long-term strategy and the metrics and factors described in our Performance Assessment Framework, as well as how each NEO exhibited exemplary leadership and set a tone at the top in the stewardship of our culture. During 2019, the key individual characteristics and performance achievements that our NEOs exhibited and were committed to included (as applicable):

STRATEGIC VISION & DEVELOPMENT LEADERSHIP & CULTURE CARRIER OPERATIONAL APPROACH DIVERSITY & SUSTAINABILITY TALENT DEVELOPMENT

David M. Solomon Chairman and CEO

KEY RESPONSIBILITIES AND PERFORMANCE ACHIEVEMENTS

∎  As Chairman and CEO, Mr. Solomon is responsible for leading our business operations and overseeing our firm, leading development and implementation of corporate policy and strategy and serving as primary liaison between our Board and our firm and as a primary public face of our firm.

∎  In 2019, Mr. Solomon:

»  Successfully executed on his priorities in his first full year as Chairman and CEO. This included a smooth leadership transition and empowering the other members of the Executive Leadership Team and senior leaders across the firm to execute on the firm’s strategic and operational goals.

»  Drove the development of the firm’s forward strategic plan as unveiled at the firm’s inaugural January 2020 Investor Day. To this end, he led our development of the firm’s three-year business plan and a clear long-term strategy that leverages our foundational advantages, enhances the firm’s long-term mindset and instills a culture of innovation as well as the breakdown of silos to enable a more client-centric and efficient approach.

»  Demonstrated a strong commitment to improved transparency and established more open and real-time information sharing broadly across internal and external stakeholders. Excelled as a skilled spokesman for the firm both internally and externally, utilizing technology and various forums to effectively convey the firm’s culture and strategy.

»  Drove the firm’s sustainability initiatives and remained committed to setting and advancing the firm’s diversity aspirations.

2019 Annual Compensation

28% variable cash compensation 7% base salary 65% PSUs $27.5M Equity-based compensation represented 70% of 2019 annual variable compensation, paid 100% in PSUs subject to ongoing performance metrics.

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COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS

2019 Compensation

John E. Waldron President and COO

KEY RESPONSIBILITIES AND PERFORMANCE ACHIEVEMENTS

∎  As President and COO, Mr. Waldron’s responsibilities include managing our day-to-day business, executing on our firmwide strategy and other priorities and closely collaborating with our CFO (including on matters relating to risk management and firmwide operations), as well as engaging with, and serving as a liaison to, our clients.

∎  In 2019, Mr. Waldron:

»  Successfully concluded his first full year as President and COO, balancing oversight of revenue divisions and firm operations with extensive client coverage, demonstrating energy and discipline in the approach to his roles. Worked closely with our CEO and fostered a strong partnership with our CFO in the broad operation and administration of the firm.

»  Played a key leadership role in the development and execution of firm’s long-term growth strategy and enhanced operating approach. Responsible for institutionalizing our One Goldman Sachs initiative and ensuring that client centricity drives the firm’s approach to efforts such as organizational structure and talent deployment. To this end, has been highly engaged with divisional leadership to improve rigor, discipline, accountability and collaboration in order to advance the firm’s strategic goals.

»  Served as a skilled spokesman for the firm and a key liaison to our clients and other stakeholders.

»  Intently focused on harnessing the firm’s talent and appropriately incentivizing the firm’s people. Drove the assessment of the firm’s top performing leaders with a particular focus on diversity and development of the firm’s “next generation” talent.

2019 Annual Compensation

37% variable cash compensation 8% base salary $24.5M 55% PSUs Equity-based compensation represented 60% of 2019 annual variable compensation, paid 100% in PSUs subject to ongoing performance metrics.

Stephen M. Scherr CFO

KEY RESPONSIBILITIES AND PERFORMANCE ACHIEVEMENTS

∎  As CFO, Mr. Scherr manages the firm’s overall financial condition, as well as financial analysis and reporting. Further to these responsibilities, he also oversees various control functions, operations and technology and closely collaborates with our COO, including on issues relating to risk management and firmwide operations.

∎  In 2019, Mr. Scherr:

»  Successfully concluded his first full year as CFO. Effectively balanced the role’s technical responsibilities with the broad operation and administration of the firm in furtherance of the development and execution of the firm’s strategic and operational goals, in strong partnership with our COO and working closely with our CEO.

»  Led the development of the firm’s three-year business plan and the implementation of a newly centralized Financial Planning & Analysis function to support the firm’s strategy and operational goals.

»  Continued to drive accountability in the firm’s growth plans with appropriate focus on risk management, stature of control functions, and expense and capital management programs to help ensure the firm is well-positioned to deliver on its financial targets. Focused on the firm’s liquidity and risk profile, driving changes to support the firm’s strength while creating the basis for longer-term efficiencies.

»  Played instrumental role in upgrading the quality and transparency of the firm’s earnings calls and established strong credibility with our shareholders, press and public through skilled and effective presentations as well as revitalized engagement with the firm’s primary regulators.

»  Focused on control environment in connection with the widening of our consumer efforts.

2019 Annual Compensation

37% variable cash compensation 8% base salary $22.5M 55% PSUs Equity-based compensation represented 60% of 2019 annual variable compensation, paid 100% in PSUs subject to ongoing performance metrics.

40 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS

2019 Compensation

John F.W. Rogers EVP

KEY RESPONSIBILITIES AND PERFORMANCE ACHIEVEMENTS

∎  As EVP, Mr. Rogers is responsible for overseeing the firm’s executive functions, including corporate affairs, stakeholder relations (including clients, investors, the public, media and the government) and our corporate engagement efforts. He also serves as Chief of Staff of our firm and Secretary to the Board.

∎  In 2019, Mr. Rogers:

»  Served as a key advisor to our Executive Leadership Team, providing significant advice and leadership across a broad spectrum of topics, including strategy, corporate affairs, culture, reputational risk management, government affairs and public policy.

»  Provided leadership, guidance and insight with respect to the firm’s regulatory interactions and served as a nexus to various industry groups.

»  Spearheaded communications, marketing and branding efforts globally, including in connection with our One Goldman Sachs initiative and long-term growth strategy.

»  Continued to drive the firm’s culture and values, for example, providing key oversight in the development of our new Sustainable Finance Group and driving impact of the firm’s corporate engagement efforts related to 10,000 Small Businesses.

»  Demonstrated strong leadership in matters related to the firm’s Board of Directors, governance and stakeholder engagement.

2019 Annual Compensation

35% variable cash compensation 13% base salary 13% PSUs 39% RSUs $11.5M Equity-based compensation represented 60% of 2019 annual variable compensation, paid 25% in PSUs (subject to ongoing performance metrics) and 75% in RSUs.

Karen P. Seymour EVP and General Counsel

KEY RESPONSIBILITIES AND PERFORMANCE ACHIEVEMENTS

∎  As EVP and General Counsel, Ms. Seymour is head of the firm’s Legal Division and is responsible for overseeing the firm’s legal affairs worldwide.

∎  In 2019, Ms. Seymour:

»  Oversaw the firm’s strategy regarding litigation and enforcement issues and served as a key advisor to the firm across a variety of legal, reputational and other matters. Successfully resolved a number of important matters on behalf of the firm and continued to play a leading role in the negotiation of the firm’s most critical legal matters, including an active focus on the resolution of 1Malaysia Development Berhad (1MDB) matters.

»  Invested significant time and oversight with respect to the restructuring of the firm’s Legal Division, including to break down regional and operational silos, reduce expenses and increase communication within the division, in each case to ensure the Legal Division is well-positioned to advise on and assist with the firm’s growth plans and forward-strategy.

»  Implemented enhanced controls to manage and reduce professional fees and drive efficiencies; created a global Privacy Law Group to address increased privacy risk.

»  Played a key leadership role in many of the firm’s culture and diversity initiatives, including as a member of the Board of Advisors of Launch With GS, the firm’s $500 million commitment to invest in companies and investment managers with diverse leadership, and as a member of the firm’s Global Diversity Committee.

2019 Annual Compensation

33% variable cash compensation 17% base salary 12.5% PSUs 37.5% RSUs $9M Equity-based compensation represented 60% of 2019 annual variable compensation, paid 25% in PSUs (subject to ongoing performance metrics) and 75% in RSUs.

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 41

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS

Equity-Based Variable Compensation Elements—A More Detailed Look

EQUITY-BASED VARIABLE COMPENSATION ELEMENTS—A MORE DETAILED LOOK

We believe it is important to pay a significant portion of our variable compensation in equity-based awards.

For 2019 compensation, our Compensation Committee assessed the overall levels of equity-based as well as performance-based compensation for our NEOs; as a result, the Committee determined it was appropriate to pay 70% of Mr. Solomon’s and 60% of all other NEOs’ variable compensation in equity-based awards. This assessment also took into account that these levels were more consistent with those of peers.

Our Executive Leadership Team continued to receive their 2019 equity-based annual compensation entirely in PSUs. This year, in order to further tie compensation to ongoing performance metrics and further align goals across our most senior leaders, our Compensation Committee approved the granting of PSUs to our other NEOs as well as the other members of our Management Committee, who received 25% of their 2019 equity-based annual awards in PSUs, with the remainder continuing to be in RSUs.

Our equity-based variable compensation is subject to various robust risk-balancing features, as described more fully in —Other Compensation Policies and Practices. Treatment upon a termination of employment or change in control is described more fully in —Executive Compensation—Potential Payments Upon Termination or Change in Control.

PSUs

PSUs — Overview of Material Terms

∎  PSUs provide recipient with annual variable compensation that has a metrics-based outcome; the ultimate value paid to the NEO is subject to firm performance both through stock price and metrics-based structure (ROE is used given it is a risk-based metric that is an important indicator of the firm’s operating performance and is viewed by many stakeholders as a key performance metric).

∎  PSUs will be paid at 0-150% of the initial award based on our average ROE over 2020–2022, using both absolute and relative metrics described in the below table.

∎  PSUs granted in January 2020 will be settled in 2023, with 50% settled in cash based on the average closing price of our Common Stock over a ten-trading-day period and 50% settled in Shares at Risk for our Executive Leadership Team. Similar to RSUs, the PSUs received by our other NEOs will settle in shares of Common Stock in 2023, substantially in the form of Shares at Risk.

3-YEAR AVERAGE ABSOLUTE ROE % EARNED <5% 0% 5% to <16% Based on relative ROE; see scale at right 16% 150% 3-YEAR AVERAGE RELATIVE ROE % EARNED(a) <25th percentile 25th percentile 60th percentile 75th percentile 25% 50% 100% 150% (a) % earned is scaled if performance is between specified thresholds

∎

For purposes of the relative ROE metric, our peer group consists of Bank of America, Citigroup, JPMorgan, Morgan Stanley, Barclays, Credit Suisse, Deutsche Bank and UBS (i.e., our U.S. Peers and European Peers).

»

Our Compensation Committee continues to believe that this peer group is appropriate given that it comprehensively reflects those firms that have a significant presence across our collection of businesses (including market making, investment banking and asset and wealth management) and who have regulatory requirements similar to ours.

∎	Average ROE is the average of the annual ROE for each year during the performance period.

»

Annual ROE for the firm is calculated as annualized net earnings applicable to common shareholders divided by average common shareholders’ equity, as publicly reported by Goldman Sachs in its annual report.

»	For purposes of determining ROE of our peers with respect to the PSUs’ relative metrics, annual ROE is as reported in the peer company’s publicly disclosed annual report, rounded to one decimal place.

∎

The Committee may adjust the peer group in certain specified circumstances (e.g., a merger or other similar corporate transaction that results in a material substantial change in a peer company’s revenue mix or business activities).

42 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS

Other Compensation Policies and Practices

∎

If the Committee determines it is necessary or appropriate to maintain the intended economics of PSUs granted to our Executive Leadership Team, it may also make adjustments, including to the firm’s or a peer company’s ROE as it deems equitable in light of changed circumstances (e.g., unusual or non-recurring events), resulting from changes in accounting methods, practices or policies, changes in capital structure, a material change in the firm’s or a peer company’s revenue mix or business activities or such other changed circumstances as the Committee may deem appropriate; any adjustments to the firm’s or a peer company’s ROE for purposes of the relative ROE calculation will be based on publicly disclosed financial information.

∎	Each PSU includes a cumulative dividend equivalent right payable only if and when that PSU settles.

∎	PSUs granted to our NEOs have no additional service-based vesting requirement; however, they are subject to various robust risk-balancing features, as described below.

RSUs

∎	RSUs provide recipients with annual equity-based incentives, with value tied to firm performance through stock price.

∎

Vested at grant for Mr. Rogers and Ms. Seymour; underlying shares are substantially delivered in the form of Shares at Risk (after applicable withholding) in three approximately equal installments on first, second and third anniversaries of grant.

∎	Each RSU includes a dividend equivalent right.

OTHER COMPENSATION POLICIES AND PRACTICES

Robust Risk-Balancing Features

Compensation granted to our NEOs is subject to various longstanding risk-balancing features, including the use of Shares at Risk, retention requirements and, for our Executive Leadership Team, additional stock ownership guidelines.

∎

Shares at Risk: Shares delivered pursuant to our equity-based awards generally deliver in the form of “Shares at Risk.” Shares at Risk are shares (after applicable tax withholding) that are subject to five-year transfer restrictions calculated based on the grant date (for 2019 Year-End Equity-Based awards, Shares at Risk will be subject to transfer restrictions through January 2025). Transfer restrictions generally prohibit the sale, transfer, hedging or pledging of underlying Shares at Risk, even if the NEO leaves our firm (subject to limited exceptions; see —Executive Compensation—Potential Payments Upon Termination or Change in Control for more detail).

∎

Retention Requirements: Pursuant to our Policy on Retention Requirements and Stock Ownership Guidelines, each of our NEOs is subject to retention requirements with respect to shares of Common Stock received in respect of equity awards:

»

Our CEO is required, for so long as he holds that position, to retain (including, in certain cases, ownership through estate planning entities established by him) at least 75% of the shares of Common Stock granted (net of payment of any withholding taxes) as compensation (After-Tax Shares) since becoming CEO.

»	Similarly, each of our COO and CFO is required, for so long as he holds such position, to retain at least 50% of After-Tax Shares granted as compensation since being appointed to such position.

»

Our other NEOs are required, for so long as they serve on the firm’s Management Committee, to retain at least 25% of After-Tax Shares granted as compensation since being appointed to the Management Committee.

∎	Stock Ownership Guidelines: In addition, our Executive Leadership Team is subject to additional stock ownership guidelines that supplement the retention requirements. These guidelines provide that:

»	Our CEO must retain beneficial ownership of a number of shares of Common Stock equal in value to 10x his base salary for so long as he remains our CEO.

»	Each of our COO and CFO must retain beneficial ownership of a number of shares of Common Stock equal in value to 6x his base salary for so long as he remains in such a position at the firm.

»	Transition rules apply in the event that an individual becomes newly appointed to a position subject to these guidelines.

∎	Each member of our Executive Leadership Team met these stock ownership guidelines in 2019.

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 43

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS

Other Compensation Policies and Practices

∎

Recapture Provisions: We have a longstanding practice of including robust recapture provisions in our variable compensation awards. To this end, we maintain several conduct-related recapture rights, as set forth below, which in many cases include both forfeiture and repayment rights (collectively, “Recapture”):

CAUSE	FAILURE TO CONSIDER RISK

Each employee who receives equity-based awards as part of his or her year-end compensation (since IPO)	Each employee who receives equity-based awards as part of his or her year-end compensation (since 2009 year-end)

If such employee engages in conduct constituting “cause,” including:

∎  Is convicted in a criminal proceeding on certain misdemeanor charges, on a felony charge or an equivalent charge;

∎  Engages in employment disqualification conduct under applicable law;

∎  Willfully fails to perform his or her duties to the firm;

∎  Violates any securities or commodities laws, rules or regulations of any relevant exchange or association of which the firm is a member;

∎  Violates any of our policies concerning hedging, pledging or confidential or proprietary information, or materially violates any other of our policies;

∎  Impairs, impugns, denigrates, disparages or negatively reflects upon our name, reputation or business interests; or

∎  Engages in conduct detrimental to the firm

If, during the time period specified in the award agreement, such employee participated (or otherwise oversaw or was responsible for, depending on the circumstances, another individual’s participation) in the structuring or marketing of any product or service, or participated on behalf of the firm or any of its clients in the purchase or sale of any security or other property, in any case without appropriate consideration of the risk to the firm or the broader financial system as a whole (for example, where such employee has improperly analyzed such risk or where they failed sufficiently to raise concerns about such risk) and, as a result of such action or omission, the Compensation Committee determines there has been, or reasonably could be expected to be, a material adverse impact on the firm, the employee’s business unit or the broader financial system.

All outstanding PSUs, RSUs, Restricted Stock and Shares at Risk at the time “cause” occurs	All equity-based awards (e.g., PSUs and RSUs (and underlying Shares at Risk) and Restricted Stock) covered by the specified time period (e.g., the year for which the award was granted)

WHO APPLICATION WHAT

∎

Pursuant to these Recapture provisions, if after delivery, payment or release of transfer restrictions we determine that a forfeiture event had previously occurred, we can require repayment to us of the award (including amounts withheld to pay withholding taxes) and any other amounts paid or delivered in respect thereof.

∎

While, as disclosed last year, 2018 year-end equity-based awards provide our Board with flexibility to reduce the size of awards granted to our 2018 NEOs before payment and/or cause a forfeiture of the underlying delivered Shares at Risk if it is later determined that the results of the 1MDB investigation would have impacted 2018 year-end compensation for any such NEO, our Compensation Committee determined it was not necessary to include this provision in the 2019 year-end equity-based awards.

∎

Our Compensation Committee adopted a comprehensive, standalone clawback policy in January 2015 that applies to each member of our Executive Leadership Team and generally permits recovery of awards (including equity-based awards and underlying Shares at Risk).

»

Among other things, the Clawback Policy expands our Recapture rights if the events covered by The Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley) occur, applying such provision to all variable compensation (whether cash- or equity-based) paid to any member of our Executive Leadership Team, even though the Sarbanes-Oxley provision on which it is based requires that such a clawback apply only to our CEO and CFO.

∎	In addition, our 2019 year-end PSUs and, as applicable, RSUs (and, in certain cases, underlying Shares at Risk) granted to our NEOs also provide for Recapture if:

»

Our firm is determined by bank regulators to be “in default” or “in danger of default” as defined under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or fails to maintain for 90 consecutive business days, the required “minimum Tier 1 capital ratio” (as defined under Federal Reserve Board regulations);

44 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS

Other Compensation Policies and Practices

»	The NEO associates with any business that constitutes a Covered Enterprise (as defined in —Executive Compensation—Potential Payments Upon Termination or Change in Control);

»	The NEO solicits our clients or prospective clients to transact business with a Covered Enterprise, or to refrain from doing business with us or interferes with any of our client relationships;

»	The NEO or an entity with which he or she is associated solicits or hires certain employees of the firm; or

»	The NEO fails to perform obligations under any agreement with us.

Hedging Policy; Pledging of Common Stock

Our executive officers (including our NEOs) and non-employee directors are prohibited from hedging any shares of our Common Stock, even shares they can freely sell, for so long as they remain executive officers or non-employee directors, as applicable. In addition, our NEOs, non-employee directors and all other employees are prohibited from hedging or pledging their equity-based awards. Our employees, other than our executive officers, may hedge only shares of our Common Stock that they can otherwise sell. However, they may not enter into uncovered hedging transactions and may not “short” shares of our Common Stock. Employees also may not act on investment decisions with respect to our Common Stock, except during applicable “window periods.” The restrictions described above also generally apply to such individual’s immediate family, household members and dependents. In addition, none of our executive officers or non-employee directors has any shares of Common Stock subject to a pledge.

Qualified Retirement Benefits

During 2019, each NEO participated in The Goldman Sachs 401(k) Plan (401(k) Plan), which is our U.S. broad-based tax-qualified retirement plan. In 2019 these individuals were eligible to make pre-tax, and/or “Roth” after-tax contributions to our 401(k) Plan and receive a dollar-for-dollar matching contribution from us on the amount they contributed, up to a maximum of $11,200. For 2019, these individuals each received a matching contribution of $11,200.

Perquisites and Other Benefits

Our NEOs received in 2019 certain benefits that are considered “perquisites” for purposes of the SEC rules regarding compensation disclosure. While our Compensation Committee was provided with the estimated value of these items, it determined, as in prior years, not to give these amounts significant consideration in determining our NEOs’ 2019 variable compensation.

During 2019, we made available to each of our Executive Leadership Team a car and driver and, in some cases, other services for security and/or business purposes. For a portion of the year, car and driver services were contracted through a third party for Messrs. Waldron and Scherr. We also offered our NEOs benefits and tax counseling services, generally provided or arranged by our subsidiary, The Ayco Company, L.P. (Ayco), to assist them with tax and regulatory compliance and to provide them with more time to focus on the needs of our business.

Our NEOs participate in our executive medical and dental program and receive executive life insurance while they remain PMDs. Our NEOs also receive long-term disability insurance coverage. Our NEOs (and their covered dependents) are also eligible for a retiree healthcare program and receive certain other perquisites, some of which have no incremental cost to us. See “All Other Compensation” and footnote (b) in —Executive Compensation—2019 Summary Compensation Table.

Section 162(m)

Section 162(m) of the Internal Revenue Code limits the tax deductibility of executive compensation paid to each of our “covered employees” to $1 million. In setting executive compensation, our Compensation Committee considers the factors identified in more detail in —How Our Compensation Committee Makes Its Decisions and does not take this limit on deductibility into account.

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 45

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS

GS Gives

GS GIVES

As a key element of the firm’s overall impact investing platform, we established our GS Gives program to coordinate, facilitate and encourage global philanthropy by our PMDs. The firm contributed approximately $140 million for this year’s GS Gives program.

GS Gives underscores our commitment to philanthropy through diversified and impactful giving, harnessing the collaborative spirit of the firm’s partnership while also inspiring our firm’s next generation of philanthropists. We ask our PMDs to make recommendations of not-for-profit organizations to receive grants from the firm’s contributions to GS Gives.

Grant recommendations from our PMDs help to ensure that GS Gives invests in a diverse group of charities that improves the lives of people in communities around the world. We encourage our PMDs to make recommendations of grants to organizations consistent with GS Gives’ mission of fostering innovative ideas, solving economic and social issues, and enabling progress in underserved communities globally. GS Gives undertakes diligence procedures for donations and has no obligation to follow recommendations made to us by our PMDs.

In 2019, GS Gives accepted the recommendations of over 570 current and retired PMDs and granted over $142 million to over 2,500 not-for-profit organizations around the world. GS Gives made grants in support of a broad range of large-scale initiatives, including the fourth-annual Analyst Impact Fund competition, a Partnership Committee-led initiative in which teams of analysts in all regions enter to win a GS Gives grant recommendation for charities of their choosing, with 2019’s winning teams addressing college financial aid literacy, feminine hygiene for impoverished communities and solar energy in last mile communities; a newly launched initiative in the U.K. to support mental health on university campuses; and education for impoverished children in Japan. Amounts donated in 2019 by GS Gives based on the following individuals’ recommendations were: Mr. Solomon—$3.3 million; Mr. Waldron—$1.3 million; Mr. Scherr—$1.0 million; Mr. Rogers—$0.5 million; and Ms. Seymour—$0.3 million.

46 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

COMPENSATION MATTERS—EXECUTIVE COMPENSATION

Executive Compensation

The 2019 Summary Compensation Table below sets forth compensation information relating to 2019, 2018 and 2017. In accordance with SEC rules, compensation information for each NEO is only reported beginning with the year that such executive became an NEO. For a discussion of 2019 NEO compensation, please read —Compensation Discussion and Analysis above.

Pursuant to SEC rules, the 2019 Summary Compensation Table is required to include for a particular year only those equity-based awards granted during that year, rather than awards granted after year-end, even if awarded for services in that year. SEC rules require disclosure of cash compensation to be included in the year earned, even if payment is made after year-end.

Generally, we grant equity-based awards and pay any cash variable compensation for a particular year shortly after that year’s end. As a result, annual equity-based awards and cash variable compensation are disclosed in each row of the table as follows:

2019

∎	“Bonus” is cash variable compensation for 2019

∎	“Stock Awards” are PSUs and RSUs awarded for 2018 (referred to as 2018 Year-End PSUs and 2018 Year-End RSUs)

2018

∎	“Bonus” is cash variable compensation for 2018

∎	“Stock Awards” are PSUs and shares of restricted stock (Restricted Stock) awarded for 2017 (referred to as 2017 Year-End PSUs and 2017 Year-End Restricted Stock)

2017

∎	“Bonus” is cash variable compensation for 2017

∎	“Stock Awards” are RSUs awarded for 2016 (referred to as 2016 Year-End RSUs)

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 47

COMPENSATION MATTERS—EXECUTIVE COMPENSATION

2019 Summary Compensation Table

2019 SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS(a) ($)	CHANGE IN PENSION VALUE(b) ($)	ALL OTHER COMPENSATION(c) ($)	TOTAL ($)

David M. Solomon Chairman and CEO	2019	2,000,000	7,650,000	14,724,012	296	283,429	24,657,737
	2018	1,887,500	5,700,375	12,775,034	—	299,926	20,662,835
	2017	1,850,000	5,745,000	8,547,708	196	233,207	16,376,111

John E. Waldron President and COO	2019	1,850,000	9,060,000	11,082,050	1,840	265,912	22,259,802
	2018	1,587,500	6,812,625	8,236,810	—	195,172	16,832,107

Stephen M. Scherr CFO	2019	1,850,000	8,260,000	9,896,719	14,857	216,519	20,238,095
	2018	1,556,827	6,083,974	7,488,028	—	170,784	15,299,613

John F.W. Rogers EVP	2019	1,500,000	4,000,000	5,290,154	938	179,303	10,970,395

Karen P. Seymour EVP and General Counsel	2019	1,500,000	3,000,000	3,744,784	—	121,005	8,365,789

(a)

Amounts included for 2019 represent the grant date fair value of 2018 Year-End RSUs and 2018 Year-End PSUs granted in January 2019 for services in 2018. Grant date fair value for 2018 Year-End RSUs and 2018 Year-End PSUs is determined by multiplying the aggregate number of RSUs or target number of PSUs, as applicable, by $199.09, the closing price per share of Common Stock on the NYSE on January 17, 2019, the grant date. For the portion of the 2018 Year-End PSUs granted to Messrs. Solomon, Waldron and Scherr that are stock-settled, the value includes an approximately 9% liquidity discount to reflect the transfer restrictions on the Common Stock underlying these PSUs. Assuming achievement of maximum performance targets, the grant date fair value of 2018 Year-End PSUs for each of Messrs. Solomon, Waldron and Scherr would be $22,086,018, $16,623,075 and $14,845,079, respectively. For the 2018 Year-End RSUs granted to Mr. Rogers and Ms. Seymour, the value includes an approximately 12% liquidity discount to reflect the transfer restrictions on the Common Stock underlying these RSUs. Amounts included for 2018 for Messrs. Solomon, Waldron and Scherr represent the grant date fair value of 2017 Year-End PSUs for Mr. Solomon and 2017 Year-End Restricted Stock for Messrs. Waldron and Scherr, in each case granted in January 2018 for services in 2017. Grant date fair value for 2017 Year-End PSUs and 2017 Year-End Restricted Stock is determined by multiplying the target number of PSUs and the aggregate number of restricted shares, as applicable, by $250.97, the closing price per share of Common Stock on the NYSE on January 18, 2018, the grant date. For the portion of the 2017 Year-End PSUs granted to Mr. Solomon that are stock-settled, the value includes an approximately 9% liquidity discount to reflect the transfer restrictions on the Common Stock underlying these PSUs. Assuming achievement of maximum performance targets, the grant date fair value of 2017 Year-End PSUs for Mr. Solomon would be $19,162,551. For 2017 Year-End Restricted Stock granted to Messrs. Waldron and Scherr, the value includes an approximately 17% liquidity discount to reflect the transfer restrictions on these shares. The amount included for 2017 for Mr. Solomon represents the grant date fair value of 2016 Year-End RSUs granted in January 2017 for services in 2016. Grant date fair value for 2016 Year-End RSUs is determined by multiplying the aggregate number of RSUs by $231.41, the closing price per share of Common Stock on the NYSE on January 19, 2017, the grant date. The value for 2016 Year-End RSUs includes an approximately 12% liquidity discount to reflect the transfer restrictions on the Common Stock underlying these RSUs.

(b)	Ms. Seymour is not a participant in any applicable plan.

(c)	The following chart, together with the narrative below, describes the benefits and perquisites for 2019 contained in the “All Other Compensation” column above.

NAME	401(K) MATCHING CONTRIBUTION ($)	TERM LIFE INSURANCE PREMIUM ($)	EXECUTIVE MEDICAL AND DENTAL PLAN PREMIUM ($)	LONG-TERM DISABILITY INSURANCE PREMIUM ($)	EXECUTIVE LIFE PREMIUM ($)	BENEFITS AND TAX COUNSELING SERVICES* ($)	CAR** ($)

David M. Solomon	11,200	118	53,108	539	18,500	138,248	57,210

John E. Waldron	11,200	118	83,324	539	4,221	108,525	56,860

Stephen M. Scherr	11,200	118	83,324	539	13,298	47,435	58,662

John F.W. Rogers	11,200	118	83,324	539	31,405	50,809	—

Karen P. Seymour	11,200	118	83,324	539	18,216	4,289	—

*

Amounts reflect the incremental cost to us of benefits and tax counseling services provided by Ayco or by another third-party provider. For services provided by Ayco, cost is determined based on the number of hours of service provided by, and compensation paid to, individual service providers. For services provided by others, amounts are payments made by us to those providers.

**

Amounts reflect the incremental cost to us attributable to commuting and other non-business use. We made available to each of our Executive Leadership Team in 2019 a car and driver for security and business purposes. For a portion of 2019, car and driver services were contracted through a third party for Messrs. Waldron and Scherr. The cost of providing a car is determined on an annual basis and includes, as applicable, driver compensation, annual car lease, car service fees and insurance cost, as well as miscellaneous expenses (for example, fuel and car maintenance).

48 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

COMPENSATION MATTERS—EXECUTIVE COMPENSATION

2019 Grants of Plan-Based Awards

Also included in the “All Other Compensation” column are amounts reflecting the incremental cost to us of providing our identity theft safeguards program for U.S. PMDs, assistance with certain travel arrangements, in-office meals and security services. We provide security (the incremental cost of which was $3,399 for Mr. Solomon) for the benefit of our firm and our shareholders. We do not consider these security measures to be personal benefits but rather business-related necessities due to the high-profile standing of our NEOs.

We provide our NEOs, on the same terms as are provided to other PMDs and at no incremental out-of-pocket cost to our firm, waived or reduced fees and overrides in connection with investments in certain funds and other accounts managed or sponsored by Goldman Sachs, unused tickets to certain events and certain negotiated discounts with third-party vendors.

We make available to our NEOs private aircraft in which we own a fractional interest. Our policy is to limit personal use of such aircraft by our NEOs and to require reimbursement by the NEO for all costs associated with such use. For example, in situations where an NEO brings a personal guest as a passenger on a business-related flight, the NEO pays us an amount equal to the greater of: (a) the aggregate incremental cost to us of the usage by the guest and (b) the price of a first-class commercial airline ticket for the same trip.

2019 GRANTS OF PLAN-BASED AWARDS

The awards included in this table are 2018 Year-End PSUs and 2018 Year-End RSUs, each granted in January 2019. The PSU grants to Messrs. Solomon, Waldron and Scherr reported in the table below were previously described in the Compensation Discussion and Analysis section of our Proxy Statement for our 2019 Annual Meeting of Shareholders (dated March 22, 2019).

The following table sets forth plan-based awards granted in early 2019. In accordance with SEC rules, the table does not include awards that were granted in 2020. See —Compensation Discussion and Analysis above for a discussion of those awards.

NAME	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(a)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(b)	GRANT DATE FAIR VALUE OF STOCK AWARDS ($)(c)
		THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

David M. Solomon	1/17/2019	0	77,413	116,120	—	14,724,012

John E. Waldron	1/17/2019	0	58,265	87,398	—	11,082,050

Stephen M. Scherr	1/17/2019	0	52,033	78,050	—	9,896,719

John F.W. Rogers	1/17/2019	—	—	—	30,138	5,290,154

Karen P. Seymour	1/17/2019	—	—	—	21,334	3,744,784

(a)

Consists of 2018 Year-End PSUs. See —2019 Outstanding Equity Awards at Fiscal Year-End and —Potential Payments Upon Termination or Change in Control below for additional information on the 2018 Year-End PSUs.

(b)	Consists of 2018 Year-End RSUs. See —2019 Non-Qualified Deferred Compensation and —Potential Payments Upon Termination or Change in Control below for additional information on the 2018 Year-End RSUs.

(c)

Amounts included represent the grant date fair value. Grant date fair value was determined by multiplying the target number of PSUs or aggregate number of RSUs, as applicable, by $199.09, the closing price per share of Common Stock on the NYSE on the grant date. For the portion of the 2018 Year-End PSUs granted to Messrs. Solomon, Waldron and Scherr that are stock-settled, the value includes an approximately 9% liquidity discount to reflect the transfer restrictions on the Common Stock underlying these PSUs. For the 2018 Year-End RSUs granted to Mr. Rogers and Ms. Seymour, the value includes an approximately 12% liquidity discount to reflect the transfer restrictions on the Common Stock underlying these RSUs.

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 49

COMPENSATION MATTERS—EXECUTIVE COMPENSATION

2019 Outstanding Equity Awards at Fiscal Year-End

2019 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth the 2018 Year-End PSUs granted in January 2019 to Messrs. Solomon, Waldron and Scherr and the 2017 Year-End PSUs granted in January 2018 to Mr. Solomon. As of December 31, 2019, Mr. Rogers and Ms. Seymour did not hold any awards reportable in this table, and no NEOs hold any option awards.

NAME	STOCK AWARDS

	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(a)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(b)

David M. Solomon	157,533	36,221,563

John E. Waldron	58,265	13,396,871

Stephen M. Scherr	52,033	11,963,948

(a)

The awards reflected in this column are the 2018 Year-End PSUs granted in January 2019 to Messrs. Solomon, Waldron and Scherr and the 2017 Year-End PSUs granted in January 2018 to Mr. Solomon. Pursuant to SEC rules, the 2017 Year-End PSUs are represented at the maximum amount of shares that may be earned, and the 2018 Year-End PSUs are represented at the target amount of shares that may be earned. The ultimate amount of shares earned under the 2017 and 2018 Year-End PSUs (if any) will be determined based on the firm’s average ROE, both on an absolute basis and relative to a peer group, over 2018–2020 and 2019–2021, respectively. In both cases, the amount shown does not represent the actual achievement to date under the award, and full information regarding peer group performance to date was not available as of the time of filing of this Proxy Statement.

(b)

Pursuant to SEC rules, the dollar value in this column represents the amount of shares shown in the immediately prior column multiplied by $229.93, the closing price per share of Common Stock on the NYSE on December 31, 2019 (the last trading day of the year).

2019 STOCK VESTED

The following table sets forth information regarding the value of the 2018 Year-End RSUs granted to Mr. Rogers and Ms. Seymour in January 2019. No NEOs exercised any options in 2019, and no information is reportable with respect to Messrs. Solomon, Waldron or Scherr for 2019 in this table.

NAME	STOCK AWARDS

	NUMBER OF SHARES ACQUIRED ON VESTING (#)(a)	VALUE REALIZED ON VESTING ($)(b)

John F.W. Rogers	30,138	6,000,174

Karen P. Seymour	21,334	4,247,386

(a)

Includes number of shares of Common Stock underlying 2018 Year-End RSUs, which were vested upon grant. One-third of these shares were delivered in January 2020, and one-third are deliverable on or about each of the second and third anniversaries of the grant date. Substantially all of the shares of Common Stock underlying the 2018 Year-End RSUs that are delivered to our NEOs are subject to transfer restrictions until January 2024.

(b)

Values were determined by multiplying the aggregate number of RSUs by $199.09, the closing price per share of our Common Stock on the NYSE on January 17, 2019, the grant date. In accordance with SEC rules, the —2019 Summary Compensation Table and —2019 Grants of Plan- Based Awards sections above include the grant date fair value of the 2018 Year-End RSUs.

50 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

COMPENSATION MATTERS—EXECUTIVE COMPENSATION

2019 Pension Benefits

2019 PENSION BENEFITS

The following table sets forth pension benefit information as of December 31, 2019. The Goldman Sachs Employees’ Pension Plan (GS Pension Plan) was frozen November 27, 2004, and none of our NEOs has accrued additional benefits thereunder since November 30, 2001 (at the latest). Ms. Seymour is not a participant in any plan reportable in this table.

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)(a)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)(b)	PAYMENTS DURING LAST FISCAL YEAR ($)

David M. Solomon	GS Pension Plan	1	1,482	—

John E. Waldron	GS Pension Plan	1	7,097	—

Stephen M. Scherr	GS Pension Plan	8	67,666	—

John F.W. Rogers	GS Pension Plan	1	6,315	—

(a)	Our employees, including Messrs. Solomon, Waldron, Scherr and Rogers, were credited for service for each year employed by us while eligible to participate in our GS Pension Plan.

(b)

Represents the present value of the entire accumulated benefit and not the annual payment an NEO would receive once his benefits commence. Prior to being frozen, our GS Pension Plan provided an annual benefit equal to between 1% and 2% of the first $75,000 of the participant’s compensation for each year of credited service. The normal form of payment is a single life annuity for single participants and an actuarially equivalent 50% joint and survivor annuity for married participants. The present values shown in this column were determined using the following assumptions: payment of a single life annuity following retirement at either the normal retirement age (age 65) or immediately (if an NEO is over 65); a 3.46% discount rate; and mortality estimates based on the RP-2014 white collar fully generational mortality table, with adjustments to reflect continued improvements in mortality based on Scale MP-2019. Our GS Pension Plan provides for early retirement benefits, and all of our participating NEOs became eligible to elect early retirement benefits upon reaching age 55.

For a description of our 401(k) Plan, which is our tax-qualified defined contribution plan, see —Compensation Discussion and Analysis—Other Compensation Policies and Practices.

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 51

COMPENSATION MATTERS—EXECUTIVE COMPENSATION

2019 Non-Qualified Deferred Compensation

2019 NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth information for each NEO, as applicable, with respect to vested RSUs granted for services in prior years and for which the underlying shares of Common Stock had not yet been delivered as of the beginning of 2019 (Vested and Undelivered RSUs).

The Vested and Undelivered RSUs generally were awarded for services in 2018, 2016 and 2015. RSUs generally are not transferable. No NEO received RSUs for services in 2017.

∎	Amounts shown as “Registrant Contributions” represent the 2018 Year-End RSUs, which were vested at grant.

∎

Amounts shown as “Aggregate Earnings” reflect the change in market value of the shares of Common Stock underlying Vested and Undelivered RSUs, as well as dividend equivalents earned and paid on those shares, during 2019.

∎	Amounts shown as “Aggregate Withdrawals/Distributions” reflect the value of shares of Common Stock underlying RSUs that were delivered, as well as dividend equivalents paid, during 2019.

NAME	PLAN OR AWARD	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR ($)(a)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($)(b)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS IN LAST FISCAL YEAR ($)	AGGREGATE BALANCE AT LAST FISCAL YEAR-END ($)(c)

David M. Solomon	Vested and Undelivered RSUs	—	—	2,207,076	8,406,847	3,229,367

John E. Waldron	Vested and Undelivered RSUs	—	—	1,843,995	6,674,542	2,881,483

Stephen M. Scherr	Vested and Undelivered RSUs	—	—	1,701,217	6,111,170	2,682,823

John F.W. Rogers	Vested and Undelivered RSUs	—	6,000,174	2,122,566	3,952,189	8,618,926

Karen P. Seymour	Vested and Undelivered RSUs	—	4,247,386	746,477	88,536	4,905,327

(a)

Value was determined by multiplying the aggregate number of RSUs by $199.09, the closing price per share of our Common Stock on the NYSE on January 17, 2019, the grant date. In accordance with SEC rules, the —2019 Summary Compensation Table and —2019 Grants of Plan- Based Awards sections include the grant date fair value of the 2018 Year-End RSUs.

(b)

Aggregate earnings include changes in the market value of the shares of Common Stock underlying Vested and Undelivered RSUs during 2019. In addition, each RSU includes a dividend equivalent right, pursuant to which the holder is entitled to receive an amount equal to any ordinary cash dividends paid to the holder of a share of Common Stock approximately when those dividends are paid to shareholders. Amounts earned and paid on vested RSUs during 2019 pursuant to dividend equivalent rights also are included. The vested RSUs included in these amounts and their delivery dates are as follows (to the extent received by each NEO):

VESTED RSUS	DELIVERY

2018 Year-End RSUs	With respect to Mr. Rogers and Ms. Seymour, one-third delivered in January 2020; one-third deliverable on or about each of the second and third anniversaries of grant.

2016 Year-End RSUs	For all NEOs other than Ms. Seymour (who did not receive this award), one-third delivered in each of December 2017, January 2019 and January 2020.

2015 Year-End RSUs (RSUs granted in January 2016 for services in 2015)	For all NEOs other than Ms. Seymour (who did not receive this award), one-third delivered in each of January 2017, December 2017 and January 2019.

Delivery of shares of Common Stock underlying RSUs may be accelerated in certain limited circumstances (for example, in the event that the holder of the RSU dies or leaves the firm to accept a governmental position where retention of the RSU would create a conflict of interest). See —Potential Payments Upon Termination or Change in Control for treatment of the RSUs upon termination of employment.

(c)

The Vested and Undelivered RSUs included in these amounts are 2018 Year-End RSUs and 2016 Year-End RSUs. These stock awards were previously reported in the Summary Compensation Table (to the extent that the NEO was a named executive officer in the applicable year of grant). Values for RSUs were determined by multiplying the number of RSUs by $229.93, the closing price per share of our Common Stock on the NYSE on December 31, 2019 (the last trading day of the year).

52 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

COMPENSATION MATTERS—EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Our NEOs do not have employment, “golden parachute” or other agreements providing for severance pay.

Our PCP, The Goldman Sachs Amended and Restated Stock Incentive Plan (2018) (SIP) and its predecessor plans, and our retiree healthcare program may provide for potential payments to our NEOs in conjunction with a termination of employment. The amounts potentially payable to our NEOs under our pension plan and vested RSUs are set forth under the —2019 Pension Benefits and —2019 Non-Qualified Deferred Compensation sections above. The terms of the outstanding PSUs are not affected by a future termination of employment or change in control (absent a termination for circumstances constituting “cause” — e.g., any material violation of any firm policy or other conduct detrimental to our firm).

Each of our NEOs participated in our PCP in 2019. Under our PCP, if a participant’s employment at Goldman Sachs terminates for any reason before the end of a “contract period” (generally a two-year period as defined in the PCP), our Compensation Committee has the discretion to determine what, if any, variable compensation will be provided to the participant for services provided in that year, subject to the formula in the PCP. There is no severance provided under our PCP.

Set forth below is a calculation of the potential benefits to each of our NEOs assuming a termination of employment occurred on December 31, 2019, in accordance with SEC rules. The narrative disclosure that follows the table provides important information and definitions regarding specific payment terms and conditions.

TERMINATION REASON	NAME	VALUE OF UNVESTED RSUS, RESTRICTED STOCK AND PSUS THAT VEST UPON TERMINATION ($)	PRESENT VALUE OF PREMIUMS FOR RETIREE HEALTHCARE PROGRAM(e) ($)	TOTAL ($)

Cause or Termination with Violation(a)	David M. Solomon	0	0	0
	John E. Waldron	0	0	0
	Stephen M. Scherr	0	0	0
	John F.W. Rogers	0	0	0
	Karen P. Seymour	0	0	0

Termination without Violation(a), Death(b), Change in Control, Disability or Conflicted Employment(c) or Downsizing(d)	David M. Solomon	0	170,773	170,773
	John E. Waldron	0	551,866	551,866
	Stephen M. Scherr	0	421,778	421,778
	John F.W. Rogers	0	387,346	387,346
	Karen P. Seymour	0	0	0

(a)

Except as discussed below, upon an NEO’s termination without Violation (as defined below), shares of Common Stock underlying RSUs will continue to be delivered on schedule (and transfer restrictions will continue to apply until the applicable transferability date to any Shares at Risk delivered thereunder), transfer restrictions will continue to apply to Restricted Stock until the applicable transferability date, and PSUs will continue to be eligible to be earned pursuant to their existing terms (and transfer restrictions will continue to apply until the applicable transferability date to any Shares at Risk delivered thereunder), provided that the NEO does not become associated with a Covered Enterprise (as defined below). Additionally, if the NEO becomes associated with a Covered Enterprise, for 2018 Year-End RSUs, the NEO generally would have forfeited all of these awards if the association occurred in 2019; will forfeit two-thirds of these awards if the association occurs in 2020; and will forfeit one-third of these awards if the association occurs in 2021. For 2018 Year-End PSUs, the NEO generally would forfeit all of these awards if the association occurred or occurs in 2019, 2020 or 2021. For 2017 Year-End Restricted Stock, the NEO generally would have forfeited all of these awards if the association occurred in 2018; would have forfeited two-thirds of these awards if the association occurred in 2019; and will forfeit one-third of these awards if the association occurs in 2020. For 2017 Year-End PSUs, the NEO generally would forfeit all of these awards if the association occurred or occurs in 2018, 2019 or 2020. For 2016 Year-End RSUs, the NEO generally would have forfeited all of these awards if the association occurred in 2017; would have forfeited two-thirds of these awards if the association occurred in 2018; and would have forfeited one-third of these awards if the association occurred in 2019. This restriction may be removed upon a termination of employment that is characterized by us as “involuntary” or by “mutual agreement” if the individual executes an appropriate general waiver and release of claims and an agreement to pay any associated tax liability.

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 53

COMPENSATION MATTERS—EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

The occurrence of a Violation, including any event constituting Cause (as defined below) or the Solicitation (as defined below) of employees or clients of our firm, by an NEO prior to delivery or settlement of RSUs and PSUs or a release of transfer restrictions on Restricted Stock or other specified time period will result in forfeiture of all RSUs, PSUs and Restricted Stock, and in some cases may result in the NEO having to repay amounts previously received. In the event of certain Violations (for example, NEO engaging in Cause) following delivery of Shares at Risk underlying RSUs or PSUs but prior to the lapse of transfer restrictions, these shares also may be required to be returned to the firm.

RSU, Restricted Stock and PSU awards also are subject to risk-related clawback provisions included in the definition of Violations below. As a result of these provisions, for example, an NEO will forfeit certain of their outstanding equity-based awards and any shares of Common Stock or other amounts delivered under these awards may be Recaptured, if our Compensation Committee determines that their failure to properly consider risk (including overseeing or being responsible for, depending on the circumstances, another individual’s failure to properly consider risk) in 2018 (with respect to 2018 Year-End RSUs and PSUs), 2017 (with respect to 2017 Year-End Restricted Stock and PSUs) or 2016 (with respect to 2016 Year-End RSUs) has, or reasonably could be expected to have, a material adverse impact on their business unit, our firm or the broader financial system.

For 2017 Year-End PSUs (granted to Mr. Solomon) and 2018 Year-End PSUs granted to our Executive Leadership Team, if the firm is required to prepare an accounting restatement due to its material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws as described in Section 304(a) of Sarbanes-Oxley, their rights to the award will terminate and be subject to repayment to the same extent that would be required under Section 304 of Sarbanes-Oxley had the NEO been a “chief executive officer” or “chief financial officer” of the firm (regardless of whether they actually held such position at the relevant time).

(b)

In the event of an NEO’s death, delivery of shares of Common Stock underlying RSUs is accelerated. Any transfer restrictions on the shares of Common Stock underlying RSUs, Shares at Risk delivered under PSUs, and Restricted Stock are removed. The terms of the PSUs are not affected by the NEO’s death. For information on the number of PSUs and vested RSUs held by the NEOs at year-end, see —2019 Outstanding Equity Awards at Fiscal Year-End and —2019 Non-Qualified Deferred Compensation above. These amounts do not reflect, in the case of death, the payment of a death benefit under our executive life insurance plan, which provides each NEO with term life insurance coverage through age 75 (a $4.5 million benefit for each NEO other than Mr. Waldron, who elected coverage at the minimum level under such plan).

(c)

If a Change in Control (as defined below) occurs, and within 18 months thereafter we terminate an NEO’s employment without Cause or if the NEO terminates his employment for Good Reason (as defined below), delivery of shares of Common Stock underlying RSUs is accelerated and any transfer restrictions on the shares of Common Stock underlying RSUs, Shares at Risk delivered under RSUs and PSUs, and/or Restricted Stock are removed. The terms of the PSUs are not affected. For RSUs and Shares at Risk delivered in respect of PSUs and RSUs, certain forfeiture provisions no longer apply.

In the case of a disability, provided that the NEO does not become associated with a Covered Enterprise, shares of Common Stock underlying RSUs continue to deliver on schedule and PSUs continue to be eligible to be earned pursuant to their existing terms. If the NEO does become associated with a Covered Enterprise, the awards would be treated as set forth in footnote (a) above for that situation.

In the case of a termination in which an NEO resigns and accepts a position that is deemed Conflicted Employment (as defined below), the NEO will receive, at our sole discretion, (i) with respect to RSUs, either a cash payment or an accelerated delivery of, and removal of transfer restrictions on, the shares of Common Stock underlying those RSUs and Shares at Risk; and (ii) with respect to Restricted Stock, removal of transfer restrictions on such Restricted Stock. Additionally, in the event of such a termination, our Compensation Committee may determine to amend the terms of any then-outstanding PSUs held by the NEO.

(d)

In the event of a termination due to Downsizing (as described below), shares of Common Stock underlying RSUs deliver and transfer restrictions on Restricted Stock release on schedule and PSUs continue to be eligible to be earned on their existing terms.

(e)

PMDs with eight or more years of service as a PMD are eligible to receive medical and dental coverage under our retiree healthcare program for themselves and eligible dependents through our firm at a 75% subsidy. Each of our NEOs (other than Ms. Seymour) is eligible for this subsidized coverage; Ms. Seymour is eligible to receive access to the retiree healthcare program at full cost with no firm subsidy. The values shown in this column reflect the present value of the cost to us of the 75% subsidy and were determined using a December 31, 2019 retirement date and the following assumptions: a 3.46% discount rate; mortality estimates based on the PRI-2012 white collar fully generational mortality table, with adjustments to reflect continued improvements in mortality based on Scale MP-2019; estimates of future increases in healthcare subsidy costs of 2.50% for medical and pharmacy and 5.25% for dental; and assumptions for subsequent eligibility for alternative coverage, which would eliminate subsidies under our program (60% firm subsidized and 40% not firm subsidized). If an NEO becomes associated with certain entities, including certain Covered Enterprises, the NEO may forfeit some or all of his benefits and/or coverage under our retiree healthcare program. Values and assumptions shown reflect that effective January 1, 2021, the value of the benefit under our U.S. retiree healthcare program will not exceed 75% of the annual limits under Section 4980I of the Code.

Other Terms

As PMDs, our NEOs are generally subject to a policy of 90 days’ notice of termination of employment. We may require that an NEO be inactive (i.e., on “garden leave”) during the notice period (or we may waive the requirement).

For purposes of describing our RSUs, Restricted Stock and PSUs, the above-referenced terms have the following meanings:

“Cause” means the NEO (a) is convicted in a criminal proceeding on certain misdemeanor charges, on a felony charge or an equivalent charge, (b) engages in employment disqualification conduct under applicable law, (c) willfully fails to perform his or her duties to Goldman Sachs, (d) violates any securities or commodities laws, rules or regulations or the rules and regulations of any relevant exchange or association of which we are a member, (e) violates any of our policies concerning hedging or pledging or confidential or proprietary information, or materially violates any other of our policies, (f) impairs, impugns, denigrates, disparages or negatively reflects upon our name, reputation or business interests or (g) engages in conduct detrimental to us.

54 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

COMPENSATION MATTERS—EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

“Change in Control” means the consummation of a business combination involving Goldman Sachs, unless immediately following the business combination either:

∎

At least 50% of the total voting power of the surviving entity or its parent entity, if applicable, is represented by securities of Goldman Sachs that were outstanding immediately prior to the transaction (or by shares into which the securities of Goldman Sachs are converted in the transaction); or

∎

At least 50% of the members of the board of directors of the surviving entity, or its parent entity, if applicable, following the transaction were, at the time of our Board’s approval of the execution of the initial agreement providing for the transaction, directors of Goldman Sachs on the date of grant of the award (including directors whose election or nomination was approved by two-thirds of the incumbent directors).

“Conflicted Employment” occurs where (a) a participant resigns solely to accept employment at any U.S. federal, state or local government, any non-U.S. government, any supranational or international organization, any self-regulatory organization, or any agency or instrumentality of any such government or organization, or any other employer (other than an “Accounting Firm” within the meaning of SEC Rule 2-01(f)(2) of Regulation S-X) determined by our Compensation Committee, and as a result of such employment the participant’s continued holding of our equity-based awards would result in an actual or perceived conflict of interest, or (b) a participant terminates employment and then notifies us that he/she has accepted or intends to accept employment of the nature described in clause (a).

“Covered Enterprise” includes any existing or planned business enterprise that (a) offers, holds itself out as offering or reasonably may be expected to offer products or services that are the same as or similar to those offered by us or that we reasonably expect to offer or (b) engages in, holds itself out as engaging in or reasonably may be expected to engage in any other activity that is the same as or similar to any financial activity engaged in by us or in which we reasonably expect to engage.

Whether employment is terminated by reason of “Downsizing” is determined solely by us.

“Good Reason” means (a) as determined by our Compensation Committee, a materially adverse change in the NEO’s position or nature or status of the NEO’s responsibilities from those in effect immediately before the Change in Control or (b) Goldman Sachs requiring the NEO’s principal place of employment to be located more than 75 miles from the location where the NEO is principally employed at the time of the Change in Control (except for required travel consistent with the NEO’s business travel obligations in the ordinary course prior to the Change in Control).

“Solicitation” means any direct or indirect communication of any kind whatsoever (regardless of who initiated), inviting, advising, encouraging, suggesting or requesting any person or entity, in any manner, to take or refrain from taking any action.

“Violation” includes any of the following:

∎

Participating in (or otherwise overseeing or being responsible for, depending on the circumstances, another individual’s participation) materially improper risk analysis or failing sufficiently to raise concerns about risks during the year for which the award was granted;

∎	Soliciting our clients or prospective clients to transact business with a Covered Enterprise, or to refrain from doing business with us or interfering with any of our client relationships;

∎	Failing to perform obligations under any agreement with us;

∎	Bringing an action that results in a determination that the terms or conditions of RSUs, Restricted Stock or PSUs are invalid;

∎

Attempting to have a dispute under our equity compensation plan or the applicable award agreement resolved in a manner other than as provided for in our equity compensation plan or the applicable award agreement;

∎	Any event constituting Cause;

∎	Failing to certify compliance to us or otherwise failing to comply with the terms of our equity compensation plan or the applicable award agreement;

∎

Upon the termination of employment for any reason, receiving grants of cash, equity or other property (whether vested or unvested) from an entity to which the NEO provides services, to replace, substitute for or otherwise in respect of the NEO’s RSUs, Restricted Stock, PSUs or Shares at Risk;

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 55

COMPENSATION MATTERS—COMPENSATION COMMITTEE REPORT

∎	Soliciting any of our employees to resign from us or soliciting certain employees to apply for or accept employment (or other association) with any person or entity other than us;

∎	Hiring or participating in the hiring of certain employees by any person or entity other than us, whether as an employee or consultant or otherwise;

∎

If certain employees are solicited, hired or accepted into partnership, membership or similar status by (a) any entity that the NEO forms, that bears the NEO’s name, or in which the NEO possesses or controls greater than a de minimis equity ownership, voting or profit participation or (b) any entity where the NEO has, or will have, direct or indirect managerial responsibility for such employee; or

∎

Our firm failing to maintain our “minimum tier 1 capital ratio” (as defined in the Federal Reserve Board regulations) for 90 consecutive business days or the Federal Reserve Board or Federal Deposit Insurance Corporation (FDIC) making a written recommendation for the appointment of the FDIC as a receiver based on a determination that we are “in default” or “in danger of default.”

Compensation Committee Report

Our Compensation Committee reviewed the CD&A, as prepared by management of Goldman Sachs, and discussed the CD&A with management of Goldman Sachs. FW Cook and the CRO also reviewed the CD&A. Based on the Committee’s review and discussions, the Committee recommended to the Board that the CD&A be included in this Proxy Statement.

Compensation Committee

Michele Burns, Chair

Drew Faust

Ellen Kullman

Lakshmi Mittal

Adebayo Ogunlesi (ex-officio)

56 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

COMPENSATION MATTERS—ITEM 2. AN ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (SAY ON PAY)

2019 Say on Pay Vote

Item 2. An Advisory Vote to Approve Executive Compensation (Say on Pay)

Proposal Snapshot — Item 2. Say on Pay

What is being voted on: An advisory vote to approve the compensation of all of our NEOs.

Board recommendation: Our Board unanimously recommends a vote FOR the resolution approving the executive compensation of our NEOs.

Our Say on Pay vote gives our shareholders the opportunity to cast an advisory vote to approve the compensation of all of our NEOs. We currently include this advisory vote on an annual basis.

We encourage you to review the following sections of this Proxy Statement for further information on our key compensation practices and the effect of shareholder feedback on NEO compensation:

∎	“Compensation Highlights” in our Executive Summary (see page 5);

∎	“2019 NEO Compensation Determinations” in our CD&A (see page 31);

∎	“How Our Compensation Committee Makes Decisions“ in our CD&A (see page 32);

∎	“Overview of Compensation Elements and Key Pay Practices“ in our CD&A (see page 36); and

∎	“2019 Compensation” in our CD&A (see page 37).

Please note that these sections should be read in conjunction with our entire CD&A (beginning on page 31), as well as the executive compensation tables and related disclosure that follow (beginning on page 47).

2019 SAY ON PAY VOTE

As required by Section 14A of the Exchange Act, the below resolution gives shareholders the opportunity to cast an advisory vote on the compensation of our NEOs, as disclosed in this Proxy Statement, including the CD&A, the executive compensation tables and related disclosure.

Accordingly, we are asking our shareholders to vote on the following resolution:

RESOLVED, that the holders of Common Stock approve the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables and related disclosures.

As this is an advisory vote, the result will not be binding, although our Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation principles and practices and in connection with its compensation determinations.

For detailed information on the vote required for this matter and the choices available for casting your vote, please see Frequently Asked Questions.

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 57

COMPENSATION MATTERS—PAY RATIO DISCLOSURE

Pay Ratio Disclosure

∎

In accordance with SEC rules, we have calculated the ratio between the 2019 compensation of our CEO and the median of the 2019 compensation of all of our employees (other than the CEO) (Median Compensation Amount).

∎	Using reasonable estimates and assumptions where necessary, we have determined that the Median Compensation Amount (calculated in accordance with SEC rules) for 2019 is $138,854.

»

In accordance with SEC rules, we identified the employee who received the Median Compensation Amount as of December 31, 2017 using the firm’s standard internal compensation methodology known as “per annum total compensation,” which measures each employee’s fixed compensation and incentive compensation for a particular year, with appropriate prorations made to reflect actual compensation paid to part-time employees and currency conversions as applicable.

»

SEC rules permit identification of this median employee once every three years. As such, the Median Compensation Amount for 2019 reflects the 2019 “per annum total compensation” of the employee we identified as of December 31, 2017, given that there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact pay ratio disclosure.

∎	Mr. Solomon’s compensation for 2019, as disclosed in the Summary Compensation Table, is $24,657,737, and the ratio between this amount and the Median Compensation Amount is approximately 178:1.

∎

Our Compensation Principles, described in more detail in Compensation Matters—Compensation Discussion and Analysis—How Our Compensation Committee Makes Decisions, apply to all of our people, regardless of their compensation level, and reflect the importance of (1) paying for performance; (2) encouraging firmwide orientation and culture; (3) discouraging imprudent risk-taking; and (4) attracting and retaining talent.

58 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

COMPENSATION MATTERS—NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

2019 Director Compensation Program

Non-Employee Director Compensation Program

Our Governance Committee reviews the form and amount of our Director Compensation Program annually, taking into account:

∎	Advice from its independent consultant

∎	Structure of our program and overall amount of compensation
∎	Feedback from stakeholders

∎	Benchmarking against form, structure and amount of peer director compensation

2019 DIRECTOR COMPENSATION PROGRAM

Our 2019 Director Compensation Program consisted of:

COMPONENTS OF DIRECTOR COMPENSATION PROGRAM FOR 2019 SERVICE(a)	ANNUAL VALUE OF AWARD	FORM OF PAYMENT
Annual RSU Grant	$500,000	2,003 RSUs
Annual Retainer	$75,000	301 RSUs or $75,000, as per director election
Committee Chair Fee (if applicable)	$25,000	101 RSUs or $25,000, as per director election

(a)

In connection with Board service, our directors do not receive any incremental fees for attending Board or Committee meetings, and Mr. Solomon did not receive any incremental compensation for service on our Board.

CERTAIN UPDATES FOR 2020 DIRECTOR COMPENSATION

While our Director Compensation Program has always been designed to attract and retain highly qualified and diverse directors and align director interests with long-term shareholder interests (as further described in —Key Features of Director Compensation), at the direction of our Lead Director we recently undertook a targeted review of both the quantum and design of our Director Compensation Program. In the context of this review, the Governance Committee received advice from its independent consultant, reviewed benchmarking data, and considered both feedback from stakeholders as well as the resolution of outstanding director compensation litigation (see page 78 for more information on the litigation).

Following this review, our Governance Committee recommended, and our Board approved, changes to our Director Compensation Program beginning in 2020 that resulted in a significant overall reduction in total director compensation. In addition, our Governance Committee and Board determined, in the context of the anticipated litigation settlement, to include the fixed amount of annual director compensation in our SIP, which will next be presented for shareholder approval at our 2021 Annual Meeting.

COMPONENTS OF DIRECTOR COMPENSATION PROGRAM FOR 2020 SERVICE(a)	ANNUAL VALUE OF AWARD	FORM OF PAYMENT
Annual RSU Grant	$350,000	RSUs
Annual Retainer	$100,000	RSUs or Cash, as per director election
Total Annual Base Compensation	$450,000 (reduced from $575,000)
Committee Chair Fee (if applicable)	$25,000	RSUs or Cash, as per director election

(a)

In connection with Board service, our directors do not receive any incremental fees for attending Board or Committee meetings. Mr. Solomon will not receive any incremental compensation for service on our Board during 2020.

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 59

COMPENSATION MATTERS—NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

Key Features of Director Compensation

KEY FEATURES OF DIRECTOR COMPENSATION

Is designed to attract and retain highly qualified and diverse directors Appropriately values the significant time commitment required of our non-employee directors Effectively and meaningfully aligns directors with long-term shareholder interests Recognizes the highly regulated and complex nature of our global business and the requisite skills and experience represented among our Board members Takes into account the focus on Board governance and oversight at financial firms Reflects the shared responsibility of all directors Significant Time Commitment By Directors In addition to preparation for and attendance at Board and Committee meetings (58 total in 2019), our directors are engaged in a variety of other ways, including: Receiving postings on significant developments and weekly informational packages Communicating and meeting with each other, senior management and key employees around the globe Meeting with our regulators Participating in firm and industry conferences and other external engagements on behalf of the Board Engaging with stakeholders, including by our Lead Director For additional information, see Corporate Governance-Structure of our Board and Governance Practices-Commitment of our Board.

Highlights of Our Director Compensation Program

Program features emphasize long-term alignment between director and shareholder interests.

What We Do

✓ Emphasis on Equity Compensation:

    The majority of director compensation is in the form of vested equity-based awards (RSUs). Directors may elect to receive 100% of their director compensation in the form of RSUs

✓  Hold-through Retirement Requirement:

∎ Non-employee directors must hold all RSUs granted to them during their entire tenure

∎ Shares of Common Stock underlying the RSUs do not deliver until after a director’s retirement

✓ Equity Ownership Requirements:

    All non-employee directors are required to own at least 5,000 shares of Common Stock or vested RSUs, with a five-year transition period for new directors

Remainder in Cash Compensation Minimum of at least 70% Equity Compensation

What We Don’t Do

   No fees for attending meetings — attendance is expected and compensation is not dependent on Board meeting schedule

   No undue focus on short-term stock performance — director pay aligns with compensation philosophy, not short-term fluctuations in stock price

   No hedging or pledging of RSUs permitted

   No hedging of shares of Common Stock permitted

   No director has shares of Common Stock subject to a pledge

60 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

COMPENSATION MATTERS—NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

Director Summary Compensation Table

RETENTION OF INDEPENDENT NON-EMPLOYEE DIRECTOR COMPENSATION CONSULTANT

In 2019, our Governance Committee reappointed FW Cook, a compensation consultant, to conduct an independent review of our non-employee Director Compensation Program. FW Cook assessed the structure of our Director Compensation Program and its value compared to competitive market practices. FW Cook determined that the Director Compensation Program remained competitive with the market and continued to align the interests of our non-employee directors with the long-term interests of our shareholders. As a result of its assessment and the ongoing nature of the director compensation litigation, FW Cook confirmed that it supported the continuation of our Director Compensation Program for 2019 without changes to either amount or design, as well as the proposed changes described in —Certain Updates for 2020 Director Compensation.

Our Governance Committee determined that FW Cook is independent and does not have conflicts of interest in providing services to our Governance Committee.

DIRECTOR SUMMARY COMPENSATION TABLE

The following table sets forth the 2019 compensation for our non-employee directors as determined by SEC rules, which require us to include equity awards granted during 2019 and cash compensation earned for 2019. Generally, we grant equity-based awards and pay any cash compensation to our non-employee directors for a particular year shortly after that year’s end. Accordingly, this table includes RSUs granted in January 2019 for services performed in 2018 and cash paid in January 2020 for services performed in 2019 for those directors who received cash payments.

	FEES EARNED OR PAID IN CASH ($)(a)	STOCK AWARDS ($)(b)	ALL OTHER COMPENSATION ($)(c)	TOTAL ($)

Michele Burns	100,000	500,115	19,823	619,938

Drew Faust	75,000	250,058	16,500	341,558

Mark Flaherty	75,000	500,115	20,000	595,115

William George(d)	0	600,257	7,500	607,757

James Johnson(d)	0	575,172	20,000	595,172

Ellen Kullman	0	575,172	20,000	595,172

Lakshmi Mittal	0	575,172	—	575,172

Adebayo Ogunlesi	0	600,257	—	600,257

Peter Oppenheimer	0	600,257	20,000	620,257

Jan Tighe	75,000	48,180	5,000	128,180

David Viniar	75,000	500,115	20,000	595,115

Mark Winkelman	0	591,895	45,000	636,895

(a)

For 2019, Ms. Burns elected to receive her annual retainer and Committee Chair fee in cash, and Dr. Faust, Vice Admiral Tighe and Messrs. Flaherty and Viniar elected to receive their annual retainers in cash.

(b)

The grant date fair value of RSUs granted on January 17, 2019 for service in 2018 was based on the closing price per share of Common Stock on the NYSE on the date of grant ($199.09). These RSUs were vested upon grant and provide for delivery of the underlying shares of Common Stock on the first eligible trading day in the third quarter of the year following the year of the director’s retirement from our Board.

(c)

These values reflect the amounts that were donated to charities by our firm to match personal donations made by non-employee directors in connection with requests by these directors made prior to March 2, 2020 under the Goldman Sachs employee matching gift program for 2019. We allow our directors to participate in our employee matching gift program on the same terms as our non-PMD employees, matching gifts of up to $20,000 per participating individual. For Mr. Winkelman, the amount also represents an annual cash fee of $25,000 for his service as a member of the board of directors of our subsidiary, Goldman Sachs International, during 2019.

(d)	Each of Messrs. George and Johnson retired from our Board on May 2, 2019. Until his retirement, Mr. George served as Chair of our Public Responsibilities Committee.

Please refer to Beneficial Ownership for information pertaining to the outstanding equity awards (all of which are vested) held by each non-employee director as of March 2, 2020, including RSUs granted in January 2020 for services performed in 2019.

For more information on the work of our Board and its Committees, see Corporate Governance.

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 61

AUDIT MATTERS—ITEM 3. RATIFICATION OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

Assessment Of Independent Registered Public Accounting Firm

Audit Matters

Item 3. Ratification of PwC as our Independent Registered Public Accounting Firm for 2020

Proposal Snapshot — Item 3. Ratification of PwC as our Independent Registered Public Accounting Firm for 2020

What is being voted on: Ratification of the appointment of PwC as our independent registered public accounting firm.

Board recommendation: Our Board unanimously recommends a vote FOR ratification of the appointment of PwC as our independent registered public accounting firm for 2020.

Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our financial statements. Our Audit Committee has appointed PwC as our independent registered public accounting firm for 2020. We are submitting the appointment of our independent registered public accounting firm for shareholder ratification at our Annual Meeting, as we do each year.

ASSESSMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The members of our Audit Committee believe that the continued retention of PwC as our independent registered public accounting firm is in the best interests of our firm and our shareholders. In making this determination, our Audit Committee considered a variety of factors, including:

∎ Independence ∎ Candor and insight provided to Audit Committee ∎ Proactivity ∎ Ability to meet deadlines and respond quickly ∎ Feasibility / benefits of audit firm / lead partner rotation

∎  Content, timeliness and  practicality
of PwC communications with management

∎  Adequacy of information  provided
on accounting issues, auditing
issues and regulatory developments
affecting financial institutions

∎  Timeliness and accuracy of all
services presented to Audit
Committee for pre-approval
and review

∎  Management feedback

∎  Lead partner performance

∎  Comprehensiveness of
evaluations of internal
control structure

In particular, our Audit Committee took into account:

Key Considerations of PwC

Audit Quality and Efficiency

∎

PwC’s knowledge of the firm’s business allows it to design and enhance its audit plan by focusing on core and emerging risks, investing in technology to increase efficiency and capturing cost efficiencies through iteration.

∎

PwC has a global footprint and the expertise and capability necessary to handle the breadth and complexity of the audit of the firm’s global business, accounting practices and internal control over financial reporting.

Candid and Timely Feedback

∎

PwC generally attends each meeting of our Audit and Risk Committees and meets regularly in closed sessions with our Audit Committee so that it can provide candid feedback to the Committees regarding management’s control frameworks to address existing and new risks.

∎

PwC’s familiarity with the firm’s control infrastructure and accounting practices allow it to analyze the impact of business or regulatory changes in a timely manner and provide our Audit Committee with an effective, independent evaluation of management’s strategies, implementation plans and/or remediation efforts.

62 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

AUDIT MATTERS—ITEM 3. RATIFICATION OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

Fees Paid to Independent Registered Public Accounting Firm

Independence

∎

PwC is an independent public accounting firm and is subject to oversight and inspection by the United States Public Company Accounting Oversight Board (PCAOB) (the results of which are communicated to our Audit Committee), Big 4 peer reviews and SEC regulations.

∎

Both the firm and PwC have controls to ensure the continued independence of PwC, including firm policies limiting the hiring of audit team members and PwC policies and procedures to maintain independence.

∎	Mandatory lead audit partner rotation ensures a regular influx of fresh perspective balanced by the benefits of having a tenured auditor with institutional knowledge.

Audit Committee’s Controls

∎	Frequent closed sessions with PwC as well as a comprehensive annual evaluation.

∎	Direct involvement by our Audit Committee and our Audit Committee Chair in the periodic selection of PwC’s new lead audit partner.

∎	Responsibility for the audit fee negotiations associated with the retention of PwC, including considering the appropriateness of fees relative to both efficiency and audit quality.

∎

Advance approval (by Audit Committee or Audit Committee Chair) of all services rendered by PwC to us and our consolidated subsidiaries. These services include audit, audit-related services (including attestation reports, employee benefit plan audits, accounting and technical assistance, risk and control services and due diligence-related services) and tax services, subject to quarterly fee limits applicable to each project and to each category of services.

∎

Review of information regarding PwC’s periodic internal quality reviews of its audit work, external data on audit quality and performance such as feedback provided by the PCAOB and PwC’s conformance with its independence policies and procedures.

We are asking shareholders to ratify the appointment of PwC as our independent registered public accounting firm as a matter of good corporate practice, although we are not legally required to do so. If our shareholders do not ratify the appointment, our Audit Committee will reconsider whether to retain PwC, but still may retain them. Even if the appointment is ratified, our Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of our firm and our shareholders.

A representative of PwC is expected to be available at our Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table provides information about fees paid by us to PwC.

	2019 ($ IN MILLIONS)	PERCENT OF 2019 SERVICES APPROVED BY AUDIT COMMITTEE	2018 ($ IN MILLIONS)	PERCENT OF 2018 SERVICES APPROVED BY AUDIT COMMITTEE

Audit Fees	69.7	100%	63.1	100%

Audit-Related Fees(a)	10.8	100%	9.6	100%

Tax Fees(b)	3.9	100%	2.7	100%

All Other Fees	—	—	—	—

(a)	Audit-related fees include attest services not required by statute or regulation and employee benefit plan audits.

(b)

The nature of the tax services is as follows: tax return preparation and compliance, tax advice relating to transactions, consultation on tax matters and other tax planning and advice. Of the $3.9 million for 2019, approximately $1.8 million was for tax return preparation and compliance services.

PwC also provides audit and tax services to certain asset management funds managed by our subsidiaries. Fees paid to PwC by these funds for these services were $89.7 million in 2019 and $77.0 million in 2018.

For detailed information on the vote required for this matter and the choices available for casting your vote, please see Frequently Asked Questions.

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 63

AUDIT MATTERS—REPORT OF OUR AUDIT COMMITTEE

Report of our Audit Committee

Management is responsible for the preparation, presentation and integrity of Goldman Sachs’ financial statements, for its accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with generally accepted accounting principles and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of Goldman Sachs’ financial statements and of its internal control over financial reporting in accordance with the standards of the PCAOB and expressing an opinion as to the conformity of Goldman Sachs’ financial statements with generally accepted accounting principles and the effectiveness of its internal control over financial reporting. The independent registered public accounting firm has free access to the Committee to discuss any matters they deem appropriate.

In performing its oversight role, the Committee has considered and discussed the audited financial statements with each of management and the independent registered public accounting firm. The Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the PCAOB and the SEC. The Committee has received the written disclosures and the letter from the independent registered public accounting firm in accordance with the applicable requirements of the PCAOB regarding the auditor’s communications with the Committee concerning independence and has discussed with the registered public accounting firm its independence. The Committee, or the Committee Chair if designated by the Committee, approves in advance all audit and any non-audit services rendered by the independent registered public accounting firm to us and our consolidated subsidiaries. See —Item 3. Ratification of PwC as our Independent Registered Public Accounting Firm for 2020.

Based on the reports and discussions described in this Report, the Committee recommended to the Board that the audited financial statements of Goldman Sachs for 2019 be included in the 2019 Annual Report on Form 10-K.

Audit Committee

Peter Oppenheimer, Chair

Mark Flaherty

Adebayo Ogunlesi (ex-officio)

Jan Tighe

Mark Winkelman

64 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

ITEMS 4–5. SHAREHOLDER PROPOSALS

Items 4–5. Shareholder Proposals

We are committed to active engagement with our shareholders. If you would like to speak with us, please contact our Investor Relations team at gs-investor-relations@gs.com.

Proposal Snapshot — Items 4–5. Shareholder Proposals

What is being voted on: In accordance with SEC rules, we have set forth below certain shareholder proposals, along with the supporting statements of the respective shareholder proponents, for which we and our Board accept no responsibility. These shareholder proposals are required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting.

Board recommendation: As explained below, our Board unanimously recommends that you vote AGAINST each shareholder proposal.

For detailed information on the vote required with respect to these shareholder proposals and the choices available for casting your vote, please see Frequently Asked Questions.

Item 4. Shareholder Proposal Regarding Right to Act by Written Consent

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California, 90278, beneficial owner of 20 shares of Common Stock, is the proponent of the following shareholder proposal. Mr. Chevedden has advised us that a representative will present the proposal and related supporting statement at our Annual Meeting.

PROPONENT’S STATEMENT

Proposal 4 — Right to Act by Written Consent

Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to give shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any appropriate topic for written consent.

Hundreds of major companies enable shareholder action by written consent. Taking action by written consent in place of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle like the election of a new director. This is important after Director Lakshmi Mittal was rejected by 18% of shareholders in 2019. In other words Mr. Mittal received 18-times as many negative votes as each of most of our other directors.

The Written Consent topic has been gaining support at Goldman Sachs since 2015. Meanwhile the stock ownership threshold at Goldman Sachs to call a special shareholder meeting has long remained static in spite of 41%-support to lower it to 10% as far back as 2011.

This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent. This proposal topic might have received a still higher vote than 67% at Allstate and Sprint if more shareholders had access to independent corporate governance data and recommendations.

The right for shareholders to act by written consent is gaining acceptance as a more important right than the right to call a special meeting. This seems to be the conclusion of the Intel Corporation (INTC) shareholder vote at the 2019 Intel annual meeting.

The directors at Intel apparently thought they could divert shareholder attention away from written consent by making it easier for shareholders to call a special meeting. However Intel shareholders responded with greater support for written consent in 2019 compared to 2018.

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 65

ITEMS 4–5. SHAREHOLDER PROPOSALS

Written consent won 44%-support at Capital One Financial Corporation (COF) in 2018 and this increased to 56% support in 2019. Written consent won 47%-support at United Rentals, Inc. (URI) in 2018 and this increased to 51%-support in 2019. Written consent won 43%-support at Flowserve Corporation (FLS) in 2018 and this increased to 51%-support in 2019.

Please vote yes:

Right to Act by Written Consent — Proposal 4

DIRECTORS’ RECOMMENDATION

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

Our Board regularly seeks input from shareholders to ensure our policies reflect best practices and are appropriately aligned with shareholder interests. Our Board has re-evaluated the ability of shareholders to act by written consent and believes that, as proposed, permitting shareholder action by written consent may cause confusion and disruption, as well as promote short-termism or special interests. We believe that our shareholders should have the ability to raise important matters to our attention, but given our Board’s ongoing commitment to corporate governance best practices, including Board-level engagement with stakeholders, we continue to believe that the adoption of this proposal is unnecessary and not in the best interests of our firm or our shareholders.

∎

Our Board is committed to engaging with our shareholders and listening to their perspectives. In addition to governance practices that enhance the rights of all shareholders (examples of which are described below), our firm and our Board maintain open lines of communication with our shareholders (see Stakeholder Engagement).

»

For example, during 2019 our Lead Director met with shareholders representing over 20% of our shares outstanding on topics such as board effectiveness and composition, compensation, the Board’s independent oversight of strategy and executive succession planning, reputational risk and cybersecurity.

»

In January 2020, we hosted our inaugural Investor Day, which represented a key milestone in the firm’s path to providing greater transparency and accountability to our shareholders and other stakeholders. During Investor Day, we provided additional insight into our strategic direction and set forth goals by which our progress can be measured over time.

∎	Matters subject to a shareholder vote should be communicated to and voted on by all shareholders in the context of an annual or special meeting, with adequate time to consider the matters proposed.

»

Our governing documents provide protections, such as advance notice and thorough public disclosure to all shareholders, for the conduct of business at annual and special meetings to ensure a well-informed, fair and equitable process.

»

In contrast, enabling a limited group of shareholders to act by written consent may deprive almost half of our shareholders of these important rights and of the opportunity to participate in decisions that could have significant ramifications for our firm and shareholders.

»	Annual and special meetings also allow opportunity for discussion and interaction among shareholders so that all points of view may be considered prior to a vote.

∎

In addition to our shareholder right to call a special meeting and demonstrated commitment to shareholder engagement, we maintain strong governance practices that protect the rights of all shareholders. For example:

»	Independent Lead Director with expansive duties.

»	Experienced and diverse Board, which held 58 Board and Committee meetings during 2019.

»	Proxy access provisions, proactively adopted in 2015.

»	Single class shareholder structure.

66 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

ITEMS 4–5. SHAREHOLDER PROPOSALS

»	No supermajority vote requirements.

»	Annual elections of directors; majority voting with resignation policy for directors in uncontested elections.

»	No “poison pill.”

∎	Action by written consent as proposed may cause confusion, as well as promote short-termism or special interests. For example:

»

Our Board may be denied the opportunity to consider the merits of a proposed action and to suggest alternative proposals for shareholder evaluation that may be in the best interests of our shareholders and in the long-term interests of our firm.

»	Multiple shareholder groups may solicit multiple written consents simultaneously, some of which may be duplicative or contradictory, causing confusion to shareholders, the Board and management.

Item 5. Shareholder Proposal Regarding Board Oversight on the “Statement on the Purpose of a Corporation”

Harrington Investments, Inc., 1001 2nd Street, Suite 325, Napa, California, 94559, beneficial owner of 100 shares of Common Stock is the proponent of the following shareholder proposal. The proponent has advised us that a representative will present the proposal and related supporting statement at our Annual Meeting.

PROPONENT’S STATEMENT

Whereas, our Company’s Chairman and Chief Executive Officer, in August 2019, signed a “Statement on the Purpose of a Corporation”, committing our Company to serve all stakeholders, including shareholders as stakeholders; and

Whereas, while each of the companies making the pledge stated that each has its own corporate purposes, our Company notwithstanding, made a commitment to support “… the communities in which we work… respect[ing] the people in our communities and protect[ing] the environment by embracing sustainability practices across our businesses”; and

Whereas, such public statements may be beneficial to the image of our financial institution from a marketing and public relations standpoint and enhance our management’s standing in many communities, however, the statement, in and of itself, is vague and indistinct in how such statement shall be implemented by our Company, and as is most often the case, there has been no prior indication that our Board of Directors, have exercised their duty of care and loyalty, to be informed fully, utilizing good and independent external and internal resources and experts, and acting in a judicious and independent manner, to determine what specific actions the board needs to take, to implement the stakeholder theory underlying statement, to promote the best interests of the corporation; therefore, be it

Resolved, that shareholders request our Board of Directors, in exercise of their fiduciary duties of care and loyalty, review the Statement of the Purpose of a Corporation signed by our Chairman and Chief Executive Officer, and provide oversight and guidance as to how our Company’s full implementation of this new Statement should alter our Company’s governance or management systems, such as long term plans, goals, metrics, executive and Board compensation, and/or representation of stakeholders in governance of our Company, and publish recommendations regarding implementation.

Supporting Statement

Our Company’s Chairman and Chief Executive Officer is to be congratulated in his leadership and courage to commit our Company to all stakeholders and to the future. All shareholders should appreciate and encourage our Board of Directors to implement this change, including by amending our Company’s governance documents to fully embrace the new approach.

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 67

ITEMS 4–5. SHAREHOLDER PROPOSALS

DIRECTORS’ RECOMMENDATION

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

Our firm is proud to have endorsed the Statement on the Purpose of a Corporation (the Statement) issued by the Business Roundtable in August 2019.

We believe that the Statement’s expressed commitment for a company to benefit all stakeholders — customers, employees, communities, shareholders and suppliers — is wholly consistent with our long-standing principles and our governance or management systems. Our ability to drive long term shareholder value is dependent upon how well we serve our clients, manage our people and support our broader stakeholders, including the communities in which we live and work. In light of our existing commitments and ongoing support of these important matters, a sample of which is described below, we believe that the adoption of this proposal is duplicative and unnecessary and therefore not in the best interests of our firm or our shareholders.

Our firm’s stated purpose is to advance sustainable economic growth and financial opportunity. Successfully delivering on this purpose will drive returns for our shareholders.

∎

Sustainable finance is an increasingly important topic for our clients, as evidenced by our December 2019 announcement of a target of $750 billion in investing, financing and advisory activity by 2030 focusing on nine sustainable finance themes relating to climate transition and inclusive growth.

∎

Sustainability is also integrated across our firm, including in how manage our operations and invest in our people and our communities. We are committed to continuing to provide transparency and accountability regarding these efforts in our annual Sustainability Report, available at www.gs.com/sustainability-report.

Here are some examples of how we follow through on our purpose as an organization, consistent with the Statement:

∎	Delivering Value to our Clients. Our clients are at the center of everything we do. This mindset informs all of our activities, from the way we serve our clients to our organizational decisions.

»

This underlying philosophy is foundational to our firm, and we have made a more purposeful effort over the past year to reinforce our deep client orientation and further leverage the strength of our client relationships through our One Goldman Sachs initiative.

∎	Investing in our Employees. We have long held that our people are our greatest asset, and believe that our workforce differentiates us as a firm.

»

To this end, we are dedicated to recruiting and retaining the best, most diverse talent, and we endeavor to invest in our employees at every stage of their careers in order to maximize individual potential, increase commercial effectiveness, reinforce our culture, expand professional opportunities, and help our people contribute positively to their greater communities.

∎	Citizenship in our Communities. We are committed to helping the communities where we work and live, and where our ideas, people and resources can make a difference.

»

Across all of our business and through our corporate engagement programs, we work to leverage our people and capital to drive sustainable growth, increase financial empowerment and advance environmental progress, including through initiatives such as 10,000 Small Businesses, 10,000 Women and Launch with GS.

∎

Generating Long-Term Value for our Shareholders. The creation and delivery of long-term shareholder value is at the core of everything we do. We are committed to increasing transparency to help enhance our investors’ understanding of our businesses and to hold ourselves accountable for driving long-term, sustainable value.

»

In January 2020, we hosted our inaugural Investor Day, which represented a key milestone in the firm’s path to providing greater transparency and accountability to our shareholders and other stakeholders. During Investor Day, we provided additional insight into our strategic direction and set forth goals by which our progress can be measured over time.

68 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

ITEMS 4–5. SHAREHOLDER PROPOSALS

∎

Dealing Fairly and Ethically with our Vendors. A wide array of goods and services is needed to support our business operations, and we are committed to partnering with the best businesses available to achieve our objectives, including through our Vendor Diversity Program.

»

We strive to engage vendors that reflect the diversity of our communities and of the clients we serve, and who can bring a range of perspectives to help us discover creative, effective solutions. We expect all of our vendors to operate in accordance with our Vendor Code of Conduct (available at www.gs.com), including to act with integrity and to demonstrate a commitment to legal, ethical, safe, fair and environmentally responsible business practices.

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 69

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS—RELATED PERSON TRANSACTIONS POLICY

Certain Relationships and Related Transactions

On the recommendation of our independent directors, our Board has in place various policies that provide guidelines for the review of certain relationships and transactions involving our directors and executive officers.

Related Person Transactions Policy

Our Board has a written Related Person Transactions Policy regarding the review and approval of transactions between us and “related persons” (directors, executive officers, immediate family members of a director or executive officer, or known 5% shareholders).

Under this policy, transactions that exceed $120,000 in which a related person may have or may be deemed to have a direct or indirect material interest are submitted to our Governance Committee Chair, our Audit Committee Chair or our full Governance Committee for approval, as applicable. Certain transactions, including employment relationships, ordinary course banking, brokerage, investment, lending and other services, payment of certain regulatory filing fees and certain other ordinary course non-preferential transactions, are considered preapproved transactions, and thus do not require specific approval under the policy (although these transactions must be reported to our Governance Committee and may still be submitted for approval if deemed appropriate).

In determining whether to approve a related person transaction, the following factors, among others, are considered:

∎	Whether the transaction would impair the independence of an independent director;

∎

Whether the transaction presents a conflict of interest, taking into account the size of the transaction, the financial position of the director or executive officer, the nature of the director’s or executive officer’s interest in the transaction and the ongoing nature of the transaction;

∎	Whether the transaction is fair and reasonable to us and on substantially the same terms as would apply to comparable third parties;

∎	The business reasons for the transaction;

∎	Any reputational issues; and

∎	Whether the transaction is material, taking into account the significance of the transaction to our investors.

In addition to our policies on director independence and related person transactions, we also maintain a policy with respect to outside director involvement with financial firms, such as private equity firms or hedge funds. Under this policy, in determining whether to approve any current or proposed affiliation of a non-employee director with a financial firm, our Board will consider, among other things, the legal, reputational, operational and business issues presented, and the nature, feasibility and scope of any restrictions, procedures or other steps that would be necessary or appropriate to ameliorate any perceived or potential future conflicts or other issues.

70 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS—CERTAIN RELATIONSHIPS AND TRANSACTIONS

Certain Relationships and Transactions

BROKERAGE AND BANKING SERVICES

Some of our directors and executive officers (and persons or entities affiliated with them) have brokerage and/ or discretionary accounts at our broker-dealer affiliates and may utilize other ordinary course banking or lending products (such as credit cards) offered by Goldman Sachs Bank USA. Extensions of credit by Goldman Sachs Bank USA, which do not involve more than the normal risk of collectability and do not present other unfavorable features, have been and may be made to certain of our directors and executive officers (and persons or entities affiliated with them) in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unrelated to our firm, and in each case in compliance with relevant laws and regulations.

FIRM-MANAGED FUNDS AND OTHER INVESTMENTS

We have established private investment funds (Employee Funds) to permit our employees (and in certain cases, retired employees) to participate in our private equity, hedge fund and other similar activities by investing in or alongside funds and investments that we manage or sponsor for independent investors and/or for our firm. Investment decisions for the Employee Funds are made by the investment teams or committees that are fiduciaries for such funds, and no executive officers are members of such investment teams or committees.

The Employee Funds generally maintain diversified investment portfolios, and these investment opportunities do not affect the incentives of our executive officers under our compensation program. Many of our employees, their spouses, related charitable foundations or entities they own or control have invested in these Employee Funds. In some cases, we have limited participation to our PMDs, including our executive officers, and in some cases participation may be limited to individuals eligible to invest pursuant to applicable law.

Certain of the Employee Funds provide applicable investors with an interest in the overrides we receive for managing the funds for independent investors (overrides). Employee Funds generally do not require our current or retired PMDs and other current or retired employees to pay management fees and do not deduct overrides from fund distributions. Similarly, certain other investments may be made available to our PMDs, retired PMDs and other current employees on a fee-free or reduced fee basis.

Distributions and redemptions exceeding $120,000 from Employee Funds made to our 2019 executive officers (or persons or certain entities affiliated with them) and Mr. Viniar (with respect to investments made when he was an employee) during 2019, consisting of profits and other income and return of amounts initially invested (excluding overrides generally available only to PMDs, which are discussed below), were approximately, in the aggregate, as follows: Mr. Solomon—$9.0 million; Mr. Waldron—$2.2 million; Mr. Scherr—$1.2 million; Mr. Rogers—$2.6 million; Elizabeth M. Hammack (Global Treasurer)—$1.0 million; Sarah E. Smith (Chair and former Global Head of Compliance)—$725,000; and Mr. Viniar—$1.4 million.

Distributions of overrides generally available only to PMDs (and retired PMDs) made to our 2019 executive officers (or persons or entities affiliated with them) and Mr. Viniar (with respect to investments made when he was an employee) during 2019 were approximately, in the aggregate, as follows: Mr. Solomon—$481,000; Mr. Waldron—$134,000; Mr. Scherr—$77,000; Mr. Rogers—$91,000; Laurence Stein (Chief Administrative Officer)—$46,500; Ms. Hammack—$18,000; Brian J. Lee (Chief Risk Officer)—$15,000; Sheara J. Fredman (Chief Accounting Officer)—$7,500; Ms. Smith—$20,000; and Mr. Viniar—$439,000.

Subject to applicable laws, in addition, certain of our directors and executive officers may from time to time invest their personal funds in other funds or investments that we have established and that we manage or sponsor. Except as described above, these other investments are made on substantially the same terms and conditions as other similarly-situated investors in these funds or investments who are neither directors nor employees. In certain of these funds, including certain Employee Funds, our directors and executive officers may own in the aggregate more than 10% of the interests in these funds.

Affiliates of Goldman Sachs generally bear overhead and administrative expenses for, and may provide certain other services free of charge to, Employee Funds.

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 71

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS—CERTAIN RELATIONSHIPS AND TRANSACTIONS

TRANSACTIONS WITH DIRECTOR- AND EXECUTIVE OFFICER-AFFILIATED ENTITIES

We take very seriously any actual or perceived conflict of interests, and critically evaluate all potential transactions and relationships that may involve directors or executive officers or entities affiliated with them.

Mr. Mittal is the Chairman and CEO of ArcelorMittal S.A. and beneficially owns (directly and indirectly) approximately 37% of the outstanding common shares of ArcelorMittal. Goldman Sachs provides ordinary course financial advisory, lending, investment banking, trading (such as acting as a commodities derivative counter-party from time to time) and other financial services to ArcelorMittal and its affiliates, including as described below.

Goldman Sachs participates in a $5.5 billion five-year revolving credit facility for ArcelorMittal, which facility was extended during 2019. Under this $5.5 billion facility, Goldman Sachs has agreed to lend to ArcelorMittal up to $170 million at an interest rate of Libor + 55 basis points (which rate may vary depending on ArcelorMittal’s credit ratings). Goldman Sachs currently has no loan outstanding under this facility.

Goldman Sachs also participates in a $1 billion five-year asset-backed revolving credit facility for a subsidiary of ArcelorMittal, which facility was refinanced in 2019. Under this facility, the firm has agreed to lend up to $75 million at an interest rate of Libor + 125 to 175 basis (varying depending on a fixed charge coverage ratio). Goldman Sachs currently has no loan outstanding under this facility.

Goldman Sachs also participates in a $4.8 billion acquisition bridge facility, pursuant to which the firm has agreed to lend to an acquisition joint venture up to approximately $252 million (repayment of which is guaranteed by ArcelorMittal) at an interest rate of Libor + 50 basis points (which rate will increase depending on the bridge facility’s time to maturity); this facility currently is partially drawn, resulting in an approximately $206 million loan from Goldman Sachs under this facility.

Goldman Sachs also participates in a $182.5 million credit facility for an entity in which ArcelorMittal is an approximately 31% shareholder, which facility was amended in 2019. Under the facility, Goldman Sachs has agreed to lend up to approximately $22.5 million at an interest rate of Libor + 450 basis points. The facility is currently partially drawn, resulting in an approximately $14.8 million loan from Goldman Sachs outstanding under this facility.

In July 2019, the firm acted as underwriter in a dual-tranche $1.25 billion public debt offering for ArcelorMittal. In addition, in November 2019, the firm acted as underwriter in a dual-tranche €1.5 billion public debt offering.

Each of these transactions was conducted on, and all of these services were provided on, an arm’s-length basis.

Mr. Ogunlesi is the Chairman and Managing Partner of Global Infrastructure Partners LLC (together with its affiliates, GIP). In connection with his role at GIP, Mr. Ogunlesi is entitled to less than 5% of the total profit of the fund that participated in the following transactions, and he also has a direct or indirect interest in such fund amounting to less than 0.02% of such fund. During 2019, Goldman Sachs acted as an advisor to a portfolio company of GIP in connection with, and participated as a bookrunner, arranger and/or dealer manager in various financing elements of, a capital restructuring of the portfolio company. Goldman Sachs’ relationship with this company pre-dates GIP’s investment therein, and this capital restructuring follows from the firm’s role as an underwriter in the company’s 2017 initial public offering.

Among other things, this capital restructuring consisted of a conversion from a master limited partnership into an “Up-C” structure, the repayment of approximately $312 million of borrowings under existing credit facilities and retirement of such facilities, an exchange of approximately $800 million of debt, the issuance of approximately $550 million of debt in a public offering and the entry into a $1 billion secured revolving credit facility and $400 million secured term loan facility. As consideration in connection with this capital restructuring, a fund managed by GIP received approximately $300 million.

Each of these transactions were conducted on, and these services were provided on, an arm’s-length basis.

Goldman Sachs has a consulting relationship with a company for which the spouse of Mr. Rogers serves as CEO and founding partner; the service agreement has been in effect since July 2015 and provides for annual fees of approximately $1 million to provide advice and insights in support of the firm’s business strategy in China. This consulting relationship was entered into on an arm’s-length basis.

72 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS—CERTAIN RELATIONSHIPS AND TRANSACTIONS

FAMILY MEMBER EMPLOYMENT

Children of Messrs. Scherr and Viniar were employed by the firm as non-executive employees during 2019 and received compensation (consisting of base salary and incentive compensation) for their most recent annual performance period of less than $200,000 and less than $375,000, respectively.

In each case, the amount of compensation was determined in accordance with our standard compensation practices applicable to similarly-situated employees.

5% SHAREHOLDERS

For information on transactions involving Goldman Sachs, on the one hand, and BlackRock, Inc., State Street Corporation or The Vanguard Group, on the other, see footnotes (a), (b) and (c) under Beneficial Ownership—Beneficial Owners of More Than Five Percent.

Prior to December 31, 2019, as set forth in the Schedule 13G filed with the SEC on February 14, 2019 and Amendment No. 1 to such filing filed with the SEC on February 14, 2020, Berkshire Hathaway Inc. was a beneficial owner of more than 5% of Common Stock, and as such was considered a “related person” pursuant to SEC rules and regulations during a portion of 2019. We and our affiliates provided ordinary course financial advisory, lending, investment banking and other financial services to Berkshire Hathaway Inc. and its affiliates and related entities. These transactions were negotiated on arm’s-length bases and contain customary terms and conditions.

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 73

BENEFICIAL OWNERSHIP—BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Beneficial Ownership

Beneficial Ownership of Directors and Executive Officers

The following table contains certain information, as of March 2, 2020, regarding beneficial ownership of Common Stock by each director and each NEO, as well as by all directors, NEOs and other executive officers as a group as of such date. The table below contains information regarding ownership not only of our Common Stock, but also of vested RSUs where applicable. It does not include PSUs.

NAME	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED(a)(b)

David Solomon(c)	163,754

John Waldron(c)	110,631

Stephen Scherr(c)	117,786

John Rogers(c)	160,508

Karen Seymour(c)	31,232

Michele Burns	22,256

Drew Faust	3,259

Mark Flaherty	13,222

Ellen Kullman	7,761

Lakshmi Mittal	47,564

Adebayo Ogunlesi	24,219

Peter Oppenheimer	19,166

Jan Tighe	2,245

David Viniar(c)(d)	1,027,032

Mark Winkelman	104,187

All directors, NEOs and other executive officers as a group (19 persons)(d)	2,052,112

(a)

For purposes of this table and the Beneficial Owners of More than Five Percent table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of the date of determination. In light of the nature of vested RSUs, we have also included in this table shares of Common Stock underlying vested RSUs. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days (as well as the shares of Common Stock underlying vested RSUs) are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

74 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

BENEFICIAL OWNERSHIP—BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The shares of Common Stock underlying vested RSUs included in the table above are as follows:

NAME	RSUS

David Solomon(c)	0

John Waldron(c)	0

Stephen Scherr(c)	0

John Rogers(c)	38,113

Karen Seymour(c)	27,739

Michele Burns	22,256

Drew Faust	3,259

Mark Flaherty	12,205

Ellen Kullman	7,761

Lakshmi Mittal	32,564

Adebayo Ogunlesi	22,219

Peter Oppenheimer	17,166

Jan Tighe	2,245

David Viniar(c)(d)	17,564

Mark Winkelman	14,187

All directors, NEOs and other executive officers as a group (19 persons)(e)	305,134

(b)

Except as discussed in footnotes (c) and (d) below, all of our directors, NEOs and other executive officers have sole voting power and sole dispositive power over all shares of Common Stock beneficially owned by them. No individual director, NEO or other executive officer beneficially owned in excess of 1% of the outstanding Common Stock as of March 2, 2020. The group consisting of all directors, NEOs and other executive officers as of March 2, 2020 beneficially owned approximately 0.60% of the outstanding shares of Common Stock (0.51% not including vested RSUs) as of such date.

(c)

Excludes any shares of Common Stock subject to our Shareholders’ Agreement that are owned by other parties to our Shareholders’ Agreement. As of March 2, 2020, each of Messrs. Solomon, Waldron and Scherr was a party to our Shareholders’ Agreement and a member of our Shareholders’ Committee; however, each disclaims beneficial ownership of the shares of Common Stock subject to our Shareholders’ Agreement, other than those specified above for each NEO individually. See Frequently Asked Questions—How is voting affected by shareholders who participate in certain Goldman Sachs Partner Compensation plans? for a discussion of our Shareholders’ Agreement.

Includes shares of Common Stock beneficially owned by our NEOs indirectly through certain estate planning vehicles of our NEOs for which voting power and dispositive power is shared, through family trusts, the sole beneficiaries of which are immediate family members of our NEOs, and through private charitable foundations of which our NEOs are trustees, as follows: Mr. Solomon—22,980 shares and Mr. Rogers—21,471 shares; similarly, with respect to Mr. Viniar—332,043 shares. Each NEO or Mr. Viniar, as applicable, shares voting power and dispositive power over these shares and disclaims beneficial ownership of the shares held in family trusts and private charitable foundations.

(d)	All RSUs held by Mr. Viniar were received as compensation for his service as a non-employee director.

(e)

Includes an aggregate of 123,186 shares of Common Stock beneficially owned by these individuals indirectly through certain estate planning vehicles for which voting power and dispositive power is shared, an aggregate of 140,031 shares of Common Stock beneficially owned by family trusts, the sole beneficiaries of which are immediate family members of these individuals and an aggregate of 138,609 shares of Common Stock beneficially owned by the private charitable foundations of which certain of these individuals are trustees. Each of these individuals shares voting power and dispositive power over these shares and disclaims beneficial ownership of the shares held in family trusts and private charitable foundations.

Each current executive officer is a party to our Shareholders’ Agreement and disclaims beneficial ownership of the shares of Common Stock subject to our Shareholders’ Agreement that are owned by other parties to our Shareholders’ Agreement.

See Compensation Matters—Compensation Discussion and Analysis—Other Compensation Policies and Practices for a discussion of our executive stock ownership guidelines and retention requirements.

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 75

BENEFICIAL OWNERSHIP—BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT

Beneficial Owners of More Than Five Percent

Based on filings made under Section 13(d) and Section 13(g) of the Exchange Act, as of March 2, 2020, the only persons known by us to be beneficial owners of more than 5% of Common Stock were as follows:

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED	PERCENT OF CLASS (%)

BlackRock, Inc. 55 East 52nd Street New York, New York 10022	19,807,826(a)	5.76

State Street Corporation State Street Financial Center One Lincoln Street Boston, Massachusetts 02111	20,061,829(b)	5.83

The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	24,931,160(c)	7.25

(a)

This information has been derived from the Schedule 13G filed with the SEC on February 5, 2013, Amendment No. 1 to such filing filed with the SEC on February 4, 2014, Amendment No. 2 to such filing filed with the SEC on February 9, 2015, Amendment No. 3 to such filing filed with the SEC on February 10, 2016, Amendment No. 4 to such filing filed with the SEC on January 24, 2017, Amendment No. 5 to such filing filed with the SEC on January 25, 2018, Amendment No. 6 to such filing filed with the SEC on February 4, 2019 and Amendment No. 7 to such filing filed with the SEC on February 5, 2020 by BlackRock, Inc. and certain subsidiaries. We and our affiliates engage in ordinary course trading, brokerage, asset management or other transactions or arrangements with, and provide ordinary course investment banking, lending or other financial services to, BlackRock, Inc. and its affiliates, related entities and clients. These transactions are negotiated on arm’s-length bases and contain customary terms and conditions. Affiliates of BlackRock, Inc. are investment managers for certain investment options under our 401(k) Plan and certain GS Pension Plan assets. BlackRock’s affiliates’ engagement is unrelated to BlackRock’s Common Stock ownership. In addition, their fees resulted from arm’s-length negotiations, and we believe they are reasonable in amount and reflect market terms and conditions.

(b)

This information has been derived from the Schedule 13G filed with the SEC on February 13, 2020 by State Street Corporation and certain subsidiaries. We and our affiliates provide ordinary course financial advisory, lending, investment banking and other financial services to, and engage in ordinary course trading, brokerage, asset management or other transactions or arrangements with, State Street Corporation and its affiliates, related entities and clients. These transactions are negotiated on arm’s-length bases and contain customary terms and conditions. State Street Bank and Trust Company was trustee and a custodian for each of our 401(k) Plan and the GS Pension Plan up to September 30, 2019. State Street Global Advisors is an investment manager for certain investment options under our 401(k) Plan and previously certain assets in the GS Pension Plan. State Street Bank and Trust Company’s and State Street Global Advisors’ engagements are unrelated to State Street’s Common Stock ownership. Their fees resulted from arm’s-length negotiations, and we believe they are reasonable in amount and reflect market terms and conditions.

(c)

This information has been derived from the Schedule 13G filed with the SEC on February 10, 2016, Amendment No. 1 to such filing filed with the SEC on February 13, 2017, Amendment No. 2 to such filing filed with the SEC on February 9, 2018, Amendment No. 3 to such filing filed with the SEC on February 11, 2019 and Amendment No. 4 to such filing filed with the SEC on February 12, 2020 by The Vanguard Group and certain subsidiaries. We and our affiliates engage in ordinary course trading, arrangements relating to the placement of the firm’s investment funds, or other transactions or arrangements with, and may from time to time provide other ordinary course investment banking or other financial services to, The Vanguard Group and its affiliates, related entities and clients. These transactions are negotiated on arm’s-length bases and contain customary terms and conditions. The Vanguard Group is an investment manager to mutual funds that are investment options in our 401(k) Plan and certain tax qualified plans maintained by certain of our affiliates. The selection of the Vanguard mutual funds as investment options for each plan is unrelated to Vanguard’s Common Stock ownership. In the case of The 401(k) Savings Plan, a third-party investment manager who is not affiliated with GS is responsible for fund selection and selected the Vanguard mutual fund. We believe that the fees paid to The Vanguard Group through the Vanguard mutual fund are the same as the fees that are paid by the other holders of the same share class of that fund.

76 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

ADDITIONAL INFORMATION

Additional Information

How to Contact Us

Across our shareholder base there is a wide variety of viewpoints about matters affecting our firm. We meet and speak with our shareholders and other stakeholders throughout the year. Board-level engagement is led by our Lead Director, and may include other directors as appropriate.

OUR DIRECTORS	INVESTOR RELATIONS	BUSINESS INTEGRITY PROGRAM

Communicate with our directors,
including our Lead Director,

Committee Chairs or Independent

Directors as a group

Mail correspondence to:

John F.W. Rogers

Secretary to the Board of Directors

The Goldman Sachs Group, Inc.

200 West Street

New York, NY 10282

Reach out to our Investor Relations team at any time Email: gs-investor-relations@gs.com Phone: (+1) 212-902-0300

You may contact us, or any member of
our Board upon request, in each case in a
confidential or anonymous manner, through
the firm’s reporting hotline under our
Policy on Reporting of Concerns Regarding
Accounting and Other Matters

Phone:

(+1) 866-520-4056

Policy is available on our website at

www.gs.com/business-integrity-program

Corporate Governance Materials Available on our Website

On our website (www.gs.com/shareholders) under the heading “Corporate Governance,” you can find, among other things, our:

∎	Restated Certificate of Incorporation

∎	Amended and Restated By-Laws

∎	Corporate Governance Guidelines

∎	Code of Business Conduct and Ethics

∎	Policy Regarding Director Independence Determinations

∎	Charters of our Audit, Compensation, Governance, Public Responsibilities and Risk Committees

∎	Compensation Principles

∎	Statement on Policy Engagement and Political Participation

∎	Information about our Business Integrity Program, including our Policy on Reporting of Concerns Regarding Accounting and Other Matters

∎	Sustainability Report and Environmental Policy Framework

∎	Report on Vesting of Equity-Based Awards Due to Voluntary Resignation to Enter Government Service

∎	Statement on Human Rights and Statement on Modern Slavery and Human Trafficking

∎	Business Principles

∎	Business Standards Committee Report and Business Standards Committee: Impact Report

Information on our website is not, and will not be deemed to be, a part of this Proxy Statement or incorporated into any of our other filings with the SEC.

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 77

ADDITIONAL INFORMATION

Compensation-Related Litigation

The following description is as of March 20, 2020:

On May 9, 2017, Goldman Sachs and certain of its current and former directors were named as defendants in an action brought by a shareholder in the Court of Chancery of the State of Delaware. The complaint, which asserts derivative claims purportedly on behalf of Goldman Sachs and direct claims on behalf of the shareholder-plaintiff, alleges, among other things, that the director defendants breached their fiduciary duties by approving excessive non-employee director compensation since 2015, including because such compensation is the highest among the firm’s U.S. Peers. A copy of the plaintiff’s complaint is available at https://www.goldmansachs.com/litigation/2017nedderivative.pdf. On May 31, 2019, the court dismissed part of plaintiff’s claims. On February 28, 2020, the parties proposed settlement of the action and filed modified settlement papers on March 3, 2020. The settlement will require court approval. Shareholder notice of the proposed settlement, which also is required, is being distributed with this proxy statement. A copy of the notice is available at www.gs.com/noticeofsettlement. As part of the proposed settlement we have agreed to certain changes to our Non-Employee Director Compensation Program. For additional information, see Compensation Matters—Non-Employee Director Compensation Program.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is or has been an officer or employee of Goldman Sachs. No member of our Compensation Committee or our Board is or has been in 2019 an executive officer of another entity at which one of our executive officers serves or has in 2019 served on either the board of directors or the compensation committee. For information about related person transactions involving members of our Compensation Committee, see Certain Relationships and Related Transactions.

Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership of, and transactions in, our equity securities with the SEC. Our directors and executive officers are also required to furnish us with copies of all such Section 16(a) reports if not filed by the firm on their behalf. The reports are published on our website at www.gs.com/shareholders.

Based on a review of the copies of these reports, and on written representations from our reporting persons, we believe that all such Section 16(a) filing requirements applicable to our directors and executive officers were complied with during 2019.

Incorporation by Reference

Only the following sections of this Proxy Statement shall be deemed incorporated by reference into our 2019 Annual Report on Form 10-K in response to Part III, Items 10, 11, 12, 13 and 14 thereof: Corporate Governance—Item 1. Election of Directors—Our Directors; Corporate Governance—Item 1. Election of Directors—Independence of Directors; Corporate Governance—Structure of our Board and Governance Practices—Our Board Committees—Audit; Compensation Matters—Compensation Discussion and Analysis; Compensation Matters—Executive Compensation; Compensation Matters—Compensation Committee Report; Compensation Matters—Pay Ratio Disclosure; Compensation Matters—Non-Employee Director Compensation Program; Audit Matters—Item 3. Ratification of PwC as our Independent Registered Public Accounting Firm for 2020; Certain Relationships and Related Transactions; Beneficial Ownership; Additional Information—Compensation Committee Interlocks and Insider Participation; Additional Information—Section 16(a) Reports; Frequently Asked Questions—How do I obtain more information about Goldman Sachs? and Frequently Asked Questions—How can I submit nominees (such as through proxy access) or shareholder proposals in accordance with our By-Laws?

To the extent that this Proxy Statement is incorporated by reference into any other filing by Goldman Sachs under either the U.S. Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Report of our Compensation Committee” and “Report of our Audit Committee” (to the extent permitted by the rules of the SEC) and the court documents to which we refer under —Compensation-Related Litigation, will not be deemed incorporated into any such filing, unless specifically provided otherwise in such filing.

Other Business

As of the date hereof, there are no other matters that our Board intends to present, or has reason to believe others will present, at our Annual Meeting. If other matters come before our Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

78 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

FREQUENTLY ASKED QUESTIONS

Frequently Asked Questions

What are some common terms and acronyms used in this Proxy Statement?

ANNUAL MEETING	Goldman Sachs Annual Meeting of Shareholders to be held virtually, via the Internet, on April 30, 2020
BVPS	Book Value Per Common Share
BY-LAWS	Amended and Restated By-Laws
CD&A	Compensation Discussion and Analysis
CET1	Common equity tier one capital ratio
COMMON STOCK	Common shares of The Goldman Sachs Group, Inc.
CRO	Chief Risk Officer
EPS	Diluted Earnings Per Common Share
ESG	Environmental, social and governance
EUROPEAN PEERS	Barclays PLC (BARC), Credit Suisse Group AG (CS), Deutsche Bank AG (DB) and UBS Group AG (UBS)
EVP	Executive Vice President
EXCHANGE ACT	U.S. Securities Exchange Act of 1934, as amended
EXECUTIVE LEADERSHIP TEAM, ELT	Our Chief Executive Officer (CEO), our Chief Operating Officer (COO) and our Chief Financial Officer (CFO)
FW COOK	Frederic W. Cook & Co., Inc.
GOLDMAN SACHS, OUR FIRM, WE, US, GS AND OUR	The Goldman Sachs Group, Inc., a Delaware corporation, and its consolidated subsidiaries
GOVERNANCE COMMITTEE	Corporate Governance and Nominating Committee
GS GIVES	Goldman Sachs Gives
HCM	Human Capital Management
IR	Investor Relations
NEO	Named Executive Officer. For 2019, our NEOs are: David Solomon, John Waldron, Stephen Scherr, John Rogers and Karen Seymour
NYSE	New York Stock Exchange
PMD	Participating Managing Director
PROXY STATEMENT	Goldman Sachs Proxy Statement filed with the SEC in connection with the 2020 Annual Meeting
PSU	Performance-based RSU
PWC	PricewaterhouseCoopers LLP
ROE	Return on Average Common Shareholders’ Equity
ROTE	Return on Average Tangible Common Shareholders’ Equity
RSU	Restricted stock unit
SAY ON PAY VOTE	Our annual advisory vote to approve NEO compensation
SEC	U.S. Securities and Exchange Commission
SHARES AT RISK

Shares (after applicable tax withholding) that are subject to five-year transfer restrictions calculated based on the grant date, which generally prohibit the sale, transfer, hedging or pledging of underlying Shares at Risk, even if the NEO leaves our firm (subject to limited exceptions)

TSR	Total Shareholder Return, including dividends reinvested without payment of any commission
U.S. PEERS	Bank of America Corporation (BAC), Citigroup Inc. (C), JPMorgan Chase & Co. (JPM) and Morgan Stanley (MS)

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 79

FREQUENTLY ASKED QUESTIONS

When and where is our Annual Meeting?

We will be holding our Annual Meeting virtually, on Thursday, April 30, 2020, at 8:30 a.m., New York time, via the Internet at www.virtualshareholdermeeting.com/GS2020.

In light of the coronavirus, or COVID-19, outbreak, for the safety of all of our people, including our shareholders, and taking into account recent federal, state and local guidance that has been issued, we have determined that the 2020 Annual Meeting will be held in a virtual meeting format only, with no physical in-person meeting.

At our virtual Annual Meeting, shareholders will be able to attend, vote and submit questions via the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials. Additional information can also be found at www.gs.com/proxymaterials.

How can I attend our Annual Meeting?

Shareholders as of the record date may attend, vote and submit questions virtually at our Annual Meeting by logging in at www.virtualshareholdermeeting.com/GS2020. To log in, shareholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or Notice. If you are not a shareholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.

Can I ask questions at the virtual Annual Meeting?

Shareholders as of our record date who attend and participate in our virtual Annual Meeting at www.virtualshareholdermeeting.com/GS2020 will have an opportunity to submit questions live via the Internet during a designated portion of the meeting. These shareholders may also submit a question in advance of the Annual Meeting at www.proxyvote.com. In both cases, shareholders must have available their control number provided on their proxy card, voting instruction form or Notice.

What is included in our proxy materials?

Our proxy materials, which are available on our website at www.gs.com/proxymaterials, include:

∎	Our Notice of 2020 Annual Meeting of Shareholders;

∎	Our Proxy Statement;

∎	Our 2019 Annual Report to Shareholders; and

∎	Notice of Settlement of Stockholder Derivative Action.

If you received printed versions of these materials by mail (rather than through electronic delivery), these materials also included a proxy card or voting instruction form.

How are we distributing our proxy materials?

To expedite delivery, reduce our costs and decrease the environmental impact of our proxy materials, we used “Notice and Access” in accordance with an SEC rule that permits us to provide proxy materials to our shareholders over the Internet. By March 20, 2020, we sent a Notice of Internet Availability of Proxy Materials to certain of our shareholders containing instructions on how to access our proxy materials online. If you received a Notice, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the Internet. If you received a Notice and would like to receive a copy of our proxy materials, follow the instructions contained in the Notice to request a copy electronically or in paper form on a one-time or ongoing basis. Shareholders who do not receive the Notice will continue to receive either a paper or electronic copy of our Proxy Statement and 2019 Annual Report to Shareholders, which will be sent on or about March 24, 2020.

Who can vote at our Annual Meeting?

You can vote your shares of Common Stock at our Annual Meeting if you were a shareholder at the close of business on March 2, 2020, the record date for our Annual Meeting.

As of March 2, 2020, there were 343,873,745 shares of Common Stock outstanding, each of which entitles the holder to one vote for each matter to be voted on at our Annual Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

Shareholder of Record. If your shares of Common Stock are registered directly in your name with our transfer agent, Computershare, you are considered a “shareholder of record” of those shares. You may contact our transfer agent (by regular mail or phone) at:

Computershare

P.O. Box 505000

Louisville, KY 40233-5000

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80 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

FREQUENTLY ASKED QUESTIONS

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a bank, brokerage firm, broker-dealer or other similar organization, then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials from the bank, brokerage firm, broker-dealer or other similar organization holding your account and, as a beneficial owner, you have the right to direct your bank, brokerage firm or similar organization as to how to vote the shares held in your account.

How do I vote?

To be valid, your vote by Internet, telephone or mail must be received by the deadline specified on the proxy card or voting information form, as applicable. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting.

	IF YOU ARE A SHAREHOLDER OF RECORD	IF YOU ARE A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME
By Internet(a) (24 hours a day)	www.proxyvote.com	www.proxyvote.com
By Telephone(a) (24 hours a day)	1-800-690-6903	1-800-454-8683
By Mail	Return a properly executed and dated proxy card in the pre-paid envelope we have provided	Return a properly executed and dated voting instruction form by mail, depending upon the method(s) your bank, brokerage firm, broker-dealer or other similar organization makes available
At our Annual Meeting(a)	Shareholders who attend the virtual Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/GS2020 to vote during the meeting	Shareholders who attend the virtual Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/GS2020 to vote during the meeting

(a)

Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give their voting instructions and confirm that shareholders’ instructions have been recorded properly. We have been advised that the Internet and telephone voting procedures that have been made available to you are consistent with applicable legal requirements. Shareholders voting by Internet or telephone should understand that, while we and Broadridge Financial Solutions, Inc. (Broadridge) do not charge any fees for voting by Internet or telephone, there may still be costs, such as usage charges from Internet access providers and telephone companies, for which you are responsible.

Can I change my vote after I have voted?

You can revoke your proxy at any time before it is voted at our Annual Meeting, subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable.

You can revoke your vote:

∎	By voting again by Internet or by telephone (only your last Internet or telephone proxy submitted prior to the meeting will be counted);

∎	By signing and returning a new proxy card with a later date;

∎	By obtaining a “legal proxy” from your account representative at the bank, brokerage firm, broker- dealer or other similar organization through which you hold shares; or

∎	By voting at the Annual Meeting.

You may also revoke your proxy by giving written notice of revocation to John F.W. Rogers, Secretary to the Board of Directors, at The Goldman Sachs Group, Inc., 200 West Street, New York, New York 10282, which must be received no later than 5:00 p.m., Eastern Time, on April 29, 2020. In light of disruptions caused by the coronavirus, or COVID-19, outbreak, if you intend to revoke your proxy by providing such written notice, we advise that you also send a copy via email to Beverly.OToole@gs.com.

If your shares are held in street name, we also recommend that you contact your broker, bank or other nominee for instructions on how to change or revoke your vote.

Can I confirm that my vote was cast in accordance with my instructions?

Shareholder of Record. Our shareholders have the opportunity to confirm that their vote was cast in accordance with their instructions. Vote confirmation is consistent with our commitment to sound corporate governance practices and a key means to increase transparency. Vote confirmation is available 24 hours after your vote is received beginning on April 15, 2020, with the final vote tabulation available through June 30, 2020. You may confirm your vote whether it was cast by proxy card, electronically or telephonically. To obtain vote confirmation, log onto www.proxyvote.com using the control number we have provided to you and receive confirmation on how your vote was cast.

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 81

FREQUENTLY ASKED QUESTIONS

Beneficial Owner of Shares Held in Street Name.

If your shares are held in an account at a bank, brokerage firm, broker-dealer or other similar organization, the ability to confirm your vote may be affected by the rules and procedures of your bank, brokerage firm, broker-dealer or other similar organization and the confirmation will not confirm whether your bank or broker allocated the correct number of shares to you.

How can I obtain an additional proxy card?

Shareholders of record can contact our Investor Relations team at The Goldman Sachs Group, Inc., 200 West Street, 29th Floor, New York, New York 10282, Attn: Investor Relations, telephone: 1-212-902-0300, email: gs-investor-relations@gs.com.

If you hold your shares of Common Stock in street name, contact your account representative at the bank, brokerage firm, broker-dealer or other similar organization through which you hold your shares.

How will my shares be voted if I do not vote at the Annual Meeting?

The proxy holders (that is, the persons named as proxies on the proxy card) will vote your shares of Common Stock in accordance with your instructions at the Annual Meeting (including any adjournments or postponements thereof).

How will my shares be voted if I do not give specific voting instructions?

Shareholders of Record. If you indicate that you wish to vote as recommended by our Board or if you sign, date and return a proxy card but do not give specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement, and the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at our Annual Meeting. Although our Board does not anticipate that any of the director nominees will be unable to stand for election as a director nominee at our Annual Meeting, if this occurs, proxies will be voted in favor of such other person or persons as may be recommended by our Governance Committee and designated by our Board.

Beneficial Owners of Shares Held in Street Name.

If your bank, brokerage firm, broker-dealer or other similar organization does not receive specific voting instructions from you, how your shares may be voted will depend on the type of proposal.

∎	Ratification of Independent Registered Public Accounting Firm. For the ratification of the appointment of independent registered public accounting firm, NYSE rules provide that brokers (other than brokers that are affiliated with

Goldman Sachs) that have not received voting instructions from their customers 10 days before the meeting date may vote their customers’ shares in the brokers’ discretion on the ratification of independent registered public accounting firm. This is known as broker-discretionary voting.

»	If your broker is Goldman Sachs & Co. LLC or another affiliate of ours, NYSE policy specifies that, in the absence of your specific voting instructions, your shares of Common Stock may only be voted in the same proportion as other shares are voted with respect to the proposal.

»	For shares of Common Stock held in retail accounts at Goldman Sachs & Co. LLC for which specific voting instructions are not received, we will vote such shares in proportion to the voted shares of Common Stock in retail accounts at Goldman Sachs & Co. LLC.

∎	All other matters. All other proposals are “non- discretionary matters” under NYSE rules, which means your bank, brokerage firm, broker-dealer or other similar organization may not vote your shares without voting instructions from you. Therefore, you must give your broker instructions in order for your vote to be counted.

Participants in our 401(k) Plan. If you sign and return the voting instruction form but otherwise leave it blank or if you do not otherwise provide voting instructions to the 401(k) Plan trustee by mail, Internet or telephone, your shares will be voted in the same proportion as the shares held under the 401(k) Plan for which instructions are received, unless otherwise required by law.

What is a Broker Non-Vote?

A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to the ratification of the appointment of independent registered public accounting firm but does not vote on non-discretionary matters because you did not provide voting instructions on these matters.

What is the quorum requirement for our Annual Meeting?

A quorum is required to transact business at our Annual Meeting. The holders of a majority of the outstanding shares of Common Stock as of March 2, 2020, present in person or represented by proxy and entitled to vote, will constitute a quorum. Abstentions and broker non-votes are treated as present for quorum purposes. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of quorum at the meeting.

82 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

FREQUENTLY ASKED QUESTIONS

If I abstain, what happens to my vote?

If you choose to abstain from voting on the Election of Directors, your abstention will have no effect, as the required vote is calculated through the following calculation: votes FOR divided by the sum of votes FOR plus votes AGAINST.

If you choose to abstain from voting on any other matter at our Annual Meeting, your abstention will be counted as a vote AGAINST the proposal, as the required vote is calculated through the following calculation: votes FOR divided by the sum of votes FOR plus votes AGAINST plus votes ABSTAINING.

What vote is required for adoption or approval of each matter to be voted on?

PROPOSAL	VOTE REQUIRED*	DIRECTORS’ RECOMMENDATION
Election of Directors	Majority of the votes cast FOR or AGAINST (for each director nominee)	FOR all nominees Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the election of our director nominees
Advisory Vote to Approve Executive Compensation (Say on Pay)	Majority of the shares present in person or represented by proxy	FOR the resolution approving the Executive Compensation of our NEOs Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the resolution
Ratification of PwC as our Independent Registered Public Accounting Firm for 2020	Majority of the shares present in person or represented by proxy	FOR the ratification of the appointment of PwC Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the ratification of the appointment
Shareholder Proposals	Majority of the shares present in person or represented by proxy (for each shareholder proposal)	AGAINST each shareholder proposal Unless a contrary choice is specified, proxies solicited by our Board will be voted AGAINST each shareholder proposal

*	Virtual attendance at our Annual Meeting constitutes presence in person for purposes of the vote required under our By-Laws.

What are my choices for casting my vote on each matter to be voted on?

PROPOSAL	VOTING OPTIONS	EFFECT OF ABSTENTIONS	BROKER DISCRETIONARY VOTING ALLOWED?	EFFECT OF BROKER NON-VOTES
Election of Directors	FOR, AGAINST or ABSTAIN (for each director nominee)	No effect — not counted as a “vote cast”	No	No effect
Advisory Vote to Approve Executive Compensation (Say on Pay)	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	No	No effect
Ratification of PwC as our Independent Registered Public Accounting Firm for 2020	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	Yes	Not applicable
Shareholder Proposals	FOR, AGAINST or ABSTAIN (for each shareholder proposal)	Treated as a vote AGAINST the proposal	No	No effect

Who counts the votes cast at our Annual Meeting?

Representatives of Broadridge will tabulate the votes cast at our Annual Meeting, and American Election Services, LLC will act as the independent inspector of election.

How is voting affected by shareholders who participate in certain Goldman Sachs Partner Compensation plans?

Employees of Goldman Sachs who participate in the PCP are “covered persons” under our Shareholders’

Agreement. Our Shareholders’ Agreement governs, among other things, the voting of shares of Common Stock owned by each covered person directly or jointly with a spouse (but excluding shares acquired under our 401(k) Plan). Shares of Common Stock subject to our Shareholders’ Agreement are called “voting shares.”

Our Shareholders’ Agreement requires that before any of our shareholders vote, a separate, preliminary vote is held by the persons covered by our Shareholders’ Agreement. In the election of directors, all voting

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 83

FREQUENTLY ASKED QUESTIONS

shares will be voted in favor of the election of the director nominees receiving the highest numbers of votes cast by the covered persons in the preliminary vote. For all other matters, all voting shares will be voted in accordance with the majority of the votes cast by the covered persons in the preliminary vote.

If you are a party to our Shareholders’ Agreement, you previously gave an irrevocable proxy to our Shareholders’ Committee to vote your voting shares at our Annual Meeting in accordance with the preliminary vote, and to vote on any other matters that may come before our Annual Meeting as the proxy holder sees fit in a manner that is not inconsistent with the preliminary vote and that does not frustrate the intent of the preliminary vote.

As of March 2, 2020, 11,442,766 shares of Common Stock were beneficially owned by the parties to the Shareholders’ Agreement. Each person who is a party to our Shareholders’ Agreement disclaims beneficial ownership of the shares subject to the agreement that are owned by any other party. As of March 2, 2020, 10,575,670 of the outstanding shares of Common Stock that were held by parties to our Shareholders’ Agreement were subject to the voting provisions of our Shareholders’ Agreement (representing approximately 3.08% of the outstanding shares entitled to vote at our Annual Meeting). The preliminary vote with respect to the voting shares will be concluded on or about April 17, 2020.

Other than this Shareholders’ Agreement (which covers our Chairman and CEO, who is also a director), there are no voting agreements by or among any of our directors.

Where can I find the voting results of our Annual Meeting?

We expect to announce the preliminary voting results at our Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K that will be posted on our website.

When will Goldman Sachs next hold an advisory vote on the frequency of Say on Pay votes?

The next advisory vote on the frequency of Say on Pay votes will be held no later than our 2023 Annual Meeting of Shareholders.

How do I obtain more information about Goldman Sachs?

A copy of our 2019 Annual Report to Shareholders accompanies this Proxy Statement. You also may obtain, free of charge, a copy of that document, our 2019 Annual Report on Form 10-K, our Corporate Governance Guidelines, our Code of Business Conduct

and Ethics, our Director Independence Policy and the charters for our Audit, Compensation, Governance, Public Responsibilities and Risk Committees by writing to: The Goldman Sachs Group, Inc., 200 West Street, 29th Floor, New York, New York 10282, Attn: Investor Relations; email: gs-investor-relations@gs.com.

These documents, as well as other information about Goldman Sachs, are also available on our website at www.gs.com/shareholders.

How do I inspect the list of shareholders of record?

A list of the shareholders of record as of March 2, 2020 will be available for inspection during ordinary business hours at our headquarters at 200 West Street, New York, New York 10282, from April 20, 2020 to April 29, 2020. To access the list during the Annual Meeting, please visit www.virtualshareholdermeeting.com/GS2020 and enter the control number provided on your proxy card, voting instruction form or Notice.

How do I sign up for electronic delivery of proxy materials?

This Proxy Statement and our 2019 Annual Report to Shareholders are available on our website at: www.gs.com/proxymaterials. If you would like to help reduce our costs of printing and mailing future materials, you can agree to access these documents in the future over the Internet rather than receiving printed copies in the mail. For your convenience, you may find links to sign up for electronic delivery for both shareholders of record and beneficial owners who hold shares in street name at www.gs.com/electronicdelivery.

Once you sign up, you will continue to receive proxy materials electronically until you revoke this preference.

Who pays the expenses of this proxy solicitation?

Our proxy materials are being used by our Board in connection with the solicitation of proxies for our Annual Meeting. We pay the expenses of the preparation of proxy materials and the solicitation of proxies for our Annual Meeting. In addition to the solicitation of proxies by mail, certain of our directors, officers or employees may solicit telephonically, electronically or by other means of communication. Our directors, officers and employees will receive no additional compensation for any such solicitation. We have also hired Morrow Sodali LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist in the solicitation and distribution of proxies, for which they will receive a fee of $25,000, as well as reimbursement for certain out-of-pocket costs and expenses. We will reimburse brokers, including

84 Goldman Sachs | Proxy Statement for the 2020 Annual Meeting of Shareholders

FREQUENTLY ASKED QUESTIONS

Goldman Sachs & Co. LLC, and other similar institutions for costs incurred by them in mailing proxy materials to beneficial owners.

What is “householding”?

In accordance with a notice sent to certain street name shareholders of Common Stock who share a single address, shareholders at a single address will receive only one copy of this Proxy Statement and our 2019 Annual Report to Shareholders unless we have previously received contrary instructions. This practice, known as “householding,” is designed to reduce our printing and postage costs. We currently do not “household” for shareholders of record.

If your household received a single set of proxy materials, but you would prefer to receive a separate copy of this Proxy Statement or our 2019 Annual Report to Shareholders, you may contact us at The Goldman Sachs Group, Inc., 200 West Street, 29th Floor, New York, New York 10282, Attn: Investor Relations, telephone: 1-212-902-0300, email: gs-investor-relations@gs.com, and we will deliver those documents to you promptly upon receiving the request.

You may request or discontinue householding in the future by contacting the broker, bank or similar institution through which you hold your shares. You may also change your householding preferences through the Broadridge Householding Election system at 1-866-540-7095 using the control number we have provided to you.

How can I recommend a director candidate to our Governance Committee?

Our Governance Committee welcomes candidates recommended by shareholders and will consider these candidates in the same manner as other candidates.

Shareholders who wish to recommend director

candidates for consideration by our Governance Committee may do so by submitting in writing such candidates’ names to John F.W. Rogers, Secretary to the Board of Directors, at The Goldman Sachs Group, Inc., 200 West Street, New York, New York 10282.

How can I submit a Rule 14a-8 shareholder proposal at the 2021 Annual Meeting of Shareholders?

Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2021 Annual Meeting of Shareholders must submit their proposals to John F.W. Rogers, Secretary to the Board of Directors, via email at shareholderproposals@gs.com or by mail at The Goldman Sachs Group, Inc., 200 West Street, New

York, New York 10282. Proposals must be received on or before Friday, November 20, 2020. As the rules of the SEC make clear, however, simply submitting a proposal does not guarantee its inclusion.

How can I submit nominees (such as through proxy access) or shareholder proposals in accordance with our By-laws?

Shareholders who wish to submit a “proxy access” nomination for inclusion in our proxy statement in connection with our 2021 Annual Meeting of Shareholders may do so by submitting in writing a Nomination Notice, in compliance with the procedures and along with the other information required by our By-laws, to John F.W. Rogers, Secretary to the Board of Directors, via email at shareholderproposals@gs.com or by mail at The Goldman Sachs Group, Inc., 200 West Street, New York, New York 10282 no earlier than October 21, 2020 and no later than November 20, 2020.

In accordance with our By-laws, for other matters (including director nominees not proposed pursuant to proxy access) not included in our proxy materials to be properly brought before the 2021 Annual Meeting of Shareholders, a shareholder’s notice of the matter that the shareholder wishes to present must be delivered to John F.W. Rogers, Secretary to the Board of Directors, in compliance with the procedures and along with the other information required by our By-laws, via email at shareholderproposals@gs.com or by mail at The Goldman Sachs Group, Inc., 200 West Street, New York, New York 10282, not less than 90 nor more than 120 days prior to the first anniversary of the 2020 Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our By-laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than December 31, 2020 and no later than January 30, 2021.

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs 85

ANNEX A: CALCULATION OF NON-GAAP MEASURES

Annex A: Calculation of Non-GAAP Measures

Reconciliation of average common shareholders’ equity to average tangible common shareholders’ equity

ROE is calculated by dividing net earnings applicable to common shareholders by average monthly common shareholders’ equity. ROTE is calculated by dividing net earnings applicable to common shareholders by average monthly tangible common shareholders’ equity (tangible common shareholders’ equity is calculated as total shareholders’ equity less preferred stock, goodwill and identifiable intangible assets). Management believes that ROTE is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally, and that tangible common shareholders’ equity is meaningful because it is a measure that the firm and investors use to assess capital adequacy. ROTE and tangible common shareholders’ equity are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies.

The table below presents average equity and a reconciliation of average common shareholders’ equity to average tangible common shareholders’ equity:

UNAUDITED, ($ IN MILLIONS)	AVERAGE FOR THE YEAR ENDED DECEMBER 31, 2019

Total shareholders’ equity	90,297

Preferred stock	(11,203)

Common shareholders’ equity	79,094

Goodwill and identifiable intangible assets	(4,464)

Tangible common shareholders’ equity	74,630

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs A-1

ANNEX B: ADDITIONAL DETAILS ON DIRECTOR INDEPENDENCE

Annex B: Additional Details on Director Independence

Set forth below is detailed information regarding certain categories of transactions reviewed and considered by our Governance Committee and our Board in making independence determinations, which our Board has determined are immaterial under our Director Independence Policy.

CATEGORY (Revenues, payments or donations by our firm must not exceed the greater of $1 million or 2% of the entity’s consolidated gross revenues)	POSITION DURING 2019	DIRECTOR	PERCENT OF 2019 CGR
Ordinary Course Business Transactions (last 3 years) Between Goldman Sachs and an entity with which a director or his or her immediate family member is or was affiliated as specified	Executive Officer (for-profit entity)	∎ Mittal and his family member(s) ∎ Ogunlesi	Aggregate 2019 revenues to us from, or payments by us to, any such entity, if any, in each case did not exceed 0.6% of such other entity’s 2019 consolidated gross revenues
	Employee (for profit entity)	None	N/A
	Officer/Employee (not-for-profit entity)	∎ Faust	Aggregate 2019 revenues to us from, or payments by us to, any such entity, if any, in each case did not exceed 0.04% of such other entity’s 2019 consolidated gross revenues
Charitable Donations (during 2019) Made in the ordinary course by Goldman Sachs (including our matching gift program), The Goldman Sachs Foundation or the donor advised funds under GS Gives program	Officer/Employee/ Trustee/Board Member (not-for-profit entity)	Generally all independent directors and certain of their family members	Aggregate 2019 donations by us to such organization, if any, in each case did not exceed $125,000 or did not exceed 0.5% of the other organization’s 2019 consolidated gross revenues

Client Relationships (last 3 years)

Director or his or her immediate family member is a client on substantially the same terms as other similarly situated clients (for example, brokerage accounts and investment in funds managed or sponsored by us in those accounts)

N/A

∎   Burns and her family member(s)

∎   Kullman and her family member(s)

∎   Mittal and his family member(s)

∎   Ogunlesi and his family member(s)

∎   Oppenheimer and his family member(s)

∎   Tighe and her family member(s)

∎   Winkelman and his  family member(s)

Aggregate 2019 revenues to us from each of these accounts did not exceed 0.01% of our 2019 consolidated gross revenues

Proxy Statement for the 2020 Annual Meeting of Shareholders | Goldman Sachs B-1

This proxy is printed using vegetable-based inks on chlorine free paper that contains recycled content, is FSC® certified and made with 10% post-consumer waste.

FSC www.fsc.org MIX Paper from responsible sources FSC® C132107

Goldman Sachs THE GOLDMAN SACHS GROUP, INC. 200 WEST STREET NEW YORK, NEW YORK 10282	SCAN TO VIEW MATERIALS & VOTE THE GOLDMAN SACHS GROUP, INC. ANNUAL MEETING FOR HOLDERS AS OF 3/2/20 TO BE HELD ON 4/30/20

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions (i) for shares held through our 401(k) plan, up until 5:00 p.m. Eastern Time on April 27, 2020 and (ii) for all other shares, up until 11:59 p.m. Eastern Time on April 29, 2020. Have your proxy card in hand when you access the web site and follow the instructions to complete an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/GS2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions (i) for shares held through our 401(k) plan, up until 5:00 p.m. Eastern Time on April 27, 2020 and (ii) for all other shares, up until 11:59 p.m. Eastern Time on April 29, 2020. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We recommend you mail your proxy at your earliest convenience and in any event by April 23, 2020 to ensure timely receipt.

If you vote by Internet or by telephone, please do NOT mail back the proxy card below.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D03741-Z76321-Z76320-P32853 KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

        DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE GOLDMAN SACHS GROUP, INC.
Matters to be voted on:

The Board of Directors recommends you vote FOR proposal 1:			For	Against	Abstain
1.	Election of Directors		ê

	1a.	M. Michele Burns	☐	☐	☐

	1b.	Drew G. Faust	☐	☐	☐

	1c.	Mark A. Flaherty	☐	☐	☐

	1d.	Ellen J. Kullman	☐	☐	☐

	1e.	Lakshmi N. Mittal	☐	☐	☐

	1f.	Adebayo O. Ogunlesi	☐	☐	☐

	1g.	Peter Oppenheimer	☐	☐	☐

	1h.	David M. Solomon	☐	☐	☐

	1i.	Jan E. Tighe	☐	☐	☐

	1j.	David A. Viniar	☐	☐	☐

	1k.	Mark O. Winkelman	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:		For	Against	Abstain
ê

2.	Advisory Vote to Approve Executive Compensation (Say on Pay)	☐	☐	☐

3.	Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2020	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposals 4 and 5:		For	Against	Abstain
ê

4.	Shareholder Proposal Regarding Right to Act by Written Consent	☐	☐	☐

5.	Shareholder Proposal Regarding Board Oversight of the “Statement on the Purpose of a Corporation”	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Notice and Proxy Statement, the 2019 Annual Report to Shareholders and the Notice of Settlement of Stockholder Derivative Action are available at: www.proxyvote.com

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

D03742-Z76321-Z76320-P32853

Goldman Sachs	THE GOLDMAN SACHS GROUP, INC. ANNUAL MEETING: APRIL 30, 2020 This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints David M. Solomon and Adebayo O. Ogunlesi, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote for, and on behalf of, the undersigned as designated on the reverse side at the 2020 Annual Meeting of Shareholders to be held on April 30, 2020 and at any adjournment or postponement thereof. Other than with respect to shares held through The Goldman Sachs 401(k) Plan, the undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual Meeting and at any adjournment or postponement thereof. Receipt of the Notice of the 2020 Annual Meeting of Shareholders, the Proxy Statement in connection with such meeting and the 2019 Annual Report to Shareholders is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed by you. If you sign and return (or submit electronically) this proxy but do not give any direction, this proxy will be voted “FOR” Proposals (1), (2) and (3), “AGAINST” Proposals (4) and (5) and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

Unless otherwise specified, in order for your vote to be submitted by proxy, you must (i) properly complete the Internet or telephone voting instructions or (ii) properly complete and return this proxy in order that, in either case, your vote is received no later than 11:59 p.m. Eastern Time on April 29, 2020.

Parties to the Goldman Sachs Shareholders’ Agreement should refer to the e-mail notice that accompanied the proxy card for information regarding the authorization granted by the proxy card.

Special instructions with respect to shares held through The Goldman Sachs 401(k) Plan. This proxy also provides voting instructions for shares held by The Bank of New York Mellon Corporation, Trustee of the Goldman Sachs Stock Fund under The Goldman Sachs 401(k) Plan, and authorizes and directs the Trustee to vote in person or by proxy all shares credited to the undersigned’s account as of the March 2, 2020 record date. You must indicate how the shares allocated to your account are to be voted by the Trustee by Internet or telephone or by completing and returning this form no later than 5:00 p.m. Eastern Time on April 27, 2020. If you (i) sign and return (or submit electronically) this form but do not give any direction or (ii) fail to sign and return (or submit electronically) this form or vote by Internet or telephone, the shares allocated to your account will be voted in the same proportion as the shares held under the Plan for which instructions are received, unless otherwise required by law.

Submitting your proxy via the Internet or by telephone or mail will not affect your right to vote should you decide to attend and vote at the Annual Meeting.